                                                    Filed Pursuant to Rule 424B5
                                                Registration File No: 333-125422

PROSPECTUS SUPPLEMENT DATED JUNE 24, 2005
(TO PROSPECTUS DATED JUNE 24, 2005)

                                  $351,045,000
                                 (APPROXIMATE)

                 HOME EQUITY LOAN-BACKED NOTES, SERIES 2005-1
                      IRWIN HOME EQUITY LOAN TRUST 2005-1
                                    ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR

                       IRWIN UNION BANK AND TRUST COMPANY
                        ORIGINATOR AND MASTER SERVICER
THE TRUST

    o will issue nine classes of offered notes, the variable funding notes and the certificates. Only the nine classes of offered notes are offered by this prospectus supplement and the accompanying prospectus.

    o will make payments on the notes and the certificates primarily from collections on two groups of residential mortgage loans consisting of adjustable-rate home equity lines of credit and adjustable rate home equity lines of credit with high loan-to-value ratios in the first loan group and fixed-rate, closed-end home equity loans, fixed-rate, closed-end home equity loans with high loan-to-value ratios and adjustable-rate first lien mortgage loans with initial interest-only period in the second loan group.

THE OFFERED NOTES

    o will consist of the following nine classes:

            CLASS         BALANCE       DESIGNATIONS     NOTE RATE
         ----------   --------------   --------------   ----------
              I-A     $ 78,860,000         Senior        Variable
            II-A-1    $115,144,000         Senior        Variable
            II-A-2    $ 48,837,000         Senior          Fixed
            II-A-3    $ 45,292,000         Senior          Fixed
              M-1     $ 21,570,000       Subordinate       Fixed
              M-2     $ 18,873,000       Subordinate       Fixed
              B-1     $ 11,684,000       Subordinate       Fixed
              B-2     $  6,291,000       Subordinate     Variable
              B-3     $  4,494,000       Subordinate     Variable

CREDIT ENHANCEMENT FOR THE OFFERED NOTES WILL CONSIST OF:

    o Excess interest, to the extent described in this prospectus supplement;

    o Overcollateralization, to the extent described in this prospectus supplement; and

    o Subordination, except in the case of the class B-3 notes, to the extent described in this prospectus supplement.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE PROSPECTUS.
-------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU
OTHERWISE.

Bear, Stearns & Co. Inc. is the underwriter for the issuance of the offered notes. Delivery of the offered notes is expected to be made in book entry form on or about June 29, 2005. The offered notes will be offered in the United
States and Europe.

                            BEAR, STEARNS & CO. INC.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered notes in two separate documents that provide progressively more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to your series of offered notes; and

          o    this prospectus supplement, which describes the specific terms of your series of offered notes.

IF THE DESCRIPTION OF YOUR OFFERED NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS
FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used both in the prospectus and prospectus supplement are defined under the caption "Glossary of
Terms" beginning on page 131 in the accompanying prospectus and under the caption "Index of Defined Terms" beginning on page S-95 in this prospectus supplement.

For 90 days following the date of this prospectus supplement, all dealers selling offered notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered notes with respect to their unsold allotments or subscriptions. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

The Depositor's principal offices are located at 383 Madison Avenue, New York,
New York 10179, and its phone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

ANNEX I......................................................................A-I

                                   PROSPECTUS

                                       ii

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                                     SUMMARY

The following summary is a general overview of the notes offered hereby and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered notes, you should read carefully this entire document and the accompanying prospectus.

Title of the offered notes....   Home Equity Loan-Backed Notes, Series 2005-1.

Issuer........................   Irwin Home Equity Loan Trust 2005-1.

Depositor.....................   Bear Stearns Asset Backed Securities I LLC.

Originator and master
servicer......................   Irwin Union Bank and Trust Company.

Subservicer...................   Irwin Home Equity Corporation.

Owner trustee.................   Wilmington Trust Company.

Indenture trustee and
administrator.................   U.S. Bank National Association.

Custodian.....................   Wells Fargo Bank, National Association.

Mortgage loans................   A pool of mortgage loans divided into two loan
                                 groups, with an aggregate statistical
                                 calculation date principal balance of
                                 approximately $359,492,394.99. The pool of
                                 mortgage loans will include (1) adjustable-rate
                                 home equity lines of credit with combined
                                 loan-to-value ratios generally up to 100%,
                                 secured by first or second mortgages or deeds
                                 of trust on residential properties, (2)
                                 adjustable-rate home equity lines of credit
                                 with combined loan-to-value ratios generally up
                                 to 125%, secured by second mortgages or deeds
                                 of trust on residential properties, (3)
                                 closed-end, fixed-rate home equity loans with
                                 combined loan-to-value ratios generally up to
                                 100%, secured by first or second mortgages or
                                 deeds of trust on residential properties, (4)
                                 closed-end, fixed-rate home equity loans with
                                 combined loan-to-value ratios generally up to
                                 125% secured by second mortgages or deeds of
                                 trust on residential properties and (5)
                                 adjustable-rate, first lien mortgage loans with
                                 initial interest-only period. We refer to the
                                 mortgage loans described above in clauses (1)
                                 and (2) as loan group I and the mortgage loans
                                 described above in clauses (3), (4) and (5) as
                                 loan group II. The depositor will acquire the
                                 mortgage loans from Irwin Union Bank and Trust
                                 Company on or prior to the closing date. Along
                                 with the mortgage loans to be acquired by the
                                 trust on the closing date, prior to June 25,
                                 2010, the issuer will also purchase from Irwin
                                 Union Bank and Trust Company additional draws
                                 on previously acquired home equity lines of
                                 credit.

Statistical calculation date..   The close of business on April 30, 2005.

Cut-off date..................   The open of business on June 1, 2005.

Closing date..................   On or about June 29, 2005.

Payment dates.................   Beginning in July 2005 on the 25th day of each
                                 month or, if the 25th day is not a business
                                 day, on the next business day.

Form of offered notes.........   Book-entry form, same day funds through DTC,
                                 Clearstream or Euroclear.

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                                       S-1

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                           TERMS OF THE OFFERED NOTES



------------------------------------------------------------------------------------------------------------
                                                         EXPECTED
                                       INITIAL RATING      FINAL     LEGAL FINAL
                        INITIAL NOTE      (MOODY'S/       PAYMENT      PAYMENT
 CLASS     NOTE RATE     BALANCE(1)        FITCH)         DATE(2)        DATE             DESIGNATIONS
------------------------------------------------------------------------------------------------------------

I-A       Variable(3)   $ 78,860,000       Aaa/AAA      10/25/2013    6/25/2025       Senior/Variable Rate
------------------------------------------------------------------------------------------------------------
II-A-1    Variable(4)   $115,144,000       Aaa/AAA       8/25/2007    6/25/2035       Senior/Variable Rate
------------------------------------------------------------------------------------------------------------
II-A-2     Fixed(5)     $ 48,837,000       Aaa/AAA       1/25/2010    6/25/2035        Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------
II-A-3     Fixed(6)     $ 45,292,000       Aaa/AAA      10/25/2013    6/25/2035        Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------
M-1        Fixed(7)     $ 21,570,000       Aa2/AA       10/25/2013    6/25/2035      Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------
M-2        Fixed(8)     $ 18,873,000        A2/A        10/25/2013    6/25/2035      Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------
B-1        Fixed(9)     $ 11,684,000      Baa1/BBB+     10/25/2013    6/25/2035      Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------
B-2      Variable(10)   $  6,291,000      Baa2/BBB      10/25/2013    6/25/2035    Subordinate/Variable Rate
------------------------------------------------------------------------------------------------------------
B-3      Variable(11)   $  4,494,000      Baa3/BBB-     10/25/2013    6/25/2035    Subordinate/Variable Rate
------------------------------------------------------------------------------------------------------------
Total                   $351,045,000
------------------------------------------------------------------------------------------------------------


     (1) Subject to a permitted variance of plus or minus 5%.

     (2) Based on the assumption that the master servicer has exercised its option to repurchase all of the mortgage loans and the other assumptions described herein. Due to losses and prepayments on the mortgage loans, the final payment dates on each class of offered notes may be substantially earlier or later than such dates.

     (3) On any payment date prior to the Step-Up Date, equal to the least of
(i) LIBOR plus 0.22% per annum (or, for any payment on or after the Step-Up
Date, LIBOR plus 0.44% per annum); (ii) (a) the weighted average net mortgage interest rate of the mortgage loans in loan group I as of the first day of the month preceding the month in which such payment date occurs; and (iii) 13.00%
per annum.

     The "Step-Up Date" is the first payment date occurring after the payment date on which the aggregate outstanding principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. The "weighted average net mortgage interest rate" of the mortgage loans is the weighted average interest rate net of the servicing fee rate and the indenture trustee fee rate.

     (4) On any payment date prior to the Step-Up Date, equal to the least of
(i) LIBOR plus 0.14% per annum (or, for any payment on or after the Step-Up
Date, LIBOR plus 0.28% per annum); (ii) (a) the weighted average net mortgage interest rate of the mortgage loans in loan group II as of the first day of the month proceeding the month in which such payment date occurs; and (iii) 13.00%
per annum.

     (5) On any payment date prior to the Step-Up Date, a fixed rate equal to
4.720% per annum (or, for any payment on or after the Step-Up Date, 5.220% per annum), or, if lower, the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs.

     (6) On any payment date prior to the Step-Up Date, a fixed rate equal to
5.320% per annum (or, for any payment on or after the Step-Up Date, 5.820% per annum), or, if lower, the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs.

     (7) On any payment date prior to the Step-Up Date, a fixed rate equal to
5.420% per annum (or, for any payment on or after the Step-Up Date, 5.920% per annum), or, if lower, the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs.

     (8) On any payment date prior to the Step-Up Date, a fixed rate equal to
5.710% per annum (or, for any payment on or after the Step-Up Date, 6.210% per annum), or, if lower, the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs.

     (9) On any payment date prior to the Step-Up Date, a fixed rate equal to
5.910% per annum (or, for any payment on or after the Step-Up Date, 6.410% per annum), or, if lower, the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs.

     (10) On any payment date prior to the Step-Up Date, equal to the least of
(i) LIBOR plus 1.60% per annum (or, for any payment on or after the Step-Up
Date, LIBOR plus 2.40% per annum); (ii) the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs; and (iii) 13.00% per annum.

     (11) On any payment date prior to the Step-Up Date, equal to the least of
(i) LIBOR plus 2.00% per annum (or, for any payment on or after the Step-Up
Date, LIBOR plus 3.00% per annum); (ii) the weighted average net mortgage interest rate of the mortgage loans as of the first day of the month preceding the month in which such payment date occurs; and (iii) 13.00% per annum.

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                                      S-2

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THE NOTES

Group I notes:                   The Class I-A notes and the variable funding
                                 notes.

Group II notes:                  The Class II-A-1 notes, the Class II-A-2 notes
                                 and the Class II-A-3 notes.

Senior notes:                    The Group I notes and the Group II notes.

Subordinate notes:               The Class M-1 notes, the Class M-2 notes, the
                                 Class B-1 notes, the Class B-2 notes and the
                                 Class B-3 notes.

Variable rate notes:             The Class I-A notes, the Class II-A-1 notes,
                                 the Class B-2 notes, the Class B-3 notes and
                                 the variable funding notes.

Fixed rate notes:                The Class II-A-2 notes, the Class II-A-3 notes,
                                 the Class M-1 notes, the Class M-2 notes and
                                 the Class B-1 notes.

Offered notes:                   The senior notes (other than the variable
                                 funding notes) and the subordinate notes.

THE VARIABLE FUNDING NOTES

In addition to the offered notes, the trust will also issue Irwin Home Equity
Loan Trust Variable Funding Notes, Series 2005-1, which will not be offered by this prospectus supplement. The variable funding notes will have a variable funding balance of $0 on the closing date. Any information concerning the variable funding notes included in this prospectus supplement is only included to provide you with a better understanding of the offered notes.

During the managed amortization period, if principal collections on the mortgage loans from loan group I are insufficient to fund all of the additional balances on the home equity lines of credit arising during the related collection period, subject to the restrictions described in this prospectus supplement, the variable funding balance will be increased by the shortfall.

THE CERTIFICATES

The trust will also issue Irwin Home Equity Loan Trust Certificates, Series
2005-1, which will not be offered by this prospectus supplement. Any information concerning the certificates included in this prospectus supplement is only included to provide you with a better understanding of the offered notes. The certificates will be subordinated to the offered notes and the variable funding notes. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

THE TRUST

The depositor will establish Irwin Home Equity Loan Trust 2005-1, a Delaware statutory trust. The trust will be established pursuant to a trust agreement, dated as of June 1, 2005, between the depositor and the owner trustee. The trust will issue the notes pursuant to an indenture dated as of June 29, 2005, between the issuer and the indenture trustee. The assets of the trust will include:

o    the unpaid principal balance of the mortgage loans as of the cut-off date and all payments of principal and interest on the mortgage loans after the cut-off date; and

o    certain additions to the home equity lines of credit as a result of draws or new advances of money made pursuant to the applicable loan agreement after the cut-off date until the end of the managed amortization period.

The unpaid principal balance of a home equity line of credit on any day will be equal to:

o    its cut-off date balance,

o    plus any additional balances relating to that home equity line of credit acquired by the trust before that day,

o    minus all collections credited against the principal balance of that home equity line of credit in accordance with the related loan agreement after the cut-off date.

The principal balance of a liquidated home equity line of credit or a closed-end home equity loan after the final recovery of related liquidation proceeds will be zero.

In addition to the mortgage loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts and collections on the mortgage loans.

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                                      S-3

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Prior to either the Group I notes in the aggregate or the Group II notes in the aggregate being reduced to zero, principal collections on the mortgage loans from a loan group will not be applied to principal payments on the senior notes related to the other loan group. As a result, principal collections on the mortgage loans in loan group I will be applied only to principal payments on the
Group I notes and the subordinate notes, and principal collections on the mortgage loans in loan group II will be applied only to principal payments on the Group II notes and the subordinate notes.

MORTGAGE LOAN GROUPS

The mortgage loans assigned and transferred to the trust and pledged to the indenture trustee as of the closing date will be divided into two loan groups.

The statistical information presented in this prospectus supplement reflects the pool of mortgage loans as of the statistical calculation date.

Prior to the closing date, certain mortgage loans included in the pool of mortgage loans as of the statistical calculation date will be removed from the final pool of mortgage loans as a result of the eligibility criteria and any mortgage loans that prepay in full will be removed. Additional mortgage loans may be added to the final pool of mortgage loans on or prior to the closing date. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final pool of mortgage loans will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.

Loan group I will include mortgage loans which consist of (i) adjustable-rate home equity lines of credit with combined loan-to-value ratios generally up to
100%, secured by first or second mortgages or deeds of trust on residential properties and (ii) adjustable-rate home equity lines of credit with combined loan-to-value ratios generally over 100% and generally up to 125%, secured by second mortgages or deeds of trust on residential properties.

The mortgage loans in loan group I have the following characteristics as of the statistical calculation date:

Total number of mortgage loans                                 1,295
Aggregate principal balance                           $78,860,197.45
Average principal balance                                 $60,895.91
Range of mortgage interest rates                     4.90% to 24.00%
Weighted average mortgage interest rate                      10.384%
Weighted average maximum mortgage interest rates             17.783%
Weighted average minimum mortgage interest rates              7.805%
Weighted average gross margin                                 4.832%
Weighted average original term to maturity                240 months
Range of remaining terms to maturity               127 to 240 months
Weighted average remaining term to maturity               235 months
Weighted average combined loan-to-value ratios               107.64%

Loan group II will include mortgage loans which consist of (i) fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally up to
100%, secured by first or second mortgages or deeds of trust on residential properties, (ii) fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally over 100% and generally up to 125%, secured by second mortgages or deeds of trust on residential properties and (iii)
adjustable-rate first lien mortgage loans with initial interest-only period.

The mortgage loans in loan group II have the following characteristics as of the statistical calculation date:

Total number of mortgage loans                                5,223
Aggregate principal balance                         $280,632,197.54
Average principal balance                                $53,730.08
Range of mortgage interest rates                    4.65% to 18.90%
Weighted average mortgage interest rate                      9.877%
Weighted average original term to maturity               247 months
Range of remaining terms to maturity               17 to 360 months
Weighted average remaining term to maturity              243 months
Weighted average combined loan-to-value ratios              102.69%
Percentage of adjustable rate mortgage loans                  2.43%

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                                       S-4

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See "Description of the Mortgage Loans" in this prospectus supplement.

INTEREST PAYMENTS

Interest payments on each class of the offered notes will be made monthly on each payment date, beginning in July 2005, at the respective note rates described under "--Terms of the Offered Notes" above. Interest on the variable rate notes for each payment date will accrue from the preceding payment date (or in the case of the first payment date, from the closing date) through the day before that payment date, on the basis of the actual number of days in that interest period and a 360 day year. Interest on the fixed rate notes for each payment date will accrue during the calendar month preceding the month in which such payment date occurs, on the basis of a 30 day month and a 360 day year.
Interest on the senior notes will be paid prior to interest on the subordinate notes.

All interest payments on the notes for any payment date will be allocated to the notes based on their respective interest accruals.

The note rate on the variable funding notes for any payment date is expected to equal the note rate on the Class I-A notes for the related interest period.

To the extent the note rate of an offered note is limited by the weighted average net mortgage interest rate of the mortgage loans in the related loan group or groups, these notes may receive interest up to the applicable LIBOR rate or fixed rate, as applicable, as an interest carry-forward amount on subsequent payment dates. Notwithstanding such carry-forward, the interest rate on the variable rate notes is subject to a maximum rate.

PRINCIPAL PAYMENTS

All principal payments from whatever source made to the holders of the senior notes on each payment date will be distributed concurrently to (a) the Group I notes in the aggregate and (b) the Group II notes in the aggregate, in each case in proportion to the percentage of the principal collections (net of principal collections from loan group I used to purchase additional balances for loan group I) derived from the related loan group for that payment date until the principal balances of the Group I notes in the aggregate and the Group II notes in the aggregate have been reduced to zero. After the principal balances of either the Group I notes in the aggregate or the Group II notes in the aggregate are reduced to zero, all principal payments allocated to the senior notes will be distributed to the remaining class or classes of senior notes to the extent necessary to reduce the principal balance of all senior notes to zero.

On each payment date during the managed amortization period, principal collections on the mortgage loans in loan group I may be used to fund additional balances created during the related collection period, which balances will be allocated to loan group I. This will reduce the net principal collections for loan group I as well as the total principal collections. The managed amortization period will be in effect for the period beginning on the closing date and ending on the earlier of June 25, 2010 and the occurrence of an amortization event.

Payments of principal that are allocated to the Group I notes will be paid pro rata based on the outstanding principal balance and the outstanding variable funding balance to the Class I-A notes and the variable funding notes until paid in full. Payments of principal that are allocated to the Group II notes will be paid sequentially to the Class II-A-1 notes until paid in full, to the Class
II-A-2 notes until paid in full and then to the Class II-A-3 notes until paid in full. The rights of the senior notes to receive principal payments will be senior to the right of the subordinate notes.

Because principal payments on the senior notes in respect of liquidation loss amounts and overcollateralization increase amounts will be allocated between the
Group I notes and the Group II notes in proportion to the principal collections
(net of principal collections from loan group I used to purchase additional balances for loan group I) for the related loan group and not in proportion to the amount of liquidation loss amounts on mortgage loans in the related loan group or the overcollateralization increase amount derived from that loan group, excess interest collections from one loan group may be applied on any payment date to make principal payments to the notes corresponding to the other loan group.

In no event will principal payments on a class of offered notes on any payment date exceed the related principal balance (or the variable funding balance in the case of the variable funding notes) on that payment date.

For at least 36 months after the closing date, all principal payments will be distributed to the senior notes and no principal payments will be distributed to

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                                       S-5

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the subordinate notes, unless the principal balances of all of the senior notes have been reduced to zero. In addition, if on any payment date certain loss or delinquency tests are not satisfied, amounts otherwise payable to the subordinate notes with respect to principal will be paid to the senior notes, and the subordinate notes will receive no distributions of principal on that payment date unless the principal balances of all of the senior notes have been reduced to zero.

On the related legal final payment date, principal will be due and payable on the applicable offered notes in an amount equal to the related principal balance
(or the variable funding balance in the case of variable funding notes)
remaining outstanding on that payment date.

The payment of principal to the subordinate notes after the step-down date is subject to the following loss and delinquency tests:

o    satisfaction of a cumulative liquidation loss amount test such that the fraction (expressed as a percentage) of cumulative liquidation loss amounts as of the respective payment date divided by the initial aggregate principal balance of the mortgage loans is less than or equal to the percentage set forth below for the related collection period specified below:

COLLECTION   CUMULATIVE LIQUIDATION
  PERIOD     LOSS AMOUNT PERCENTAGE
----------   ----------------------
36 - 48             8.75%
49 - 60            11.25%
61 - 72            12.50%
73+                13.25%; and

o    satisfaction of a delinquency test such that the three-month rolling average of the aggregate principal balance of the mortgage loans that are
     60 days or more delinquent (including all mortgage loans that are in foreclosure and mortgage loans for which the related mortgaged property constitutes REO property, but excluding liquidated mortgage loans) in the payment of principal and interest divided by the aggregate principal balance of all of the mortgage loans is less than 18.40% of the senior enhancement percentage, which percentage for each payment date is the percentage equivalent of a fraction, the numerator of which is (x) the principal balance of the mortgage loans minus the aggregate principal balance of the senior notes, and the denominator of which is (y) the principal balance of the mortgage loans.

We refer you to "Description of the Securities--Priority of Distributions" in
this prospectus supplement for a description of the allocation of principal payments on the offered notes.

PRIORITY OF PAYMENTS ON THE NOTES

Payments of principal and interest on the mortgage loans will be collected each month. After retaining its master servicing fee and any other fees together with any amounts that reimburse the master servicer or the subservicer for reimbursable expenses, the master servicer will forward all collections on such mortgage loans to the indenture trustee and on each payment date, these amounts will be allocated as follows:

o    first, to pay prepayment charges which have been collected to the holders of the certificates (which initially will be the originator or one of its affiliates);

o    second, to pay the indenture trustee the trustee fee and any other reimbursable expenses;

o    third, to pay accrued and unpaid interest due on the principal balance of the notes at their respective note rates as follows:

          (i)  to the senior notes on a pro rata basis in accordance with the amount of accrued interest due thereon;

          (ii) to the Class M-1 notes;

          (iii) to the Class M-2 notes;

          (iv) to the Class B-1 notes;

          (v)  to the Class B-2 notes; and

          (vi) to the Class B-3 notes.

o    fourth, to pay as principal on each class of notes until the related principal balance thereof has been reduced to zero, an amount equal to principal collections on the

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                                       S-6

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     mortgage loans, minus any principal collections used to purchase additional balances and any overcollateralization release amount as follows:

          (i) to the senior notes, in the manner described above under
          "--Principal Payments," the senior principal distribution amount;

          (ii) to the Class M-1 notes, the Class M-1 principal distribution amount;

          (iii) to the Class M-2 notes, the Class M-2 principal distribution amount;

          (iv) to the Class B-1 notes, the Class B-1 principal distribution amount;

          (v) to the Class B-2 notes, the Class B-2 principal distribution amount; and

          (vi) to the Class B-3 notes, the Class B-3 principal distribution amount;

o    fifth, to pay to the senior notes, in the manner described above under
     "--Principal Payments," until the aggregate principal balance of the senior notes has been reduced to its required principal balance, an amount equal to the liquidation loss distribution amount on the mortgage loans for such payment date;

o    sixth, to pay to the Class M-1 notes, until the principal balance of the
     Class M-1 notes has been reduced to its required principal balance, an amount equal to the liquidation loss distribution amount on the mortgage loans for such payment date, to the extent not paid to the holders of the senior notes under clause fifth above;

o    seventh, to pay to the Class M-2 notes, until the principal balance of the
     Class M-2 notes has been reduced to its required principal balance, an amount equal to the liquidation loss distribution amount on the mortgage loans for such payment date, to the extent not paid to the holders of the senior notes or the Class M-1 notes under clauses fifth and sixth above, respectively;

o    eighth, to pay to the Class B-1 notes, until the principal balance of the
     Class B-1 notes has been reduced to its required principal balance, an amount equal to the liquidation loss distribution amount on the mortgage loans for such payment date, to the extent not paid to the holders of the senior notes, the Class M-1 notes or the Class M-2 notes under clauses fifth, sixth and seventh above, respectively;

o    ninth, to pay to the Class B-2 notes, until the principal balance of the
     Class B-2 notes has been reduced to its required principal balance, an amount equal to the liquidation loss distribution amount on the mortgage loans for such payment date, to the extent not paid to the holders of the senior notes, the Class M-1 notes, the Class M-2 notes or the Class B-1 notes under clauses fifth, sixth, seventh and eighth above, respectively;

o    tenth, to pay to the Class B-3 notes, until the principal balance of the
     Class B-3 notes has been reduced to its required principal balance, an amount equal to the liquidation loss distribution amount on the mortgage loans for such payment date, to the extent not paid to the holders of the senior notes, the Class M-1 notes, the Class M-2 notes, the Class B-1 notes or the Class B-2 notes under clauses fifth, sixth, seventh, eighth and ninth above, respectively;

o    eleventh, to pay to the senior notes, in the manner described above under
     "--Principal Payments," the amount, if any, necessary to increase the amount of overcollateralization for the senior notes to the required overcollateralization level, to reduce the aggregate principal balance of the senior notes to its required principal balance;

o    twelfth, to pay to the Class M-1 notes, the amount, if any, necessary to increase the amount of overcollateralization to the required overcollateralization level, to the extent not previously distributed to the senior notes pursuant to clause eleventh above, to reduce the principal balance of the Class M-1 notes to its required principal balance;

o    thirteenth, to pay to the Class M-2 notes, the amount, if any, necessary to increase the amount of overcollateralization to the required overcollateralization level, to the

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                                      S-7

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     extent not previously distributed to the senior notes pursuant to clause eleventh above or the Class M-1 notes pursuant to clause twelfth above, to reduce the principal balance of the Class M-2 notes to its required principal balance;

o    fourteenth, to pay to the Class B-1 notes, the amount, if any, necessary to increase the amount of overcollateralization to the required overcollateralization level, to the extent not previously distributed to the senior notes pursuant to clause eleventh above, the Class M-1 notes pursuant to clause twelfth above, the Class M-2 Notes pursuant to clause thirteenth above, to reduce the principal balance of the Class B-1 notes to its required principal balance;

o    fifteenth, to pay to the Class B-2 notes, the amount, if any, necessary to increase the amount of overcollateralization to the required overcollateralization level, to the extent not previously distributed to the senior notes pursuant to clause eleventh above, the Class M-1 notes pursuant to clause twelfth above, the Class M-2 notes pursuant to clause thirteenth above, the Class B-1 notes pursuant to clause fourteenth above, to reduce the principal balance of the Class B-2 notes to its required principal balance;

o    sixteenth, to pay to the Class B-3 notes, the amount, if any, necessary to increase the amount of overcollateralization to the required overcollateralization level, to the extent not previously distributed to the senior notes pursuant to clause eleventh above, the Class M-1 notes pursuant to clause twelfth above, the Class M-2 notes pursuant to clause thirteenth above, the Class B-1 notes pursuant to clause fourteenth above, the Class B-2 notes pursuant to clause fifteenth above, to reduce the principal balance of the Class B-3 notes to its required principal balance;

o    seventeenth, to pay the indenture trustee, the owner trustee, the master servicer and the administrator, pro rata, any unpaid expenses and other reimbursable amounts owed to the indenture trustee, the owner trustee, the master servicer and the administrator;

o    eighteenth, to pay the holders of the senior notes pro rata any unpaid interest carry-forward amount, together with interest thereon;

o    nineteenth, to pay the holders of the Class M-1 notes any unpaid interest carry-forward amount, together with interest thereon;

o    twentieth, to pay the holders of the Class M-2 notes any unpaid interest carry-forward amount, together with interest thereon;

o    twenty-first, to pay the holders of the Class B-1 notes any unpaid interest carry-forward amount, together with interest thereon;

o    twenty-second, to pay the holders of the Class B-2 notes any unpaid interest carry-forward amount, together with interest thereon;

o    twenty-third, to pay the holders of the Class B-3 notes any unpaid interest carry-forward amount, together with interest thereon;

o    twenty-fourth, to pay the holders of the Class M-1 notes, the amount, if any, by which the principal balance of the Class M-1 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

o    twenty-five, to pay the holders of the Class M-2 notes, the amount, if any, by which the principal balance of the Class M-2 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

o    twenty-sixth, to pay the holders of the Class B-1 notes, the amount, if any, by which the principal balance of the Class B-1 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

o    twenty-seventh, to pay the holders of the Class B-2 notes, the amount, if any, by which the principal balance of the Class B-2 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

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                                      S-8

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o    twenty-eighth, to pay the holders of the Class B-3 notes, the amount, if any, by which the principal balance of the Class B-3 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon; and

o    twenty-ninth, any remaining amounts to the holders of the certificates in the amounts and priorities set forth in the indenture.

Principal payments on the offered notes will be made in the amounts and in the manner described under "Description of the Securities--Priority of
Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the offered notes and the variable funding notes consists of:

EXCESS SPREAD. The weighted average mortgage loan rate is generally expected to be higher than the sum of (a) the master servicing fee rate and the indenture trustee fee rate and (b) the weighted average note rate. On each payment date, excess spread generated during the related collection period will be available to cover losses and build overcollateralization.

OVERCOLLATERALIZATION. On the closing date, there will be overcollateralization of approximately $8,447,000. Excess interest on the mortgage loans that is not needed to cover losses on the mortgage loans and that is available to be paid on that payment date following the payment described in clause tenth above under
"--Priority of Payments on the Notes" will be used to make additional principal payments on the notes, until the aggregate principal balance of the mortgage loans exceeds the aggregate principal balance of the offered notes and the variable funding balance of the variable funding notes by a specified amount.
This excess will represent overcollateralization, which will absorb losses on the mortgage loans, to the extent of the overcollateralization, if the losses are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will be paid to the offered notes as principal, until the required level of overcollateralization for the notes is reached again.

SUBORDINATION. To the extent no overcollateralization exists, losses on the mortgage loans during the related collection period in excess of amounts available to be paid on that payment date pursuant to clauses fifth through tenth above under "--Priority of Payments on the Notes" will be allocated in full to the first class of notes listed below with a principal balance greater than zero:

     o    Class B-3 notes;

     o    Class B-2 notes;

     o    Class B-1 notes;

     o    Class M-2 notes; and

     o    Class M-1 notes.

When this occurs, the principal balance of the class of subordinate notes to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the subordinate notes remain outstanding, losses will be allocated pro rata among the variable funding notes and the senior notes (other than the variable funding notes) according to their remaining principal balances.

OPTIONAL REDEMPTION

The master servicer may, at its option, repurchase all, but not less than all, of the mortgage loans on any payment date on which the aggregate outstanding principal balance of the mortgage loans (after applying payments received in the related collection period) is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

The purchase price for the mortgage loans will equal the lesser of (a) the outstanding principal balance of the mortgage loans and (b) the fair market value of the mortgage loans. Notwithstanding the foregoing, the optional repurchase of the mortgage loans by the master servicer may occur only if the purchase price for the mortgage loans equals or exceeds the sum of all accrued and unpaid interest (including interest carry-forward amounts), the outstanding principal balance of the notes and any amounts owing to the indenture trustee.

An exercise of the optional redemption will cause the aggregate outstanding principal balance of the offered notes to be paid in full sooner than it otherwise would have been paid.

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                                      S-9

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See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination" in the accompanying prospectus.

OPTIONAL PURCHASE

The originator will have the option to purchase, at any time, in the aggregate five (5) mortgage loans in each loan group at a purchase price equal to the outstanding principal balance of the mortgage loans purchased plus accrued interest. An exercise of this optional purchase will cause a prepayment of principal on the related offered notes.

See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

LEGAL INVESTMENT

The offered notes will not be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered notes constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered notes by regulated institutions.

RATINGS

When issued, the offered notes will receive the ratings indicated in the table under "--Terms of the Offered Notes" above. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or the likelihood of the payment of any interest carry-forward amounts. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered notes.

See "Ratings" in this prospectus supplement.

ERISA CONSIDERATIONS

Subject to important considerations, the depositor expects that the offered notes may be purchased by persons investing assets of employee benefit plans or other individual retirement arrangements. Fiduciaries of such plans or other arrangements should consult with their legal advisors before investing in the offered notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the offered notes, will be treated as debt. The trust itself will not be subject to tax.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and
"Material Federal Income Tax Considerations" in the accompanying prospectus.

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                                      S-10

                                  RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase an offered note.

UNPREDICTABILITY OF
PREPAYMENTS AND ITS EFFECT
ON YIELDS                        As of the statistical calculation date,
                                 approximately 7.51% by outstanding principal
                                 balance of mortgage loans in loan group I and
                                 16.83% by outstanding principal balance of
                                 mortgage loans in loan group II provide that
                                 the related mortgagors may, without charge,
                                 prepay their mortgage loans in whole or in part
                                 at any time. With respect to each mortgage loan
                                 in the pool of mortgage loans that has a
                                 prepayment charge feature, the master
                                 servicer's and the subservicer's business
                                 practices are to enforce the prepayment charge
                                 features, subject to waiver at their option for
                                 reasonable and prudent business purposes,
                                 including upon refinancing a mortgage loan. A
                                 mortgagor with a home equity line of credit may
                                 opt to pay the principal balance of his line
                                 down to zero but keep the line of credit open
                                 without incurring a prepayment charge. We
                                 cannot predict the rate at which borrowers will
                                 repay their mortgage loans. Further, the rate
                                 of repayment on the revolving home equity lines
                                 of credit is likely to differ from that on the
                                 closed end home equity loans due to the
                                 revolving nature of the lines of credit and to
                                 the fact that borrowers are more likely to view
                                 revolving home equity lines of credit as
                                 temporary or short-term financing. Those
                                 mortgage loans also may exhibit more
                                 seasonality in the repayment experience.
                                 Further, the revolving credit loans such as the
                                 home equity lines of credit have been
                                 originated in significant volume only during
                                 the past few years, and neither the master
                                 servicer nor the subservicer is aware of any
                                 publicly available studies or statistics on the
                                 rate of prepayment thereof.

                                 A prepayment of a mortgage loan in loan group I
                                 generally will result in increased principal
                                 payments on the Group I notes and may result in
                                 increased principal payments on the subordinate
                                 notes. A prepayment of a mortgage loan in loan
                                 group II generally will result in an increased
                                 principal payment on the Group II notes and may
                                 result in increased principal payments on the
                                 subordinate notes.

                                 o    If you purchase your offered notes at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may
                                      be lower than you anticipate.

                                 o    If you purchase your offered notes at a
                                      premium and principal is repaid faster
                                      than you anticipate, then your yield may
                                      be lower than you anticipate.

                                 o    The rate of prepayments on the mortgage
                                      loans will be sensitive to prevailing
                                      interest rates. Generally, if prevailing
                                      interest rates decline significantly below
                                      the interest rates on the mortgage loans,
                                      those mortgage loans are more likely to
                                      prepay than if prevailing rates remain at
                                      or rise above the interest rates on such
                                      mortgage loans. Conversely, if prevailing
                                      interest rates rise significantly, the
                                      prepayments on the mortgage loans are
                                      likely to decrease.

                                 o    If the rate of default and the amount of
                                      losses on the mortgage loans related to
                                      your offered notes is higher than you
                                      expect, then your yield may be lower than
                                      you expect or you may suffer a loss.

                                      S-11

THE MORTGAGE POOL INCLUDES
INTEREST-ONLY MORTGAGE
LOANS, WHICH MAY HAVE AN
INCREASED RISK OF LOSS           Approximately 2.43% of the loan group II
                                 mortgage loans by aggregate principal balance
                                 as of the statistical calculation date do not
                                 provide for any required payments of principal
                                 during the first five years of their terms.
                                 These mortgage loans may involve a greater
                                 degree of risk because, if the related
                                 mortgagor defaults, the outstanding principal
                                 balance of that mortgage loan will be higher
                                 than for a mortgage loan that does not have an
                                 interest-only period.

RISK OF INTEREST RATE CAPS
REDUCING THE NOTE RATES          The note rate on the Class I-A notes, the Class
                                 II-A-I notes, the Class B-2 notes and the Class
                                 B-3 notes will be a floating rate equal to the
                                 least of (i) one-month LIBOR plus a fixed
                                 margin; (ii) the weighted average net mortgage
                                 interest rate of the related group of mortgage
                                 loans, or all of the mortgage loans, as
                                 applicable; and (iii) 13.00% per annum. The
                                 note rate on the Class II-A-2 notes, the Class
                                 II-A-3 notes, the Class M-1 notes, the Class
                                 M-2 notes and the Class B-1 notes will be a
                                 fixed rate equal to the lesser of (i) the
                                 applicable fixed rate and (ii) the weighted
                                 average net mortgage interest rate of the
                                 related group of mortgage loans, or all of the
                                 mortgage loans, as applicable. All of the
                                 mortgage loans in loan group I have mortgage
                                 interest rates that are based on the highest
                                 prime rate as published in the "Money Rates"
                                 section of The Wall Street Journal plus a
                                 specified margin. As a result, it is possible
                                 that mortgage interest rates on the
                                 adjustable-rate mortgage loans may decline
                                 while one-month LIBOR is stable or rising. It
                                 is also possible that mortgage interest rates
                                 on the adjustable-rate mortgage loans and
                                 one-month LIBOR may decline or increase during
                                 the same period, but that one-month LIBOR may
                                 decline more slowly or increase more rapidly.
                                 Furthermore, substantially all of the
                                 adjustable-rate mortgage loans have minimum and
                                 maximum limitations on adjustments to the
                                 related mortgage interest rate and the mortgage
                                 rates on the fixed-rate mortgage loans will not
                                 adjust. The interest only loans have an initial
                                 period of five years during which the mortgage
                                 interest rate does not adjust. Based on the
                                 payments on the mortgage loans there may be
                                 more fixed rate mortgage loans remaining in a
                                 rising interest rate environment later than
                                 expected backing the variable rate subordinate
                                 notes. As a result of these factors and the
                                 foregoing limitations on the note rate for the
                                 notes, holders of the notes could receive
                                 interest at a rate less than one-month LIBOR
                                 plus the specified fixed margin or at the
                                 applicable fixed rate, as applicable. If the
                                 note rate on any class of the notes is affected
                                 by these limitations, the difference will be
                                 paid to you on future payment dates only if
                                 there is enough cash flow generated from excess
                                 interest on the mortgage loans pursuant to the
                                 priorities set forth in this prospectus
                                 supplement.

                                 In addition, the weighted average mortgage
                                 interest rate of the mortgage loans will
                                 change, and may decrease, over time due to
                                 scheduled amortization of the mortgage loans
                                 and prepayments of the mortgage loans. There
                                 can be no assurance that the weighted average
                                 mortgage interest rate will not decrease after
                                 the closing date.

NO ADVANCING OF DELINQUENT
OR DEFAULTED SCHEDULED
MONTHLY PAYMENTS OF
PRINCIPAL AND INTEREST           The master servicer is not obligated to, and is
                                 not expected to, advance scheduled monthly
                                 payments of principal and interest on mortgage
                                 loans that are delinquent or in default. As a
                                 result, a regular stream of payments will not
                                 be received from mortgage loans that become
                                 delinquent or go into default. The rate of
                                 delinquency

                                      S-12

                                 and default of second or more junior lien
                                 mortgage loans may be greater than that of
                                 mortgage loans secured by first liens on
                                 comparable properties.

LIMITED HISTORY                  The subservicer of the mortgage loans, Irwin
                                 Home Equity Corporation, was incorporated in
                                 September 1994. Because the home equity loan
                                 program through which Irwin Union Bank and
                                 Trust Company originates mortgage loans began
                                 in January 1995 and the correspondent loan
                                 program began in February 2000, and the
                                 originator and the subservicer have developed
                                 significant unique origination procedures for
                                 mortgage loans, including some of the mortgage
                                 loans transferred to the trust, they do not
                                 have historical delinquency, bankruptcy,
                                 foreclosure or default information prior to
                                 such time that would be helpful to you in
                                 trying to estimate the future delinquency and
                                 loss experience of such loans.

UNDERWRITING STANDARDS           The originator originates home equity loans and
                                 home equity lines of credit for a target market
                                 of creditworthy and active borrowers. These
                                 products are offered pursuant to programs
                                 developed by the originator and the
                                 subservicer. Borrowers are solicited by mail,
                                 loan brokers and the internet. A portion of the
                                 mortgage loans being sold to the trust were
                                 originated by correspondent lenders. In
                                 addition, because the original combined
                                 loan-to-value ratio of the mortgage loans may
                                 be high relative to that of other similar
                                 mortgage loans, recoveries on defaulted
                                 mortgage loans may be lower than the level of
                                 recoveries experienced by such other defaulted
                                 mortgage loans. There can be no assurance as to
                                 the level of delinquencies and defaults that
                                 may be experienced by the mortgage loans. If
                                 the level of delinquencies and/or defaults is
                                 higher than you expect, you may suffer a loss.

                                 Under the home equity program of the originator
                                 and the subservicer relating to the home equity
                                 lines of credit, mortgagors are generally
                                 qualified based on an assumed payment that
                                 reflects a mortgage interest rate significantly
                                 lower than the related maximum mortgage
                                 interest rate. The repayment of any home equity
                                 line of credit may thus be dependent on the
                                 ability of the related mortgagor to make larger
                                 payments following the adjustment of the
                                 mortgage interest rate thereof during the life
                                 of such home equity line of credit or following
                                 the commencement of the amortization period.

HOME EQUITY LINES OF CREDIT
HAVE INTEREST-ONLY FEATURE
DURING THE DRAW PERIOD           In general, the home equity lines of credit may
                                 be drawn upon during the related draw period.
                                 During the draw period, the mortgagor will be
                                 obligated to make minimum monthly payments on
                                 the home equity line of credit, which minimum
                                 payment amounts will generally be equal to the
                                 finance charge for the related billing cycle
                                 plus any applicable fees. The minimum payment
                                 due during the repayment period will be an
                                 amount necessary to amortize the balance due,
                                 plus interest and fees. Scheduled principal
                                 amortization (but not necessarily principal
                                 from other sources, including prepayments) may
                                 be de minimis during the related draw periods
                                 such that little, if any, principal payments
                                 based on scheduled principal amortization may
                                 be paid to the noteholders during such draw
                                 periods. Substantially all of the home equity
                                 lines of credit have a 10-year draw period and
                                 all are still in their draw period. Collections
                                 on the home equity lines of credit may also
                                 vary due to seasonal purchasing and payment
                                 habits of the related mortgagors.

                                      S-13

LOSS MITIGATION MAY
INCREASE YOUR RISK               The subservicer may use a wide variety of
                                 practices to limit losses on defaulted mortgage
                                 loans, including writing off part of the debt,
                                 reducing future payments, and deferring the
                                 collection of past due payments. The use of
                                 these practices may result in recognition of
                                 losses.

GEOGRAPHIC CONCENTRATION         When measured by aggregate principal balance of
                                 the related loan group as of the statistical
                                 calculation date, mortgaged properties located
                                 in the following states secure the approximate
                                 percentages (in excess of 5%) of mortgage loans
                                 in each of the indicated loan groups:

                                                                Loan      Loan
                                 State                        Group I   Group II
                                 -----                        -------   --------
                                 California                    21.13%    10.36%
                                 Colorado                       9.73%     5.32%
                                 Florida                        8.60%     7.93%
                                 Arizona                        7.17%     5.20%
                                 Washington                     6.55%     *
                                 Michigan                       5.38%     6.38%
                                 Ohio                           *         6.42%
                                 Pennsylvania                   *         7.93%
                                 Virginia                       *         5.28%

                                 * indicates a number less than 5.00%

                                 This geographic concentration might magnify the
                                 effect of adverse economic conditions or of
                                 special hazards in these areas and therefore
                                 might increase the rate of delinquencies,
                                 defaults and losses on the mortgage loans more
                                 than would be the case if the mortgaged
                                 properties were more geographically
                                 diversified. Further, mortgage loans in the
                                 State of California are subject to "one action"
                                 and "anti-deficiency" laws which generally
                                 means that in the event of default on mortgage
                                 loans in that state, the lender, in this case
                                 the master servicer, on behalf of the indenture
                                 trustee, must elect either (i) to seek a
                                 judicial foreclosure of the related mortgaged
                                 property and, in the event the loan balance
                                 exceeds the sales price at the foreclosure
                                 sale, seek a deficiency judgment against the
                                 borrower or (ii) to seek a non-judicial
                                 foreclosure, in which case any such deficiency
                                 would be waived. Accordingly, the actual rates
                                 of delinquencies and losses on the mortgage
                                 loans could be higher than those experienced if
                                 there were no geographical concentrations.

HIGH COMBINED LOAN-TO-
VALUE RATIOS                     As of the statistical calculation date,
                                 approximately 61.73% by outstanding principal
                                 balance of the mortgage loans in loan group I
                                 and approximately 61.02% by outstanding
                                 principal balance of the mortgage loans in loan
                                 group II had combined loan-to-value ratios at
                                 origination in excess of 100%. Based on the
                                 appraised value, stated value or purchase price
                                 of the related mortgaged property at the time
                                 of origination of a mortgage loan with a
                                 combined loan-to-value ratio at origination
                                 greater than 100%, the value or price of the
                                 related mortgaged property was less than the
                                 sum of the principal balance of the mortgage
                                 loan and the principal balance of any related
                                 senior mortgage(s). Mortgage loans with high
                                 combined loan-to-value ratios, in particular
                                 those mortgage loans with original combined
                                 loan-to-value ratios in excess of 100%, will be
                                 more sensitive to declines in property values
                                 than those loans with lower combined
                                 loan-to-value ratios and may present a greater
                                 risk of loss upon liquidation. If losses exceed
                                 the then-available credit enhancement, you may
                                 incur a loss.

                                      S-14

AMOUNT OF BORROWER'S EQUITY      As of the statistical calculation date,
                                 approximately 82.04% by outstanding principal
                                 balance of the mortgage loans had combined
                                 loan-to-value ratios at origination that were
                                 greater than 80%. The value of the mortgaged
                                 properties may have declined since those
                                 mortgage loans were originated or the borrowers
                                 may have obtained additional financing on the
                                 properties. If a borrower on one of those
                                 mortgage loans defaults, there may not be
                                 enough value in the property to repay the
                                 mortgage loan and the trust may suffer a loss.
                                 If losses exceed the then available credit
                                 enhancement, you may incur a loss.

SEASONING OF MORTGAGE LOANS      Defaults on mortgage loans tend to occur at
                                 higher rates during the early years of the
                                 mortgage loans. Most of the mortgage loans were
                                 originated within twelve months prior to the
                                 sale to the trust. As a result, the trust may
                                 experience higher rates of default than if the
                                 mortgage loans had been outstanding for a
                                 longer period of time. If defaults exceed the
                                 then-available credit enhancement, you may
                                 incur a loss.

SUBORDINATE LOANS                Substantially all of the mortgage loans
                                 evidence a lien that is subordinate to the
                                 rights of the mortgagee under a senior mortgage
                                 or mortgages. The proceeds from any
                                 liquidation, insurance or condemnation
                                 proceedings will be available to satisfy the
                                 outstanding principal balance of such junior
                                 loans only to the extent that the claims of
                                 such senior mortgages have been satisfied in
                                 full, including any foreclosure costs. In
                                 circumstances where the master servicer
                                 determines that it would be uneconomical to
                                 foreclose on the related mortgaged property,
                                 the master servicer may write off the entire
                                 outstanding principal balance of the related
                                 mortgage loan as bad debt. Moreover, after a
                                 mortgage loan in the trust has been delinquent
                                 for 180 days, the master servicer will be
                                 required to treat that mortgage loan as a
                                 liquidated loan. The foregoing considerations
                                 will be particularly applicable to junior loans
                                 that have high combined loan-to-value ratios
                                 because in such cases, the master servicer is
                                 more likely to determine that foreclosure would
                                 be uneconomical. You should consider the risk
                                 that to the extent losses on mortgage loans are
                                 not covered by available credit enhancement,
                                 you may incur a loss.

POTENTIAL INADEQUACY OF CREDIT
ENHANCEMENT                      The mortgage loans are expected to generate
                                 more interest than is needed to pay interest on
                                 the notes because the weighted average net
                                 interest rate on the mortgage loans is expected
                                 to be higher than the weighted average interest
                                 rate on the notes. If the mortgage loans
                                 generate more interest than is needed to pay
                                 interest on the notes and certain fees and
                                 expenses of the trust, the remaining interest
                                 will be used to compensate for losses. After
                                 these financial obligations of the trust have
                                 been satisfied, any remaining excess interest
                                 will be used to create and maintain
                                 overcollateralization until the
                                 overcollateralization target has been met. We
                                 cannot assure you, however, that enough excess
                                 interest will be generated to compensate for
                                 losses on those mortgage loans or to maintain
                                 the required level of overcollateralization.

                                 The excess interest available on any payment
                                 date will be affected by the actual amount of
                                 interest received, collected or recovered in
                                 respect of the mortgage loans during the
                                 preceding month. Such amount will be influenced
                                 by changes in the weighted average of the
                                 mortgage interest rates resulting from
                                 prepayments and liquidations of the mortgage
                                 loans.

                                 If the protection afforded to the offered notes
                                 by excess spread and over-collateralization
                                 and, except in the case of the Class B-3 notes,
                                 subordination, is

                                      S-15

                                 insufficient, then the holders of the offered
                                 notes could experience a loss on their
                                 investment.

THE PRIORITY OF PAYMENTS AND
THE ALLOCATION OF LOSSES ON
THE MORTGAGE LOANS MAY AFFECT
THE YIELD TO MATURITY ON THE
SUBORDINATE NOTES                Because the Class B-3 notes have a lower
                                 payment priority than the Class B-2 notes, the
                                 Class B-2 notes have a lower payment priority
                                 than the Class B-1 notes, the Class B-1 notes
                                 have a lower priority than the Class M-2 notes,
                                 the Class M-2 notes have a lower priority than
                                 the Class M-1 notes and the Class M-1 notes
                                 have a lower priority than the senior notes,
                                 the yield to maturity on the Class M-1 notes,
                                 the Class M-2 notes, the Class B-1 notes, the
                                 Class B-2 notes, and to a greater extent, the
                                 Class B-3 notes, will be more sensitive than
                                 the senior notes to delinquencies and losses on
                                 the mortgage loans.

                                 Because losses on the mortgage loans to the
                                 extent not covered by overcollateralization and
                                 excess spread at that time, will be allocated
                                 to the subordinate notes in inverse order of
                                 their payment priority, the Class M-2 notes and
                                 Class M-1 notes will be sensitive, and the
                                 Class B-3 notes, the Class B-2 notes and Class
                                 B-1 notes will be very sensitive, to the rate
                                 of losses on the mortgage loans. Any allocation
                                 of a loss to a class of subordinate notes will
                                 reduce, to the extent not reimbursed from
                                 future excess spread, the amount of interest
                                 and principal the applicable class of
                                 subordinate notes will receive. As a result,
                                 you may suffer a loss.

                                 In addition, the subordinate notes will not be
                                 entitled to receive any distributions of
                                 principal for at least 36 months after the
                                 closing date or if delinquencies or losses on
                                 the mortgage loans exceed the levels specified
                                 in this prospectus supplement, in each case,
                                 unless the principal balances of the senior
                                 notes have been reduced to zero.

ORIGINATION DISCLOSURE
PRACTICES FOR THE MORTGAGE
LOANS COULD CREATE LIABILITIES
THAT MAY AFFECT YOUR NOTES       The originator believes that none of the
                                 mortgage loans in loan group I and not more
                                 than 2% of the mortgage loans in loan group II
                                 as of the statistical calculation date may be
                                 subject to the Home Ownership and Equity
                                 Protection Act of 1994. Similar state and local
                                 laws may also apply to the mortgage loans.
                                 These provisions impose additional disclosure
                                 and other requirements on creditors with
                                 respect to these high cost loans. These
                                 provisions can impose specified statutory
                                 liabilities upon creditors who fail to comply
                                 with their provisions and may affect the
                                 enforceability of the related high cost loans.
                                 In addition, purchasers or assignees of these
                                 high cost loans, including the trust, could be
                                 exposed to all claims and defenses that the
                                 mortgagors could assert against the originators
                                 of the high cost loans. Remedies available to a
                                 mortgagor include monetary penalties, as well
                                 as rescission rights if the appropriate
                                 disclosures were not given as required.

                                 Violations of certain provisions of these
                                 federal laws may limit the ability of the
                                 master servicer to collect all or part of the
                                 principal of or interest on the mortgage loans
                                 and in addition, could subject the trust to
                                 damages and administrative enforcement.

                                      S-16

THE TRUST MAY EXPERIENCE
LOSSES AS A RESULT OF LAWSUITS
UNDER STATE AND FEDERAL LAW      Applicable federal and state laws generally
                                 regulate interest rates and other charges,
                                 require certain disclosure, and, in some
                                 instances, require licensing of loan
                                 originators. In addition, other federal and
                                 state laws, public policy and general
                                 principles of equity relating to the protection
                                 of consumers, unfair and deceptive practices
                                 and debt collection practices may apply to the
                                 origination, servicing and collection of the
                                 mortgage loans.

                                 Numerous class action lawsuits have been filed
                                 in multiple states by borrowers of subordinate
                                 lien residential mortgage loans. These loans
                                 generally have high loan to value ratios and
                                 may include high cost loans. The suits, which
                                 allege violations of federal and state consumer
                                 protection laws and state usury and licensing
                                 laws, seek damages, rescission and other
                                 relief. In addition to naming the originators
                                 of loans, the suits have named current and
                                 former holders of interests in the loans,
                                 including securitization vehicles. Although no
                                 trust sponsored by the depositor has been named
                                 in such a class action lawsuit, there can be no
                                 assurance that this will continue to be the
                                 case. If the trust were to be named as a
                                 defendant in a class action lawsuit, the costs
                                 of defending or settling that lawsuit or a
                                 judgment could reduce the amount available for
                                 distribution to the noteholders.

A SECONDARY MARKET FOR THE
OFFERED NOTES MAY NOT DEVELOP,
WHICH MEANS YOU HAVE
DIFFICULTY SELLING YOUR NOTES    There is currently no market for the offered
                                 notes. We cannot assure you that any market
                                 will develop or, if it does develop, that it
                                 will provide you with liquidity of investment
                                 or will continue for the life of the offered
                                 notes. The offered notes will not be listed on
                                 any securities exchange. There have been times
                                 in the past where there have been very few
                                 buyers of asset-backed securities (i.e., there
                                 has been a lack of liquidity), and there may be
                                 these times in the future. In addition, if the
                                 banking regulators change any regulations that
                                 negatively impact the treatment of
                                 securitizations or the ownership of residual
                                 interests in securitizations, the originator
                                 may be less likely to securitize its loans in
                                 the future which may result in less liquidity
                                 for the notes. As a result, you may not be able
                                 to sell your notes when you want to do so or
                                 you may not be able to obtain the price that
                                 you wish to receive.

THE OFFERED NOTES ARE NOT
SUITABLE INVESTMENTS FOR ALL
INVESTORS                        The offered notes, and in particular the
                                 subordinate notes, are not a suitable
                                 investment if you require a regular or
                                 predictable schedule of payments or payment on
                                 any specific date. The offered notes are
                                 complex investments that should be considered
                                 only by investors who, either alone or with
                                 their financial, tax and legal advisors, have
                                 the expertise to analyze the prepayment,
                                 reinvestment, default and market risk, the tax
                                 consequences of an investment, and the
                                 interaction of these factors.

                                 The Class II-A-2 notes and the Class II-A-3
                                 notes bear greater risk of loss than the Class
                                 II-A-1 notes. The Class II-A-1 notes will be
                                 paid principal prior to the Class II-A-2 notes
                                 and the Class II-A-2 notes will be paid
                                 principal prior to the Class II-A-3 notes. As a
                                 result of this sequential payment of principal,
                                 the Class II-A-2 notes and the Class II-A-3
                                 notes may have a greater percentage of their
                                 initial principal balance outstanding at any
                                 time than the Class I-A notes. Consequently, if
                                 the protection afforded to the senior notes to
                                 cover losses is insufficient, the Class II-A-2
                                 notes and the Class II-A-3 notes will be
                                 allocated more losses than

                                      S-17

                                 the Class I-A notes as a relative percentage of
                                 their respective initial principal balances.

HOLDERS OF THE SUBORDINATE
NOTES HAVE LIMITED RIGHTS        The indenture provides that failure to pay
                                 interest when due on the outstanding class or
                                 classes of subordinate notes (for example, for
                                 so long as any of the senior notes are
                                 outstanding, the Class M-1 notes, the Class M-2
                                 notes, the Class B-1 notes, the Class B-2 notes
                                 and the Class B-3 notes, or after the senior
                                 notes have been paid in full but the Class M-1
                                 notes are still outstanding, the Class M-2
                                 notes, the Class B-1 notes, the Class B-2 notes
                                 and the Class B-3 notes) will not be an event
                                 of default under the indenture.

                                 If there is a conflict between directions given
                                 to the indenture trustee by the holders of the
                                 senior notes and the holders of the subordinate
                                 notes, the indenture trustee will follow the
                                 directions of the holders of the senior notes.

PRIORITIES OF PAYMENTS CHANGE
FOLLOWING AN EVENT OF DEFAULT
UNDER INDENTURE                  Payment defaults, or the insolvency or
                                 dissolution of the trust that results in the
                                 acceleration of the offered notes pursuant to
                                 the indenture, will result in changes in the
                                 priority of payments under the offered notes.
                                 After an event of default and an acceleration
                                 of the offered notes, the trust will not: (i)
                                 make payments of interest or principal on the
                                 subordinate notes until the senior notes have
                                 been paid in full; (ii) make payments of
                                 interest or principal on the Class B-3 notes
                                 until the Class B-2 notes, the Class B-1 notes,
                                 the Class M-2 notes and the Class M-1 notes
                                 have been paid in full; (iii) make payments of
                                 interest or principal on the Class B-2 notes
                                 until the Class B-1 notes, the Class M-2 notes
                                 and the Class M-1 notes have been paid in full;
                                 (iv) make payments of interest or principal on
                                 the Class B-1 notes until the Class M-2 notes
                                 and the Class M-1 Notes have been paid in full;
                                 or (v) make payments of interest or principal
                                 on the Class M-2 notes until the Class M-1
                                 notes have been paid in full.

                                 Under the circumstances described in the first
                                 paragraph of this risk factor, payment
                                 priorities on the offered notes will change.
                                 These changes in the priorities of payments may
                                 cause payments on each class of the offered
                                 notes to be made at a different rate -- either
                                 earlier or later -- than expected. Classes of
                                 offered notes that receive payments earlier
                                 than expected are exposed to greater
                                 reinvestment risk and classes of offered notes
                                 that receive principal later than expected are
                                 exposed to greater risk of loss. In either
                                 case, the yields on your offered notes could be
                                 materially and adversely affected.

THE INDENTURE TRUSTEE MAY BE
UNABLE TO LIQUIDATE
RECEIVABLES AFTER AN EVENT OF
DEFAULT                          Although the trust will be obligated to sell
                                 the mortgage loans if directed to do so by the
                                 indenture trustee in accordance with the
                                 indenture following an acceleration of the
                                 offered notes upon an event of default, there
                                 is no assurance that the market value of the
                                 mortgage loans will at any time be equal to or
                                 greater than the aggregate outstanding
                                 principal balance of the offered notes.
                                 Therefore, upon an event of default, there can
                                 be no assurance that sufficient funds will be
                                 available to repay the noteholders in full.
                                 You, and particularly investors in the
                                 subordinate notes, will bear the risk of loss
                                 on your investment. In addition, the amount of
                                 principal required to be distributed to
                                 noteholders under the indenture is generally
                                 limited to amounts available. Therefore, the
                                 failure to pay principal on a class of offered
                                 notes will not result in the occurrence of an
                                 event of default until the legal final payment
                                 date for that class of offered notes.

                                      S-18

THE RETURN ON YOUR NOTES MAY
BE REDUCED IN AN ECONOMIC
DOWNTURN                         Loans similar to those included in the trust
                                 have been originated for a limited period of
                                 time. During this time, economic conditions
                                 nationally and in most regions of the country
                                 have been generally favorable. However, a
                                 deterioration in economic conditions could
                                 adversely affect the ability and willingness of
                                 mortgagors to repay their mortgage loans. No
                                 prediction can be made as to the effect of an
                                 economic downturn on the rate of delinquencies
                                 and losses on the mortgage loans.

CONSEQUENCES OF OWNING
BOOK-ENTRY NOTES                 Limit on Liquidity of Notes. Issuance of the
                                 offered notes in book-entry form may reduce the
                                 liquidity of such notes in the secondary
                                 trading market since investors may be unwilling
                                 to purchase notes for which they cannot obtain
                                 physical notes.

                                 Limit on Ability to Transfer or Pledge. Since
                                 transactions in the book-entry notes can be
                                 effected only through certain depositories,
                                 participating organizations, indirect
                                 participants and certain banks, your ability to
                                 transfer or pledge a book-entry note to persons
                                 or entities that are not affiliated with these
                                 organizations or otherwise to take actions in
                                 respect of such notes, may be limited due to
                                 lack of a physical note representing the
                                 book-entry notes.

                                 Delays in Payments. You may experience some
                                 delay in the receipt of payments on the
                                 book-entry notes since the payments will be
                                 forwarded by the indenture trustee to a
                                 depository to credit the accounts of its
                                 participants which will thereafter credit them
                                 to your account either directly or indirectly
                                 through indirect participants, as applicable.

                                 We refer you to "Description of the
                                 Securities--Book-Entry Notes" in this
                                 prospectus supplement for more detail.

THE RETURN ON YOUR NOTES COULD
BE REDUCED BY SHORTFALLS DUE
TO THE SERVICEMEMBERS CIVIL
RELIEF ACT                       The Servicemembers Civil Relief Act, or the
                                 Relief Act, provides relief to borrowers who
                                 enter active military service and to borrowers
                                 in reserve status who are called to active duty
                                 after the origination of their mortgage loan.
                                 Current or future military operations of the
                                 United States (including operations in
                                 Afghanistan and Iraq) may increase the number
                                 of citizens who may be in active military
                                 service, including persons in reserve status
                                 who already have been or may be called to
                                 active duty. The Relief Act provides generally
                                 that a borrower who is covered by the Relief
                                 Act may not be charged interest on a mortgage
                                 loan in excess of 6% per annum during the
                                 period of the borrower's active duty. Amounts
                                 in excess of the 6% limitation are not required
                                 to be paid by the borrower at any future time.
                                 Similar state laws may also apply to borrowers
                                 not otherwise covered by the Relief Act.

                                 The Relief Act also limits the ability to
                                 foreclose on a mortgage loan during the
                                 borrower's period of active duty and, in some
                                 cases, during an additional three month period
                                 thereafter. As a result, there may be delays in
                                 payment and increased losses on the mortgage
                                 loans. Those delays and increased losses will
                                 be borne primarily by the outstanding class of
                                 notes with the lowest payment priority.

                                      S-19

                                 As of the Statistical Calculation Date, none of
                                 the mortgage loans have been affected by the
                                 application of the Relief Act. No borrower has
                                 notified the subservicer, and the subservicer
                                 has no knowledge, of any other relief requested
                                 or allowed under the Relief Act. The
                                 subservicer is unable to estimate how many
                                 other borrowers may request relief under the
                                 Relief Act in the future.

                                 See "Material Legal Aspects of the Loans--Civil
                                 Relief Act" in the accompanying prospectus.

                                      S-20

                                  INTRODUCTION

     Irwin Home Equity Loan Trust 2005-1 (the "ISSUER" or the "TRUST") will be formed pursuant to a trust agreement (the "TRUST AGREEMENT"), to be dated as of
June 1, 2005, between Bear Stearns Asset Backed Securities I LLC (the
"DEPOSITOR") and Wilmington Trust Company (the "OWNER TRUSTEE"). The Trust will issue approximately $351,045,000 aggregate principal amount of Home Equity
Loan-Backed Notes, Series 2005-1. The Trust will also issue Home Equity
Loan-Backed Variable Funding Notes, Series 2005-1 (the "VARIABLE FUNDING
NOTES"). The Class I-A Notes, and the Variable Funding Notes are collectively referred to as the "GROUP I NOTES." The Class II-A-1 Notes, the Class II-A-2
Notes and the Class II-A-3 Notes are referred to as the "GROUP II NOTES." The
Group I Notes and the Group II Notes are collectively referred to as the "SENIOR
NOTES." The Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes, the Class
B-2 Notes and the Class B-3 Notes are collectively referred to as the
"SUBORDINATE NOTES." The Senior Notes (other than the Variable Funding Notes)
and the Subordinate Notes are collectively referred to as the "OFFERED NOTES."
The Offered Notes and the Variable Funding Notes are collectively referred to herein as the "NOTES." The Class I-A Notes, the Class II-A-1 Notes, the Class
B-2 Notes and the Class B-3 Notes are also collectively referred to as the
"VARIABLE RATE NOTES." The Class II-A-2 Notes, the Class II-A-3 Notes, the Class
M-1 Notes, the Class M-2 Notes and the Class B-1 Notes are also collectively referred to as the "FIXED RATE NOTES."

     The Notes will be issued pursuant to an Indenture (the "INDENTURE"), to be dated as of June 29, 2005, between the Issuer and U.S. Bank National
Association, as indenture trustee (the "INDENTURE TRUSTEE"). U.S. Bank National
Association, as administrator (the "ADMINISTRATOR"), will also perform certain duties for the Issuer. Pursuant to the Trust Agreement, the Issuer will issue one class of Home Equity Loan-Backed Certificates, Series 2005-1 (the
"CERTIFICATES"). The Notes and the Certificates are collectively referred to herein as the "SECURITIES." Only the Offered Notes are offered hereby.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement is based upon the characteristics of the pool of Mortgage Loans as of April 30,
2005 (the "STATISTICAL CALCULATION DATE") to be transferred to the Trust on June
29, 2005 (the "CLOSING DATE"). Such statistical information is based upon the characteristics of the home equity lines of credit (the "HELOCS") as of the
Statistical Calculation Date, the home equity loans (the "HELS") as of the
Statistical Calculation Date and the adjustable-rate first lien mortgage loans with initial interest-only period (the "ARMS") as of the Statistical Calculation
Date. The HELOCs, the HELs and the ARMs are collectively referred to herein as the "MORTGAGE LOANS." The Mortgage Loans will include the mortgage loans described in this prospectus supplement and additional mortgage loans that will be transferred to the Depositor on the Closing Date. All of the Mortgage Loans
will be acquired by the Depositor from Irwin Union Bank and Trust Company on or prior to the Closing Date. The Issuer will be entitled to all payments of principal and interest in respect of the Mortgage Loans collected on or after
June 1, 2005 (the "CUT-OFF DATE").

     With respect to the Mortgage Loans as of the Statistical Calculation Date
as to which statistical information is presented herein, some amortization will occur prior to the Closing Date. Moreover, certain mortgage loans included in the pool of Mortgage Loans as of the Statistical Calculation Date will be removed from the final pool of Mortgage Loans as a result of the eligibility criteria and any Mortgage Loans that prepay in full will be removed from the final pool of Mortgage Loans. Additional Mortgage Loans may be added to the final pool of Mortgage Loans on or prior to the Closing Date. As a result of the foregoing, the statistical distribution of characteristics as of the Closing
Date for the final pool of Mortgage Loans will vary somewhat from the statistical distribution of such characteristics as of the Statistical
Calculation Date as presented in this Prospectus Supplement, although such variance should not be material. The Depositor will file on form 8-K, within 10
Business Days of the Closing Date, information on the Mortgage Loans as of the
Cut-Off Date. In addition, Principal Collections may be used to acquire
Additional Balances for allocation to Loan Group I.

                                      S-21

     The Mortgage Loans assigned and transferred to the Issuer and pledged to the Indenture Trustee as of the Closing Date will constitute a mortgage pool and will be divided into two groups (each, a "LOAN GROUP"). "LOAN GROUP I" will include Mortgage Loans which consist of (i) adjustable-rate HELOCs with combined loan-to-value ratios generally up to 100% ("HELOC 100"),secured by first or second mortgage or deeds of trust on residential properties, and (ii)
adjustable-rate HELOCs with loan-to-value ratios generally over 100% and generally up to 125% ("HELOC 125"), secured by second mortgages or deeds of trust on residential properties (the "GROUP I MORTGAGE Loans"). "LOAN GROUP II"
will include Mortgage Loans which consist of (i) fixed-rate, closed-end HELs with combined loan-to-value ratios generally up to 100%, secured by first or second mortgage or deeds of trust on residential properties ("HEL 100"), (ii)
fixed-rate closed-end HELs with combined loan-to-value ratios generally over
100% and generally up to 125% ("HEL 125"), secured by second mortgage or deeds of trust on residential properties and (iii) ARMs (the "GROUP II MORTGAGE
LOANS").

MORTGAGE LOANS

     The aggregate principal balance of the pool of Mortgage Loans was approximately $359,492,394.99 as of the Statistical Calculation Date. The Group
I Mortgage Loans have an aggregate principal balance of approximately
$78,860,197.45 as of the Statistical Calculation Date. The Group II Mortgage
Loans have an aggregate principal balance of approximately $280,632,197.54 as of the Statistical Calculation Date. Approximately 15.73% of the Group II Mortgage
Loans and approximately 12.28% of the total Mortgage Loans were acquired by IUBT from Countrywide Home Loans, Inc. Approximately 2.43% of the outstanding principal balance of the Group II Mortgage Loans are ARMs. Unless otherwise indicated, all percentages set forth in this Prospectus Supplement are based upon the aggregate Principal Balances of the Group I Mortgage Loans and the
Group II Mortgage Loans as of the Statistical Calculation Date. The mortgage interest rates on all of the ARMs adjust semi-annually.

     The Mortgage Loans are evidenced by Mortgage Notes (each, a "MORTGAGE
NOTE") or, in the case of HELOCs, loan agreements (each, a "LOAN AGREEMENT"), secured by mortgages or deeds of trust (the "MORTGAGES"), substantially all of which are second lien Mortgages on one- to four-family residential properties
(the "MORTGAGED PROPERTIES") and have the additional characteristics described below.

     Each Group I Mortgage Loan for which information is presented in this
Prospectus Supplement has an original term to stated maturity of up to 20 years.
Each of the Group I Mortgage Loans met the following criteria as of the
Statistical Calculation Date: (1) a current principal balance of no less than
$1,000.00 and (2) not more than 16 days past due. The Group I Mortgage Loans were selected by Irwin Home Equity Corporation ("IHE") from the mortgage loans in IUBT's portfolio that met the above criteria using a selection process believed by IHE not to be adverse to the holders of Notes. As of the Statistical
Calculation Date, the average principal balance of the Group I Mortgage Loans was approximately $60,895.91. As of the Statistical Calculation Date, the
weighted average Mortgage Interest Rate of the Group I Mortgage Loans was
approximately 10.384%. The weighted average Combined Loan-to-Value Ratio of the
Group I Mortgage Loans was approximately 107.64%. The weighted average remaining term to stated maturity was 235 months and the latest scheduled maturity of any
Group I Mortgage Loan is May 15, 2025; however, the actual date on which any
Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     Based on information supplied by the Mortgagors in connection with their loan applications at origination, 1,282 of the Mortgaged Properties securing the
Group I Mortgage Loans, which secure approximately 99.54% of the outstanding principal balance of the Group I Mortgage Loans, will be owner occupied primary residences, and 13 of the Mortgaged Properties securing the Group I Mortgage
Loans, which secure approximately 0.46% of the outstanding principal balance of the Group I Mortgage Loans, will be non-owner occupied or second homes.

     Each Group II Mortgage Loan for which information is presented in this
Prospectus Supplement has an original term to stated maturity of up to 30 years.
Each of the Group II Mortgage Loans met the following criteria as of the
Statistical Calculation Date: (1) a current principal balance of no less than
$4,452.19 and (2) not more than 27 days past due. The Group II Mortgage Loans were selected by IHE from the mortgage loans in IUBT's portfolio that met the above criteria using a selection process believed by IHE not to be adverse to the holders of Notes. As of the Statistical Calculation Date, the average principal balance of the Group II Mortgage Loans was approximately $53,730.08.
As of the Statistical Calculation Date, the weighted average Mortgage Interest
Rate of the Group II Mortgage Loans was approximately 9.877%. The weighted average Combined Loan-to-Value Ratio of the Group II

                                      S-22

Mortgage Loans was approximately 102.69%. The weighted average remaining term to stated maturity was approximately 243 months and the latest scheduled maturity of any Group II Mortgage Loan is May 1, 2035; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     Based on information supplied by the Mortgagors in connection with their loan applications at origination, 5,212 Mortgaged Properties securing the Group
II Mortgage Loans will be owner occupied primary residences, which secure approximately 99.89% of the outstanding principal balance of the Group II
Mortgage Loans, and 11 of the Mortgaged Properties securing the Group II
Mortgage Loans, which secure approximately 0.11% of the outstanding principal balance of the Group II Mortgage Loans, will be non-owner occupied or second homes.

     The scheduled monthly payment (the "MONTHLY PAYMENT") on each Group II
Mortgage Loan (excluding those ARMs which have not reached their first related
Adjustment Date) includes interest plus an amount that will amortize the outstanding principal balance of the Mortgage Loan over its remaining term, plus any Additional Charges due.

     The Monthly Payment on each HELOC that is in its Draw Period consists currently of an interest only payment, plus any Additional Charges due. All of the HELOCs are in their Draw Period. Effective with the first payment due on a
HELOC after the tenth anniversary date of the date of origination thereof in the case of substantially all of the HELOCs, the Draw Period ends and thereafter, on each related Interest Adjustment Date the Monthly Payment will be adjusted to an amount that will amortize the then-outstanding Principal Balance of such HELOC over its remaining term plus interest thereon. The weighted average number of months from the Statistical Calculation Date to the end of the stated Draw
Period such that the resulting amount will amortize the outstanding Principal
Balance of the HELOCs over their remaining term is approximately 113 months for the Mortgage Loans in Group I.

     Interest on each HELOC is and will be calculated based on the average daily principal balance thereof outstanding during the related monthly billing cycle.

     The Mortgage Interest Rates on the HELOCs will adjust monthly on each applicable Interest Adjustment Date to a rate equal to the sum of (i) the highest prime rate as published in the "Money Rates" section of The Wall Street
Journal on the last Business Day of the month immediately preceding the related
Interest Adjustment Date plus (ii) a fixed percentage (the "GROSS MARGIN"), which total is generally subject to specified maximum and minimum lifetime
Mortgage Interest Rates ("LIFETIME RATE CAPS" and "LIFETIME RATE FLOORS",
respectively), as specified in the related Mortgage documents. Due to the application of the Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage
Interest Rate on any HELOC, as adjusted on any Interest Adjustment Date, may not equal the sum of the related prime rate and Gross Margin. Each HELOC requires the related Mortgagor to make current interest payments during the life of such
HELOC.

     A Mortgagor with a HELOC may make a draw at any time during the period stated in the related Loan Agreement (the "DRAW PERIOD"). In addition, the
Mortgagor will not be permitted to make any draw during the period stated in the related Loan Agreement (the "REPAYMENT PERIOD"). The Draw Period and the
Repayment Period for any HELOC may vary based on such HELOC's state of origination. The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the credit limit thereof over the outstanding principal balance thereof at the time of such draw.

     Approximately 7.51% of the Group I Mortgage Loans and 16.83% of the Group
II Mortgage Loans may be prepaid in whole and the account closed at any time after origination thereof without a corresponding charge. With respect to each
Mortgage Loan in the pool of Mortgage Loans that has a prepayment charge feature, the master servicer's and the subservicer's business practices are to enforce the prepayment charge features, subject to waiver at their option for reasonable and prudent business purposes, including upon refinancing a Mortgage
Loan. A mortgagor with a HELOC has the option to pay the principal balance of his line down to zero but keep the line of credit open without incurring a prepayment charge. However, Mortgagors have the right during the related Draw
Period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC, unless during such Draw Period the Mortgagor pays the outstanding balance of such HELOC in full and requests that the account be closed.

                                      S-23

     A Mortgagor's right to make draws during the Draw Period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such Mortgagor's financial circumstances; (ii) a decline in the value of the related Mortgaged Property significantly below the Appraised
Value thereof at origination of such HELOC; or (iii) a default by such
Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the Master Servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any Mortgagor's ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, the HELOC may be suspended, or the credit limit of the HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related Mortgagor's failure to make any payment as required; (ii) any action or inaction by such Mortgagor that adversely affects the related Mortgaged Property or the mortgagee's rights therein; or (iii) fraud or material misrepresentation by such Mortgagor in connection with such HELOC.

     With respect to each HELOC, (i) the "FINANCE CHARGE" for any monthly billing cycle will be an amount equal to the aggregate of, as calculated for each day in such billing cycle, the then-applicable Mortgage Interest Rate divided by 365, and multiplied by the average daily Principal Balance of such
HELOC and (ii) the "ACCOUNT BALANCE" on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (collectively,
"ADDITIONAL CHARGES"), and any unpaid Finance Charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Payments made by or on behalf of the Mortgagor will be applied to any unpaid Finance Charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal
Balance outstanding.

     No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

     The "MORTGAGE INTEREST RATE" of each Mortgage Loan is the per annum interest rate required to be paid by the mortgagor (each a "MORTGAGOR") under the terms of the related Mortgage Note and, in the case of the HELOCs, the related Loan Agreement. The Mortgage Interest Rate borne by each Mortgage Loan is (i) in the case of a HELOC, adjustable on the date (each such date, an
"INTEREST ADJUSTMENT DATE") specified in the related Loan Agreement to a rate equal to the sum of (A) the highest prime rate as published in the "Money Rates"
section of The Wall Street Journal on the last Business Day of the related calendar month and (B) the margin specified in the related Loan Agreement, (ii)
in the case of a HEL, fixed as of the date of origination of such HEL and (iii)
in the case of an ARM, adjustable on the date (each such date, an "ADJUSTMENT
DATE") specified in the related Mortgage Note to a rate equal to the sum of (A)
Six-Month LIBOR and (B) the margin specified in the related Mortgage Note.

     The "COMBINED LOAN-TO-VALUE RATIO" generally will be, with respect to each
HELOC in the first lien position, the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding principal balance as of the date of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the
Appraised Value. With respect to each HEL in the first lien position, the
"Combined Loan-to-Value Ratio" generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance as of the date of origination of such HEL and (ii) any outstanding principal balance at origination of such HEL of all other mortgage loans, if any, secured by junior liens on the related Mortgaged Property, to the Appraised Value. With respect to each HEL in the second lien position, the "Combined Loan-to-Value Ratio"
generally will be the ratio, expressed as a percentage, of the sum of (i) the
Principal Balance as of the date of origination of such HEL and (ii) any outstanding Principal Balance as of the date of origination of such HEL of all other mortgage loans, if any, secured by senior liens on the related Mortgage property, to the Appraised Value. With respect to each ARM, the "Combined
Loan-to-Value Ratio" generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance as of the date of origination of such ARM and (ii) any outstanding principal balance at origination of such ARM of all other mortgage loans, if any, secured by junior liens on the related Mortgaged
Property, to the Appraised Value. The "APPRAISED VALUE" for any Mortgaged
Property will be the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time). See "The Originator and the
Subservicer--Underwriting Standards" herein.

                                      S-24

     Approximately 92.49% of the Group I Mortgage Loans and 83.17% of the Group
II Mortgage Loans provide for prepayment charges during the first one, two, three, four or five years after origination thereof, as specified in the related
Mortgage Note. With respect to each Mortgage Loan in the pool of Mortgage Loans that has a prepayment charge feature, the master servicer's and the subservicer's business practices are to enforce the prepayment charge features, subject to waiver at their option for reasonable and prudent business purposes, including upon refinancing a Mortgage Loan. Each of the Mortgage Loans is subject to a due-on-sale clause. See "Material Legal Aspects of the Mortgage
Loans--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     The original mortgages or assignments of mortgage for most of the Mortgage
Loans are recorded in the name of the Mortgage Electronic Registration Systems,
Inc. ("MERS") solely as nominee for the Originator and its successors and assigns, and subsequent assignments of those mortgages are or will be registered electronically through the MERS(R) System. For each of these Mortgage Loans,
MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

ADJUSTABLE RATE FEATURE OF THE ARMS

     Approximately 2.43% of the Group II Mortgage Loans are ARMs and do not
provide for any required payments of principal during the first five years of their terms. Effective with the first payment due on an ARM after each related
Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Statistical
Calculation Date to the next Adjustment Date for the ARMs is approximately 58 months.

     Adjustments to the Mortgage Interest Rates on approximately all of the initial ARMs commence after an initial period after origination of 5 years on each applicable Adjustment Date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i)
the related index plus (ii) a fixed gross margin. All of the ARMs are subject to an initial fixed rate period of 5 years. In addition, the Mortgage Interest Rate on each ARM is subject, on its first Adjustment Date following its origination, to a cap and on each Adjustment Date thereafter to a periodic rate cap. All of the ARMs are also subject to specified maximum and minimum lifetime mortgage rates. The ARMs were generally originated with an initial Mortgage Interest Rate below the sum of the current index and the gross margin. Due to the application of the periodic rate caps, maximum mortgage rates and minimum mortgage rates, the Mortgage Interest Rate on any ARM, as adjusted on any related Adjustment
Date, may not equal the sum of the related index and the gross margin.

     Substantially all of the ARMs will not have reached their first Adjustment
Date as of the Closing Date. The Mortgage Interest Rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the related index in effect at origination. ARMs that have not reached their first Adjustment Date are, therefore, subject to the initial periodic cap on their first Adjustment Date.

     The index applicable to the determination of the mortgage rate on all of the ARMs will be the average of the interbank offered rates for six-month U.S.
dollar deposits in the London market ("SIX-MONTH LIBOR"), as published in The
Wall Street Journal, and most recently available as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs.

HIGH COST LOANS

     Some of the Mortgage Loans may be high cost loans, that is, mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home
Ownership and Equity Protection Act ("HOEPA"). Purchasers or assignees of any high cost loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of a high cost loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given or provided as required or the mortgage contains certain prohibited loan provisions. The maximum damages that may be recovered under these provisions from an assignee, including the Trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the high cost loan.

                                      S-25

     In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations generally similar to HOEPA that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, or require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the mortgage loans. In some cases state or local law may impose requirements and restrictions greater than those in HOEPA. IUBT's failure to comply with any of these applicable state or local laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers' rescinding the Mortgage Loans against either the Trust or subsequent holders of the Mortgage Loans.

     Based upon a review of the Mortgage Loans by IUBT, IUBT believes that none of the Group I Mortgage Loans, as of the Statistical Calculation Date, are
subject to HOEPA, and that not more than 2% of the Group II Mortgage Loans, as of the Statistical Calculation Date, may be subject to HOEPA. IUBT will represent to the Depositor in the Mortgage Loan Sale Agreement that no Mortgage
Loan was originated in violation of HOEPA (to the extent applicable) and steps have been taken to ensure that the relevant Mortgage Loans were originated in compliance with the requirements of HOEPA and any comparable state law.

STATISTICAL INFORMATION

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Statistical Calculation Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding. An asterisk (*) indicates a percentage greater than zero and less than
0.05%.

                                      S-26

                             GROUP I MORTGAGE LOANS

                     PRODUCT TYPE OF GROUP I MORTGAGE LOANS



                                  UNPAID STATISTICAL
                                   CALCULATION DATE     PERCENTAGE OF STATISTICAL
                   NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
               GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
PRODUCT TYPE         LOANS          MORTGAGE LOANS                LOANS
----------------------------------------------------------------------------------

HELOC 100              559          $34,905,729.29                44.26%
HELOC 125              736           43,954,468.16                55.74
----------------------------------------------------------------------------------
   TOTAL             1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------


                    LIEN POSITION OF GROUP I MORTGAGE LOANS



                                   UNPAID STATISTICAL
                                    CALCULATION DATE     PERCENTAGE OF STATISTICAL
                    NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
LIEN POSITION         LOANS          MORTGAGE LOANS                LOANS
-----------------------------------------------------------------------------------

First Lien               39          $ 5,915,045.65                 7.50%
Second Lien           1,256           72,945,151.80                92.50
-----------------------------------------------------------------------------------
   TOTAL              1,295          $78,860,197.45               100.00%
-----------------------------------------------------------------------------------


                MORTGAGE INTEREST RATES OF GROUP I MORTGAGE LOANS



                                                 UNPAID STATISTICAL
                                                  CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                  NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                              GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
MORTGAGE INTEREST RATES (%)         LOANS          MORTGAGE LOANS                LOANS
-------------------------------------------------------------------------------------------------

 0.001 to  5.000                        5          $   200,424.00                 0.25%
 5.001 to  6.000                      173            7,127,768.78                 9.04
 6.001 to  7.000                       65            4,456,582.28                 5.65
 7.001 to  8.000                      130           10,530,854.42                13.35
 8.001 to  9.000                       68            6,393,828.23                 8.11
 9.001 to 10.000                       30            2,466,874.84                 3.13
10.001 to 11.000                       95            5,784,827.19                 7.34
11.001 to 12.000                      259           16,674,313.91                21.14
12.001 to 13.000                      229           12,827,934.20                16.27
13.001 to 14.000                      166            9,051,010.58                11.48
14.001 to 15.000                       60            2,683,442.07                 3.40
15.001 to 16.000                       10              471,345.29                 0.60
16.001 to 17.000                        4              170,991.66                 0.22
23.001 to 24.000                        1               20,000.00                    *
-------------------------------------------------------------------------------------------------
   TOTAL                            1,295          $78,860,197.45               100.00%
-------------------------------------------------------------------------------------------------


     The weighted average mortgage interest rate of the Group I Mortgage Loans as of the Statistical Calculation Date is approximately 10.384% per annum.

                                      S-27

            CREDIT LIMIT UTILIZATION RATES OF GROUP I MORTGAGE LOANS



                                                 UNPAID STATISTICAL
                                                  CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                  NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
CREDIT LIMIT UTILIZATION      GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
RATES (%)                           LOANS          MORTGAGE LOANS                LOANS
-------------------------------------------------------------------------------------------------

 0.001 to  10.000                      42          $   161,217.32                 0.20%
10.001 to  20.000                      35              472,971.48                 0.60
20.001 to  30.000                      27              603,295.38                 0.77
30.001 to  40.000                      25              477,613.50                 0.61
40.001 to  50.000                      21              541,606.08                 0.69
50.001 to  60.000                      26              867,025.05                 1.10
60.001 to  70.000                      36            2,038,476.34                 2.58
70.001 to  80.000                      38            2,418,433.33                 3.07
80.001 to  90.000                      58            3,695,217.88                 4.69
90.001 to 100.000                     987           67,584,341.09                85.70
-------------------------------------------------------------------------------------------------
   TOTAL                            1,295          $78,860,197.45               100.00%
-------------------------------------------------------------------------------------------------


     The weighted average credit limit utilization rate of the Group I Loans as of the Statistical Calculation Date is approximately 94.54%.

             COMBINED LOAN-TO-VALUE RATIOS OF GROUP I MORTGAGE LOANS



                                                 UNPAID STATISTICAL
                                                  CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                  NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
COMBINED LOAN-TO-VALUE        GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
RATIOS (%)                          LOANS          MORTGAGE LOANS                LOANS
-------------------------------------------------------------------------------------------------

  5.01 to  10.00                        1          $    70,000.00                 0.09%
 10.01 to  15.00                        1                2,709.00                    *
 15.01 to  20.00                        2               46,907.38                 0.06
 20.01 to  25.00                        2               40,626.94                 0.05
 25.01 to  30.00                        2               40,736.89                 0.05
 30.01 to  35.00                        3              475,204.74                 0.60
 35.01 to  40.00                        5              123,999.41                 0.16
 40.01 to  45.00                        3               61,650.50                 0.08
 45.01 to  50.00                        7              273,839.44                 0.35
 50.01 to  55.00                        5              254,418.97                 0.32
 55.01 to  60.00                       11              399,418.66                 0.51
 60.01 to  65.00                       13              613,613.21                 0.78
 65.01 to  70.00                       22              851,870.51                 1.08
 70.01 to  75.00                       28              828,201.44                 1.05
 75.01 to  80.00                       78            3,560,218.16                 4.51
 80.01 to  85.00                       38            1,789,555.29                 2.27
 85.01 to  90.00                       59            2,910,048.73                 3.69
 90.01 to  95.00                       32            1,289,112.90                 1.63
 95.01 to 100.00                      223           16,550,897.36                20.99
100.01 to 105.00                       41            3,135,805.79                 3.98
105.01 to 110.00                       54            2,885,753.50                 3.66
110.01 to 115.00                       94            6,086,356.00                 7.72
115.01 to 120.00                      127            8,015,041.04                10.16
120.01 to 125.00                      444           28,554,211.59                36.21
-------------------------------------------------------------------------------------------------
   TOTAL                            1,295          $78,860,197.45               100.00%
-------------------------------------------------------------------------------------------------


     The minimum and maximum combined loan-to-value ratios of the Group I
Mortgage Loans as of the Statistical Calculation Date are approximately 8.81%
and 125.00%, respectively, and the weighted average combined loan-to-value ratio as of the Statistical Calculation Date of the Group I Mortgage Loans is
approximately 107.64%.

                                      S-28

                  PRINCIPAL BALANCES OF GROUP I MORTGAGE LOANS



                                                 UNPAID STATISTICAL
                                                  CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                  NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                              GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
PRINCIPAL BALANCES ($)              LOANS          MORTGAGE LOANS                LOANS
-------------------------------------------------------------------------------------------------

      0.01 to  25,000.00              220          $ 3,017,249.35                 3.83%
 25,000.01 to  50,000.00              436           16,594,278.77                21.04
 50,000.01 to  75,000.00              334           20,891,299.45                26.49
 75,000.01 to 100,000.00              148           13,188,604.29                16.72
100,000.01 to 150,000.00               92           11,329,702.38                14.37
150,000.01 to 200,000.00               32            5,398,278.21                 6.85
200,000.01 to 250,000.00               19            4,237,385.76                 5.37
250,000.01 to 300,000.00               11            3,027,495.60                 3.84
300,000.01 to 350,000.00                1              314,550.08                 0.40
400,000.01 to 450,000.00                1              407,204.74                 0.52
450,000.01 to 500,000.00                1              454,148.82                 0.58
-------------------------------------------------------------------------------------------------
   TOTAL                            1,295          $78,860,197.45               100.00%
-------------------------------------------------------------------------------------------------


     The average unpaid principal balance of the Group I Mortgage Loans as of the Statistical Calculation Date is approximately $60,895.91.

              MORTGAGED PROPERTIES SECURING GROUP I MORTGAGE LOANS



                                              UNPAID STATISTICAL
                                               CALCULATION DATE     PERCENTAGE OF STATISTICAL
                               NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                           GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
PROPERTY TYPE                    LOANS          MORTGAGE LOANS                LOANS
----------------------------------------------------------------------------------------------

Single-Family Dwelling             909          $53,201,435.29                67.46%
Planned Unit Development           289           20,539,627.81                26.05
Condominium                         80            4,338,335.42                 5.50
Manufactured Home                   14              627,777.89                 0.80
Two- to Four-Family                  3              153,021.04                 0.19
----------------------------------------------------------------------------------------------
   TOTAL                         1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------


               ORIGINAL TERM TO MATURITY OF GROUP I MORTGAGE LOANS



                                               UNPAID STATISTICAL
                                                CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
ORIGINAL TERM TO MATURITY   GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
         (MONTHS)                 LOANS          MORTGAGE LOANS                LOANS
-----------------------------------------------------------------------------------------------

240                               1,295          $78,860,197.45               100.00%
-----------------------------------------------------------------------------------------------
   TOTAL                          1,295          $78,860,197.45               100.00%
-----------------------------------------------------------------------------------------------


     The weighted average original term to maturity of the Group I Mortgage
Loans as of the Statistical Calculation Date is approximately 240 months.

                                      S-29

              REMAINING TERM TO MATURITY OF GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
  REMAINING TERM TO MATURITY     GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
           (MONTHS)                    LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

Less than or equal to 170                 16          $   550,598.21                 0.70%
   171 to 180                              8              694,225.05                 0.88
   181 to 190                             13              652,152.16                 0.83
   191 to 200                              1               54,057.00                 0.07
   211 to 220                              3              140,472.39                 0.18
   221 to 230                             32            1,344,472.49                 1.70
   231 to 240                          1,222           75,424,220.15                95.64
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


     The weighted average remaining term to maturity of the Group I Mortgage
Loans as of the Statistical Calculation Date is approximately 235 months.

                  YEAR OF ORIGINATION OF GROUP 1 MORTGAGE LOANS


                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
      YEAR OF ORIGINATION              LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

1995                                       1          $     7,000.00                    *
1996                                       1                1,700.40                    *
1997                                       1               27,496.52                    *
1998                                      10              355,374.74                 0.45%
1999                                       4              228,871.87                 0.29
2000                                      20            1,276,531.89                 1.62
2001                                       1               54,057.00                 0.07
2002                                       1               17,899.66                    *
2003                                       9              507,406.73                 0.64
2004                                     672           41,059,516.89                52.07
2005                                     575           35,324,341.75                44.79
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


     The earliest month and year of origination of any Group I Mortgage Loan as of the Statistical Calculation Date is November 1995 and the latest month and year of origination of any Group I Mortgage Loan as of the Statistical
Calculation Date is April 2005.

                    OCCUPANCY TYPE OF GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
        OCCUPANCY TYPE                 LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

Owner Occupied                         1,282          $78,498,017.73                99.54%
Non-Owner Occupied                        13              362,179.72                 0.46
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


                                      S-30

                    CREDIT QUALITY OF GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
        CREDIT QUALITY                 LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

Excellent                              1,084          $67,858,515.39                86.05%
Superior                                 172            9,458,853.48                11.99
Good                                      39            1,542,828.58                 1.96
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


     Credit grades run from Excellent to Superior to Good in descending order.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                             GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
STATE                                  LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

Arizona                                  105          $ 5,650,696.90                 7.17%
California                               221           16,667,029.05                21.13
Colorado                                 117            7,670,798.25                 9.73
Connecticut                               15              776,109.80                 0.98
Delaware                                   5              221,827.80                 0.28
Florida                                  113            6,783,972.23                 8.60
Georgia                                   15            1,090,268.66                 1.38
Illinois                                  69            3,665,557.92                 4.65
Indiana                                   38            2,010,421.30                 2.55
Kentucky                                  10              592,370.53                 0.75
Louisiana                                  4              227,256.07                 0.29
Maine                                      8              260,948.02                 0.33
Maryland                                  50            3,802,479.32                 4.82
Massachusetts                             11              737,288.41                 0.93
Michigan                                  69            4,242,816.38                 5.38
Missouri                                  27            1,620,410.62                 2.05
Nevada                                    15            1,042,562.96                 1.32
New Hampshire                              1              154,577.29                 0.20
New Jersey                                 9              415,233.63                 0.53
New York                                  26            1,492,011.37                 1.89
Ohio                                      62            3,142,411.59                 3.98
Oregon                                    37            2,322,406.98                 2.94
Pennsylvania                              41            1,912,879.13                 2.43
Rhode Island                               2              158,448.35                 0.20
South Carolina                            11              465,069.49                 0.59
Utah                                      39            2,033,948.80                 2.58
Virginia                                  32            1,753,096.54                 2.22
Washington                                90            5,167,304.74                 6.55
Wisconsin                                 53            2,779,995.32                 3.53
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


     No more than approximately 0.68% of the Group I Mortgage Loans as of the
Statistical Calculation Date are secured by mortgaged properties located in any one zip code.

                                      S-31

                 DEBT-TO-INCOME RATIOS OF GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
   DEBT-TO-INCOME RATIOS (%)           LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

10.001 to 15.000                           3          $   500,872.78                 0.64%
15.001 to 20.000                          10              460,251.01                 0.58
20.001 to 25.000                          62            2,568,466.58                 3.26
25.001 to 30.000                         110            5,201,400.87                 6.60
30.001 to 35.000                         188           10,754,133.02                13.64
35.001 to 40.000                         256           14,238,639.89                18.06
40.001 to 45.000                         283           17,708,590.58                22.46
45.001 to 50.000                         317           22,455,219.39                28.47
50.001 to 55.000                          66            4,972,623.33                 6.31
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


     The weighted average debt-to-income ratio of the Group I Mortgage Loans as of the Statistical Calculation Date is approximately 40.53%. Debt-to-income ratios were calculated as of the date of origination of the HELOC. The figures assume an interest-only draw period minimum monthly payment at the interest rate in effect at account opening.

                  PREPAYMENT CHARGE FOR GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
  PREPAYMENT CHARGE ORIGINAL     GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
          TERM (MONTHS)                LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

No Prepayment Charge                     102          $ 5,925,363.58                 7.51%
24                                        23            1,196,155.31                 1.52
36                                       775           50,258,011.07                63.73
48                                         4              137,180.53                 0.17
60                                       391           21,343,486.96                27.06
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


                  DELINQUENCY STATUS FOR GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
   DELINQUENCY STATUS (DAYS)           LOANS          MORTGAGE LOANS               LOANS
----------------------------------------------------------------------------------------------------

0                                      1,253          $76,038,891.36                96.42%
1 to 29                                   42            2,821,306.09                 3.58
----------------------------------------------------------------------------------------------------
   TOTAL                               1,295          $78,860,197.45               100.00%
----------------------------------------------------------------------------------------------------


                                      S-32

                      RATE FLOOR OF GROUP I MORTGAGE LOANS



                                      UNPAID STATISTICAL
                                       CALCULATION DATE     PERCENTAGE OF STATISTICAL
                       NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                   GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
 RATE FLOOR (%)         LOANS           MORTGAGE LOANS                LOANS
--------------------------------------------------------------------------------------

 1.000 to  1.999            29          $   448,400.41                 0.57%
 2.000 to  2.999            33            1,134,416.82                 1.44
 3.000 to  3.999           156            7,998,851.65                10.14
 4.000 to  4.999            89            7,468,493.20                 9.47
 5.000 to  5.999           102            8,667,079.04                10.99
 6.000 to  6.999            33            2,979,012.58                 3.78
 7.000 to  7.999            55            4,642,444.15                 5.89
 8.000 to  8.999           187           11,973,482.65                15.18
 9.000 to  9.999           247           14,571,193.19                18.48
10.000 to 10.999           200           11,007,621.31                13.96
11.000 to 11.999           122            6,221,541.24                 7.89
12.000 to 12.999            30            1,231,317.43                 1.56
13.000 to 13.999            12              516,343.78                 0.65
--------------------------------------------------------------------------------------
TOTAL                    1,295          $78,860,197.45               100.00%
--------------------------------------------------------------------------------------


     The weighted average rate floor of the Group I Mortgage Loans as of the
Statistical Calculation Date is approximately 7.805% per annum.

                     RATE CEILING OF GROUP I MORTGAGE LOANS



                                      UNPAID STATISTICAL
                                       CALCULATION DATE     PERCENTAGE OF STATISTICAL
                       NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                   GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
RATE CEILING (%)         LOANS          MORTGAGE LOANS               LOANS
--------------------------------------------------------------------------------------

11.000 to 11.999            28          $   428,400.41                 0.54%
12.000 to 12.999            34            1,259,266.82                 1.60
13.000 to 13.999           156            7,998,851.65                10.14
14.000 to 14.999            89            7,468,493.20                 9.47
15.000 to 15.999           102            8,667,079.04                10.99
16.000 to 16.999            33            2,979,012.58                 3.78
17.000 to 17.999            55            4,642,444.15                 5.89
18.000 to 18.999           193           12,240,268.74                15.52
19.000 to 19.999           245           14,416,560.12                18.28
20.000 to 20.999           199           10,957,599.07                13.89
21.000 to 21.999           119            6,052,541.24                 7.68
22.000 to 22.999            30            1,231,317.43                 1.56
23.000 to 23.999            11              498,363.00                 0.63
24.000 to 24.999             1               20,000.00                    *
--------------------------------------------------------------------------------------
TOTAL                    1,295          $78,860,197.45               100.00%
--------------------------------------------------------------------------------------


     The weighted average rate ceiling of the Group I Mortgage Loans as of the
Statistical Calculation Date is approximately 17.783% per annum.

                                      S-33

                      MARGIN RATE OF GROUP I MORTGAGE LOANS



                                         UNPAID STATISTICAL
                                          CALCULATION DATE     PERCENTAGE OF STATISTICAL
                          NUMBER OF       PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                      GROUP I MORTGAGE       OF GROUP I       BALANCE OF GROUP I MORTGAGE
  MARGIN RANGE (%)         LOANS           MORTGAGE LOANS                LOANS
-----------------------------------------------------------------------------------------

Below 0.000                   161          $ 6,803,826.12                 8.63%
    0.000 to  0.499            20              585,051.44                 0.74
    0.500 to  0.999            16              940,063.47                 1.19
    1.000 to  1.499            41            2,557,043.21                 3.24
    1.500 to  1.999            57            5,539,403.00                 7.02
    2.000 to  2.499            78            5,588,894.89                 7.09
    2.500 to  2.999            38            3,589,888.80                 4.55
    3.000 to  3.499            40            3,618,684.92                 4.59
    3.500 to  3.999            12              791,209.52                 1.00
    4.000 to  4.499            16            1,241,698.97                 1.57
    4.500 to  4.999            26            1,215,708.45                 1.54
    5.000 to  5.499            43            3,007,870.67                 3.81
    5.500 to  5.999           102            6,957,843.49                 8.82
    6.000 to  6.499           107            7,136,392.92                 9.05
    6.500 to  6.999           160            9,179,777.85                11.64
    7.000 to  7.499            87            4,853,634.89                 6.15
    7.500 to  7.999            91            5,294,699.54                 6.71
    8.000 to  8.499           107            5,662,702.26                 7.18
    8.500 to  8.999            38            1,810,127.76                 2.30
    9.000 to  9.499            37            1,645,341.61                 2.09
    9.500 to  9.999             8              435,832.61                 0.55
   10.000 to 10.499             5              200,538.40                 0.25
   10.500 to 10.999             5              203,962.66                 0.26
-----------------------------------------------------------------------------------------
TOTAL                       1,295          $78,860,197.45               100.00%
-----------------------------------------------------------------------------------------


     The weighted average margin of the Group I Mortgage Loans as of the
Statistical Calculation Date is approximately 4.832% per annum.

                      FICO SCORES OF GROUP I MORTGAGE LOANS



                                                  UNPAID STATISTICAL
                                                   CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                   NUMBER OF       PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                               GROUP I MORTGAGE       OF GROUP I           BALANCE OF GROUP I
         FICO SCORE                  LOANS          MORTGAGE LOANS           MORTGAGE LOANS
-------------------------------------------------------------------------------------------------

   560 to 579                            2          $    68,288.00                 0.09%
   580 to 599                           34            2,680,340.45                 3.40
   600 to 619                           74            3,847,467.35                 4.88
   620 to 639                           13            1,149,737.37                 1.46
   640 to 659                           21            1,529,842.09                 1.94
   660 to 679                          266           15,262,978.24                19.35
   680 to 699                          317           20,499,157.60                25.99
   700 to 719                          228           14,481,826.52                18.36
   720 to 739                          148            9,900,403.49                12.55
   740 to 759                           92            5,229,789.53                 6.63
   760 to 779                           51            2,067,682.49                 2.62
   780 to 799                           33            1,736,561.27                 2.20
Greater than or equal to 800            16              406,123.05                 0.51
-------------------------------------------------------------------------------------------------
TOTAL                                1,295          $78,860,197.45               100.00%
-------------------------------------------------------------------------------------------------


     The weighted average FICO of the Group I Mortgage Loans as of the
Statistical Calculation Date is approximately 694. The FICO scores were determined at each loan's date of origination. The weighted average was calculated only on loans scored as of the Statistical Calculation Date.

                                      S-34

                 REMAINING DRAW PERIOD OF GROUP I MORTGAGE LOANS



                                                    UNPAID STATISTICAL
                                                     CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF       PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP I MORTGAGE       OF GROUP I           BALANCE OF GROUP I
REMAINING DRAW PERIOD (MONTHS)         LOANS          MORTGAGE LOANS           MORTGAGE LOANS
---------------------------------------------------------------------------------------------------

  0 to   9                                 1          $     7,000.00                    *
 10 to  19                                 1                1,700.40                    *
 20 to  29                                 1               27,496.52                    *
 30 to  39                                 9              310,393.44                 0.39%
 40 to  49                                 4              204,007.85                 0.26
 50 to  59                                11              846,970.55                 1.07
 60 to  69                                10              499,406.66                 0.63
 70 to  79                                 1               54,057.00                 0.07
 80 to  89                                 1               17,899.66                    *
 90 to  99                                 5              336,305.81                 0.43
100 to 109                                49            2,065,291.23                 2.62
110 to 119                             1,202           74,489,668.33                94.46
---------------------------------------------------------------------------------------------------
TOTAL                                  1,295          $78,860,197.45               100.00%
---------------------------------------------------------------------------------------------------


     The weighted average remaining draw period of the Group I Mortgage Loans as of the Statistical Calculation Date is approximately 113.

                                      S-35

                             GROUP II MORTGAGE LOANS

                     PRODUCT TYPE OF GROUP II MORTGAGE LOANS



                                   UNPAID STATISTICAL
                                    CALCULATION DATE    PERCENTAGE OF STATISTICAL
                   NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
               GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
PRODUCT TYPE         LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------

ARM                     46           $  6,821,923.18              2.43%
HEL 100              2,146            109,285,621.99             38.94
HEL 125              3,031            164,524,652.37             58.63
----------------------------------------------------------------------------------
   TOTAL             5,223           $280,632,197.54            100.00%
----------------------------------------------------------------------------------


                    LIEN POSITION OF GROUP II MORTGAGE LOANS



                                    UNPAID STATISTICAL
                                     CALCULATION DATE    PERCENTAGE OF STATISTICAL
                    NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                GROUP II MORTGAGE       OF GROUP II         BALANCE OF GROUP II
LIEN POSITION         LOANS           MORTGAGE LOANS           MORTGAGE LOANS
-----------------------------------------------------------------------------------

First Lien              122           $ 10,465,413.57              3.73%
Second Lien           5,101            270,166,783.97             96.27
-----------------------------------------------------------------------------------
   TOTAL              5,223           $280,632,197.54            100.00%
-----------------------------------------------------------------------------------


               MORTGAGE INTEREST RATES OF GROUP II MORTGAGE LOANS



                                                  UNPAID STATISTICAL
                                                   CALCULATION DATE    PERCENTAGE OF STATISTICAL
                                  NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                              GROUP II MORTGAGE       OF GROUP II         BALANCE OF GROUP II
MORTGAGE INTEREST RATES (%)         LOANS           MORTGAGE LOANS           MORTGAGE LOANS
-------------------------------------------------------------------------------------------------

 0.001 to  5.000                       23           $  1,153,724.18               0.41%
 5.001 to  6.000                    1,098             63,441,432.94              22.61
 6.001 to  7.000                      163             10,300,626.12               3.67
 7.001 to  8.000                       91              5,184,141.42               1.85
 8.001 to  9.000                      209             11,551,632.25               4.12
 9.001 to 10.000                      391             22,875,150.29               8.15
10.001 to 11.000                      744             43,388,917.47              15.46
11.001 to 12.000                      892             48,799,602.79              17.39
12.001 to 13.000                      842             41,705,656.53              14.86
13.001 to 14.000                      615             26,883,830.55               9.58
14.001 to 15.000                      111              4,230,363.97               1.51
15.001 to 16.000                       22                625,215.10               0.22
16.001 to 17.000                       15                353,987.27               0.13
17.001 to 18.000                        4                 85,448.16                  *
18.001 to 19.000                        3                 52,468.50                  *
-------------------------------------------------------------------------------------------------
TOTAL                                5,223          $280,632,197.54             100.00%
-------------------------------------------------------------------------------------------------


     The weighted average m ortgage interest rate of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 9.877% per annum.

                                      S-36

            COMBINED LOAN-TO-VALUE RATIOS OF GROUP II MORTGAGE LOANS



                                                        UNPAID STATISTICAL
                                                         CALCULATION DATE    PERCENTAGE OF STATISTICAL
                                        NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
                                    GROUP II MORTGAGE      OF GROUP II           BALANCE OF GROUP II
COMBINED LOAN-TO-VALUE RATIOS (%)         LOANS           MORTGAGE LOANS            MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------

  5.01 to  10.00                              1           $     29,779.70                   *
 10.01 to  15.00                              9                387,523.68                0.14%
 15.01 to  20.00                              8                302,931.10                0.11
 20.01 to  25.00                             22              1,019,294.31                0.36
 25.01 to  30.00                             25              1,437,704.95                0.51
 30.01 to  35.00                             28              1,215,964.18                0.43
 35.01 to  40.00                             42              2,492,888.31                0.89
 40.01 to  45.00                             40              1,800,217.59                0.64
 45.01 to  50.00                             59              3,028,181.24                1.08
 50.01 to  55.00                             89              4,903,033.79                1.75
 55.01 to  60.00                             90              5,986,506.37                2.13
 60.01 to  65.00                            118              6,238,053.52                2.22
 65.01 to  70.00                            144              8,496,594.21                3.03
 70.01 to  75.00                            159              7,272,315.77                2.59
 75.01 to  80.00                            243             12,310,210.88                4.39
 80.01 to  85.00                            146              7,816,947.51                2.79
 85.01 to  90.00                            255             13,084,225.06                4.66
 90.01 to  95.00                            139              7,404,453.73                2.64
 95.01 to 100.00                            531             24,159,520.82                8.61
100.01 to 105.00                            143              7,561,571.48                2.69
105.01 to 110.00                            233             11,454,331.96                4.08
110.01 to 115.00                            418             22,790,989.99                8.12
115.01 to 120.00                            561             30,515,001.96               10.87
120.01 to 125.00                          1,720             98,923,955.43               35.25
-------------------------------------------------------------------------------------------------------
   TOTAL                                  5,223           $280,632,197.54              100.00%
-------------------------------------------------------------------------------------------------------


     The minimum and maximum combined loan-to-value ratios of the Group II
Mortgage Loans as of the Statistical Calculation Date are approximately 9.25%
and 125.00%, respectively, and the weighted average combined loan-to-value ratio as of the Statistical Calculation Date of the Group II Mortgage Loans is
approximately 102.69%.

                  PRINCIPAL BALANCES OF GROUP II MORTGAGE LOANS



                                               UNPAID STATISTICAL
                                                CALCULATION DATE    PERCENTAGE OF STATISTICAL
                               NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                           GROUP II MORTGAGE       OF GROUP II         BALANCE OF GROUP II
 PRINCIPAL BALANCES ($)          LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------

      0.01 to  25,000.00        706              $ 14,144,125.45              5.04%
 25,000.01 to  50,000.00      2,296                88,830,524.38             31.65
 50,000.01 to  75,000.00      1,401                87,529,119.68             31.19
 75,000.01 to 100,000.00        518                45,986,591.57             16.39
100,000.01 to 150,000.00        226                27,725,701.18              9.88
150,000.01 to 200,000.00         39                 6,665,278.55              2.38
200,000.01 to 250,000.00         19                 4,322,354.55              1.54
250,000.01 to 300,000.00         12                 3,361,524.01              1.20
300,000.01 to 350,000.00          5                 1,650,586.11              0.59
400,000.01 to 450,000.00          1                   416,392.06              0.15
----------------------------------------------------------------------------------------------
   TOTAL                      5,223              $280,632,197.54            100.00%
----------------------------------------------------------------------------------------------


     The average unpaid principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately $53,730.08.

                                      S-37

              MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS



                                               UNPAID STATISTICAL
                                                CALCULATION DATE     PERCENTAGE OF STATISTICAL
                               NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                           GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
      PROPERTY TYPE              LOANS           MORTGAGE LOANS            MORTGAGE LOANS
----------------------------------------------------------------------------------------------

Single-Family Dwelling           4,123          $217,752,464.14              77.59%
Planned Unit Development           862            52,237,858.67              18.61
Condominium                        202             9,430,889.89               3.36
Manufactured Home                   19               629,577.85               0.22
Two- to Four-Family                 17               581,406.99               0.21
----------------------------------------------------------------------------------------------
   TOTAL                         5,223          $280,632,197.54             100.00%
----------------------------------------------------------------------------------------------


              ORIGINAL TERM TO MATURITY OF GROUP II MORTGAGE LOANS



                                                UNPAID STATISTICAL
                                                 CALCULATION DATE    PERCENTAGE OF STATISTICAL
                                NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
ORIGINAL TERM TO MATURITY   GROUP II MORTGAGE      OF GROUP II          BALANCE OF GROUP II
         (MONTHS)                 LOANS           MORTGAGE LOANS           MORTGAGE LOANS
-----------------------------------------------------------------------------------------------

60                                   44           $  1,099,783.69                0.39%
120                                 246              9,259,855.58                3.30
180                               1,712             78,743,696.35               28.06
240                               1,294             63,737,402.47               22.71
300                               1,881            120,969,536.27               43.11
360                                  46              6,821,923.18                2.43
-----------------------------------------------------------------------------------------------
   TOTAL                          5,223           $280,632,197.54              100.00%
-----------------------------------------------------------------------------------------------


     The weighted average original term to maturity of the Group II Mortgage
Loans as of the Statistical Calculation Date is approximately 247 months.

              REMAINING TERM TO MATURITY OF GROUP II MORTGAGE LOANS



                                                 UNPAID STATISTICAL
                                                  CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                 NUMBER OF       PRINCIPAL BALANCE    CALCULATION DATE PRINCIPAL
REMAINING TERM TO MATURITY   GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
         (MONTHS)                  LOANS           MORTGAGE LOANS            MORTGAGE LOANS
------------------------------------------------------------------------------------------------

Less than or equal to 170            615           $ 20,060,875.76                7.15%
171 to 180                         1,388             69,064,872.15               24.61
181 to 190                            18                718,276.46                0.26
221 to 230                           375             16,146,432.68                5.75
231 to 240                           903             46,937,343.63               16.73
241 to 250                             8                259,944.09                0.09
281 to 290                             2                129,116.02                0.05
291 to 300                         1,868            120,493,413.57               42.94
351 to 360                            46              6,821,923.18                2.43
------------------------------------------------------------------------------------------------
TOTAL                              5,223           $280,632,197.54              100.00%
------------------------------------------------------------------------------------------------


     The weighted average remaining term to maturity of the Group II Mortgage
Loans as of the Statistical Calculation Date is approximately 243 months.

                                      S-38

                 YEAR OF ORIGINATION OF GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
      YEAR OF ORIGINATION              LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

1996                                       1           $      4,452.19                   *
1998                                      30                784,180.17                0.28%
1999                                      49              1,053,165.92                0.38
2000                                     194              5,230,700.49                1.86
2002                                       1                 17,780.37                   *
2003                                     161              6,728,777.05                2.40
2004                                   1,343             66,209,919.24               23.59
2005                                   3,444            200,603,222.11               71.48
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


     The earliest month and year of origination of any Group II Mortgage Loan as of the Statistical Calculation Date is August 1996 and the latest month and year of origination of any Group II Mortgage Loan as of the Statistical Calculation
Date is April 2005.

                    OCCUPANCY TYPE OF GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
        OCCUPANCY TYPE                 LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

Owner Occupied                         5,212           $280,331,936.77               99.89%
Non-Owner Occupied                        11                300,260.77                0.11
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


                    CREDIT QUALITY OF GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
        CREDIT QUALITY                 LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

Excellent                              3,740           $217,024,129.08               77.33%
Superior                                 352             15,365,904.73                5.48
Good                                     106              4,062,816.49                1.45
Fair                                       1                 22,152.25                   *
Not Available                          1,024             44,157,194.99               15.73
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


     Credit grades run from Excellent to Superior to Good to Fair in descending order.

                                      S-39

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                             GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
STATE                                  LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

Alabama                                   36           $  1,399,466.27                0.50%
Alaska                                     7                503,489.95                0.18
Arizona                                  264             14,604,275.91                5.20
California                               410             29,068,197.16               10.36
Colorado                                 266             14,938,596.96                5.32
Connecticut                              116              6,440,038.96                2.29
Delaware                                  44              2,536,703.09                0.90
Florida                                  421             22,250,853.18                7.93
Georgia                                  103              5,534,723.29                1.97
Hawaii                                     1                 34,870.14                   *
Idaho                                     33              1,628,523.97                0.58
Illinois                                 203              9,320,638.72                3.32
Indiana                                  118              5,131,555.24                1.83
Iowa                                      57              2,734,615.72                0.97
Kentucky                                 104              4,644,181.19                1.65
Louisiana                                 77              3,254,579.01                1.16
Maine                                     22              1,191,573.22                0.42
Maryland                                 183             10,811,797.93                3.85
Massachusetts                             69              4,062,719.66                1.45
Michigan                                 338             17,897,034.53                6.38
Minnesota                                 26              1,493,046.01                0.53
Mississippi                               22                988,792.16                0.35
Missouri                                 150              7,462,543.51                2.66
Montana                                    2                174,885.19                0.06
Nebraska                                  24              1,439,759.76                0.51
Nevada                                    52              3,343,346.65                1.19
New Hampshire                             37              1,762,314.17                0.63
New Jersey                                70              4,737,974.78                1.69
New Mexico                                34              1,923,753.89                0.69
New York                                  37              1,717,860.03                0.61
North Carolina                            23              1,034,328.51                0.37
North Dakota                               5                208,315.52                0.07
Ohio                                     382             18,015,062.26                6.42
Oklahoma                                  72              3,345,375.04                1.19
Oregon                                   124              7,372,885.68                2.63
Pennsylvania                             438             22,261,458.98                7.93
Rhode Island                              11                796,478.12                0.28
South Carolina                            42              1,995,448.71                0.71
South Dakota                               7                275,160.28                0.10
Tennessee                                 34              1,415,157.82                0.50
Utah                                     101              5,169,310.54                1.84
Vermont                                    2                102,951.02                0.04
Virginia                                 263             14,824,924.70                5.28
Washington                               227             12,362,262.88                4.41
Wisconsin                                162              8,222,179.12                2.93
Wyoming                                    4                198,188.11                0.07
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


     No more than approximately 0.27% of the Group II Mortgage Loans as of the
Statistical Calculation Date are secured by mortgaged properties located in any one zip code.

                                      S-40

                DEBT-TO-INCOME RATIOS OF GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
   DEBT-TO-INCOME RATIOS (%)           LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

 5.001 to 10.000                           4           $    136,914.91                0.05%
10.001 to 15.000                          32              1,315,453.75                0.47
15.001 to 20.000                          88              4,288,822.29                1.53
20.001 to 25.000                         228              9,613,627.27                3.43
25.001 to 30.000                         492             22,874,413.11                8.15
30.001 to 35.000                         765             36,660,273.12               13.06
35.001 to 40.000                         980             51,491,313.25               18.35
40.001 to 45.000                       1,062             56,227,185.72               20.04
45.001 to 50.000                         972             59,406,946.06               21.17
50.001 to 55.000                         600             38,617,248.06               13.76
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


     The weighted average debt-to-income ratio of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 40.40%. The debt-to-income ratio was determined at each loan's date of origination.

                  PREPAYMENT CHARGE FOR GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
  PREPAYMENT CHARGE ORIGINAL     GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
         TERM (MONTHS)                 LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

No Prepayment Charge                     900           $ 47,241,453.78               16.83%
12                                        13              1,095,381.73                0.39
24                                        79              4,673,838.91                1.67
36                                     2,677            150,970,211.86               53.80
48                                         8                460,756.84                0.16
60                                     1,546             76,190,554.42               27.15
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


                 DELINQUENCY STATUS FOR GROUP II MORTGAGE LOANS



                                                     UNPAID STATISTICAL
                                                      CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                     NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                                 GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
DELINQUENCY STATUS (DAYS)              LOANS           MORTGAGE LOANS           MORTGAGE LOANS
----------------------------------------------------------------------------------------------------

0                                      4,874           $261,557,768.48               93.20%
1 to 29                                  349             19,074,429.06                6.80
----------------------------------------------------------------------------------------------------
   TOTAL                               5,223           $280,632,197.54              100.00%
----------------------------------------------------------------------------------------------------


                                      S-41

                     FICO SCORES OF GROUP II MORTGAGE LOANS



                                                   UNPAID STATISTICAL
                                                    CALCULATION DATE     PERCENTAGE OF STATISTICAL
                                   NUMBER OF        PRINCIPAL BALANCE   CALCULATION DATE PRINCIPAL
                               GROUP II MORTGAGE       OF GROUP II          BALANCE OF GROUP II
         FICO SCORE                  LOANS           MORTGAGE LOANS           MORTGAGE LOANS
--------------------------------------------------------------------------------------------------

Less than 560                            7           $    126,018.00                   *
   560 to 579                           13                424,311.40                0.15%
   580 to 599                           20                482,115.95                0.17
   600 to 619                           80              2,806,310.68                1.00
   620 to 639                          198              8,461,607.65                3.02
   640 to 659                          662             31,448,061.38               11.21
   660 to 679                          934             50,631,790.29               18.04
   680 to 699                          953             53,839,491.00               19.19
   700 to 719                          727             43,158,343.15               15.38
   720 to 739                          585             33,321,044.52               11.87
   740 to 759                          387             19,364,580.92                6.90
   760 to 779                          288             15,677,085.59                5.59
   780 to 799                          219             12,462,297.59                4.44
Greater than or equal to 800           150              8,429,139.42                3.00
--------------------------------------------------------------------------------------------------
   TOTAL                             5,223           $280,632,197.54              100.00%
--------------------------------------------------------------------------------------------------


     The weighted average FICO of the Group II Mortgage Loans as of the
Statistical Calculation Date is approximately 703. The FICO Scores were determined at each loan's date of origination. The weighted average was calculated only on loans scored as of the Statistical Calculation Date.

                                      S-42

                       THE ORIGINATOR AND THE SUBSERVICER

     Irwin Union Bank and Trust Company ("IUBT") provided the information set forth in this section concerning the Originator and the Subservicer. None of the
Depositor, the Indenture Trustee, the Underwriters or any of their respective affiliates make any representation as to the accuracy or completeness of such information.

GENERAL

     Pursuant to the Mortgage Loan Sale Agreement between IUBT, as seller (in such capacity, the "SELLER") and the Depositor, as purchaser, IUBT will sell and convey the Mortgage Loans without recourse to the Depositor on or prior to the
Closing Date. In connection with such sale, IUBT will also agree to sell to the
Depositor or the Trust, as applicable, all additional draws relating to the
HELOCs created on or after the Cut-Off Date until the end of the Managed
Amortization Period (the "ADDITIONAL BALANCES").

THE SUBSERVICER

     Irwin Home Equity Corporation ("IHE" or the "SUBSERVICER") is an Indiana
corporation with a single facility in San Ramon, California. IHE will initially be the sole subservicer of the Mortgage Loans. The Subservicer will service the
Mortgage Loans pursuant to a subservicing agreement between IHE and IUBT.
Notwithstanding such subservicing arrangement, IUBT will remain responsible to the Trust and the holders of the Notes for the servicing of the Mortgage Loans.
IHE is a wholly-owned subsidiary of IUBT, which is a direct wholly-owned subsidiary of Irwin Financial Corporation ("IFC"), a specialized financial services company headquartered in Columbus, Indiana. IHE assists IUBT in identifying mortgage loans that are appropriate for origination or acquisition by IUBT in selected markets nationwide using a combination of direct mail, broker channels, internet sites, correspondent lenders, telemarketing and portfolio acquisition. IHE services these loans on behalf of IUBT. IUBT's home equity line of credit and closed-end, fixed rate products are marketed primarily as debt consolidation loans for a target market of creditworthy and active borrowers. As of March 31, 2005, IHE's and IUBT's home equity line of business had over $1.0 billion in assets, had originated in aggregate over $7.7 billion in mortgage loans and IHE was a Freddie Mac approved seller-servicer. The home equity program underwrites first and second lien mortgage loans secured by one-
to four-family residences located primarily in selected metropolitan markets in the United States.

     The Subservicer engages in mortgage loan servicing, including servicing of previously securitized or sold loans, which involves, among other things, the processing and administration of mortgage loan payments in return for a servicing fee. At March 31, 2005, the Subservicer serviced 61,603 mortgage loans with an outstanding principal balance of approximately $2.9 billion.

     As of March 31, 2005, IHE and IUBT together had approximately 678 employees involved in the home equity program. The Subservicer's offices are located at
12677 Alcosta Boulevard, Suite 500, San Ramon, California, 94583 and its
telephone number is (925) 277-2001.

     The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the
Subservicer's servicing portfolio. The Subservicer's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment that were originated by the Master Servicer's home equity business.

                                      S-43

                      THE SUBSERVICER'S SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                    Year Ended         Year Ended         Year Ended         Year Ended     Three Months Ended
                                December 31, 2001  December 31, 2002  December 31, 2003  December 31, 2004    March 31, 2005
                                -----------------  -----------------  -----------------  -----------------  ------------------

Loans acquired and originated:      $1,149,409         $1,067,227         $1,133,316         $1,442,314         $  429,614

Loan Volume:
   Lines of Credit:                 $  317,579         $  443,323         $  324,094         $  508,287         $   92,326
   Loans:                           $  831,830         $  623,903         $  809,222         $  934,027         $  337,288
Total Servicing Portfolio:          $2,317,975         $2,502,685         $2,568,356         $2,807,367         $2,948,104

Loans Securitized:                  $1,045,707         $  470,825         $  305,000         $  420,336         $        0

Securitized loan balance
   (cumulative): (1)                $1,721,048         $1,518,582         $1,098,594         $  696,481         $  605,673


----------
(1)  Excludes the outstanding loan balance of securitizations in which residuals have been sold.

DELINQUENCY AND LOSS EXPERIENCE OF THE SUBSERVICER'S SERVICING PORTFOLIO

     The following tables summarize the delinquency and loss experience for closed-end, fixed-rate first and second mortgage loans and adjustable-rate home equity lines of credit originated or acquired by IUBT and serviced by IHE. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage
Loans will be similar to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)



--------------------------------------------------------------------------------------------------------------------------
                                                YEAR ENDED                                              THREE MONTHS ENDED
                                               DECEMBER 31,                                                  MARCH 31,
--------------------------------------------------------------------------------------------------------------------------
                               2001                2002                2003                2004                2005
                        ------------------  ------------------  ------------------  ------------------  ------------------
                        Number              Number              Number              Number              Number
                          of      Dollar      of      Dollar      of      Dollar      of      Dollar      of      Dollar
Accounts Managed         Loans    Amount     Loans    Amount     Loans    Amount     Loans    Amount     Loans    Amount
--------------------------------------------------------------------------------------------------------------------------

Principal Balance of
   Mortgage Loans ....  65,596  $2,317,975  64,242  $2,502,685  57,357  $2,568,356  59,502  $2,807,367  61,603  $2,948,104

30-59 Days Past
   Due (1) ...........   1,647  $   45,218   1,446  $   45,933   1,512  $   49,303   1,445  $   51,202     977  $   35,527

60-89 Days Past
   Due (1) ...........     708  $   18,257     659  $   20,504     611  $   20,272     489  $   17,175     367  $   14,119

90+ Days Past
   Due (1) ...........   2,087  $   47,909   1,652  $   42,527     757  $   27,255     553  $   20,428     466  $   18,019

Foreclosures .........     223  $   10,800     377  $   19,861     492  $   24,385     506  $   23,194     526  $   24,283

REO Properties (2) ...      38  $    2,443      53  $    3,107      49  $    2,662      31  $    1,330      35  $    1,634


----------
(1)  Contractually past due excluding mortgage loans in the process of foreclosure.

(2)  "REAL ESTATE OWNED" properties - properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by IUBT pending disposition.

                                      S-44

                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                                                                                  THREE MONTHS
                                                                    YEAR ENDED                        ENDED
                                                                   DECEMBER 31,                     MARCH 31,
                                              -------------------------------------------------   ------------
                                                 2001         2002         2003         2004          2005
                                              ----------   ----------   ----------   ----------   ------------

Aggregate Principal Balance Outstanding....   $2,317,975   $2,502,685   $2,568,356   $2,807,367    $2,948,104
Net Charge-offs (1)........................   $   36,694   $   63,089   $   85,248   $   61,318    $   10,900
Total Loans in Foreclosure.................   $   10,800   $   19,861   $   24,385   $   23,194    $   24,283
--------------------------------------------------------------------------------------------------------------
Net Charge-offs as a Percentage of
Aggregate Principal Balance
Outstanding at period-end..................         1.58%        2.52%        3.34%        2.18%        1.50%(2)


----------
(1)  Net Charge-offs refers to writedowns on properties prior to liquidation and the actual liquidated loss incurred on a mortgaged property when sold net of recoveries.

(2)  Annualized.

     The home equity program commenced receiving applications for mortgage loans under its lending programs in 1995, and IUBT funded its first loan under the home equity program in March 1995. Accordingly, neither the Master Servicer nor the Subservicer has historical delinquency, bankruptcy, foreclosure or default experience prior to such time that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the
Mortgage Loans being sold to the Trust.

LEGAL PROCEEDINGS

     IUBT

     IUBT is a defendant in several actions in connection with loans IUBT purchased from Community Bank of Northern Virginia ("COMMUNITY"): Hobson and
Nixon v. Irwin Union Bank and Trust Company et al., Kossler vs. Community Bank
of Northern Virginia and Irwin Union Bank and Trust Company, Ransom v. Irwin
Union Bank & Trust Company et al. and Chatfield v. Irwin Union Bank & Trust
Company et al. In these actions, the plaintiffs allege various violations of law, including violations of the Truth-in-Lending Act ("TILA"), HOEPA, the
Residential Settlement Procedures Act ("RESPA") and the Racketeer Influenced and
Corrupt Organizations Act ("RICO"). The plaintiffs have alleged that IUBT has assignee liability under HOEPA. If the plaintiffs in those actions prevail at trial, possible damages could include TILA remedies, such as rescission, actual damages, statutory damages and attorneys' fees and costs. Possible HOEPA remedies include the refunding of all closing costs, finance charges and fees paid by the borrower. RESPA remedies could include treble damages for each service for which there was an unearned fee, kickback or overvalued service.
RICO remedies could include treble plaintiffs' actually proved damages.

     The Judicial Panel on Multidistrict Litigation have granted IUBT's motion to transfer Hobson, Chatfield and Ransom to the Western District of Pennsylvania
for coordinated or consolidated proceedings with the Kossler action.

     Affiliates

     A direct subsidiary of IUBT, Irwin Mortgage Corporation (formerly known as
Inland Mortgage Corporation) ("IMC"), is a defendant in Culpepper v. Inland
Mortgage Corporation, a class action lawsuit in the United States District Court for the Northern District of Alabama, filed in April 1996, alleging that IMC violated RESPA relating to IMC's payment of broker fees to mortgage brokers. In this case, the 11th Circuit Court of Appeals upheld the district court's certification of a plaintiff class. In October 2001, the Department of Housing and Urban Development ("HUD") issued a policy statement that explicitly disagreed with the 11th Circuit's interpretation of RESPA and with the court's ruling upholding class certification in this case. Subsequently, in a

                                      S-45

case with issues similar to this one, the 11th Circuit recognized that it was, in effect, overruling its previous decision upholding class certification in this case. To date, however, the certification of the class in this case has not been overturned.

     If the class is not decertified and the district court finds that IMC violated RESPA, IMC could be liable for damages equal to three times the amount of that portion of payments made to the mortgage brokers that is ruled unlawful.
Based on notices sent by the plaintiffs to date to potential class members and additional notices that might be sent in this case, IMC believes the class is not likely to exceed 32,000 borrowers who meet the class specifications.

     An adverse outcome in this case could result in substantial monetary damages that could be material to the financial position of IUBT.

     See "Risk Factors--Origination" in this prospectus supplement.

SOLICITATION PROCESS

     Since January 1995, IUBT's home equity program has processed responses from its geographic mailing base. IUBT also receives customer applications through loan brokers and the internet. A portion of the Mortgage Loans being sold to the
Trust were originated by correspondent lenders, including loans in states where
IUBT does not originate its own loans.

     IHE uses pre-screening and list processing (response modeling) techniques in connection with direct-mail methods to assist IUBT in contacting creditworthy and profitable customer segments within a targeted mail base. IHE also assists
IUBT in using direct-mail to contact individuals identified in public records as having a second mortgage and IUBT uses the internet to accept applications from aggregator sites, banner ad respondents and direct mail recipients. IUBT also receives applications from a network of approved mortgage brokers. In the ordinary course of its business, IUBT, including through its affiliates, may offer mortgage products via promotions or solicitations as well as respond to unsolicited requests for refinancing from mortgagors on the Mortgage Loans. IUBT may also waive any prepayment charges with respect to any refinancing of the
Mortgage Loans.

UNDERWRITING STANDARDS

     The Mortgage Loans (other than those originated by correspondent lenders or acquired by means of portfolio acquisition) were underwritten by IUBT in accordance with its underwriting standards. The mortgage loans originated by correspondent lenders were originated in accordance with the underwriting criteria of IUBT and applied by the originating institution at the time of origination of the related mortgage loan. The portfolio acquisition Mortgage
Loans were not underwritten in accordance with IUBT's underwriting standards.
The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans (other than the portfolio acquisitions). However, there can be no assurance that the quality or performance of all Mortgage Loans will be equivalent in every respect under all circumstances.

     IUBT does not fully reunderwrite the acquired loans to its own lending criteria but does evaluate acquired loans (including the HEL 125s acquired from
Countrywide Home Loans, Inc.) in light of experience with mortgage loans originated by IUBT pursuant to its lending criteria. Relevant factors used in evaluating the acquired loans include but are not limited to: (i) borrower credit scores; (ii) general credit history of the borrower; and (iii) combined loan-to-value ratios. Similar evaluation criteria are applied with respect to mortgage loans originated by IUBT pursuant to the underwriting standards developed by IHE at the direction of IUBT. However, there can be no assurance that the quality or performance of mortgage loans originated by IUBT pursuant to the underwriting standards developed by IHE at the direction of IUBT or to the quality or performance of other mortgage loans originated by the various originators of the Mortgage Loans.

     Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from national credit reporting companies is required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt

                                      S-46

payments and record of any defaults, bankruptcies, repossessions or judgments.
Appraisals and property valuations range from full appraisals to the use of prior purchase price. Title searches range from full ALTA policies to property profiles. The appraisal, title and insurance requirements obtained in connection with each loan vary based on loan amount, lien position, property type, location and originating lender.

     The underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending on the dates on which mortgage loans are originated, such mortgage loans may have been originated pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Trust may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain Mortgage
Loans were originated using less stringent underwriting requirements, such
Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated pursuant to more stringent underwriting requirements.

     IHE selected the Mortgage Loans to be acquired by IUBT from among the
Mortgage Loans offered to it by approved originators. All acquired loans from correspondent lenders were reviewed and approved by IUBT both at underwriting and at post-closing to ensure that underwriting and documentation guidelines were satisfied. The acquisition requirements for certain types of Mortgage Loans may change from time to time, which in certain instances may result in less stringent requirements. The Mortgage Loans originated by lenders other than IUBT or correspondent lenders were originated in accordance with various underwriting criteria being applied by the originating institutions at the time of origination of the related Mortgage Loan.

SERVICING PROVISIONS

     The Trust will appoint IUBT as Master Servicer pursuant to the Sale and
Servicing Agreement. The Master Servicer will be responsible for servicing the
Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement. Initially, the Subservicer will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement.
Notwithstanding such subservicing arrangements, IUBT will remain responsible to the Trust and the holders of the Note for the servicing of the Mortgage Loans.
See "Description of the Sale and Servicing Agreement" in this prospectus supplement and "Servicing of Loans" in the accompanying prospectus.

     Billing statements will be mailed monthly by the Master Servicer to
Mortgagors with a payment due. Such statements will detail the monthly activity on the related Mortgage Loan and specify the monthly payment due thereon.

     The Master Servicer's servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in applicable laws and regulations and other considerations.
The Sale and Servicing Agreement will require the Master Servicer to charge-off delinquent loans once they are 180 days delinquent.

                                   THE ISSUER

     The Issuer is a statutory trust formed under the laws of the State of
Delaware pursuant to the Trust Agreement for the purposes described in this prospectus supplement. The Trust Agreement constitutes the 'governing instrument' under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the
Issuer (the "TRUST ESTATE") and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Issuer's principal offices are in Wilmington, Delaware, in care of
Wilmington Trust Company, as Owner Trustee, at Rodney Square North, 1100 North
Market Street, Wilmington, Delaware 19890-0001.

                                      S-47

                                THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement.
The Owner Trustee is a banking corporation organized under the laws of the State of Delaware with offices located in Wilmington, Delaware.

     Neither the Owner Trustee nor any director, officer or employee of the
Owner Trustee will be under any liability to the Issuer or the Security holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the
Trust Agreement.

     The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Depositor, the Master Servicer and/or their affiliates. Payment of the fees and disbursements of the Owner Trustee will be the obligation of the Depositor or an affiliate thereof.

     The Owner Trustee may resign at any time, in which event the Indenture
Trustee will be obligated to appoint a successor Owner Trustee. The Indenture
Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the Trust Agreement or if the Owner
Trustee becomes insolvent. Upon becoming aware of such circumstances, the
Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner
Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

                              THE INDENTURE TRUSTEE

     U.S. Bank National Association, a national banking association, is the
Indenture Trustee under the Indenture. The principal offices of the Indenture
Trustee are located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota
55107.

     The Indenture Trustee may have normal banking relationships with the
Depositor, the Master Servicer and/or their affiliates.

     The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Indenture Trustee as set forth in the
Indenture. The Issuer, as set forth in the Indenture, is obligated to remove the
Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as
Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Issuer will be obligated to appoint a successor Indenture Trustee. The Indenture Trustee may also be removed at any time by the holders of a majority of the aggregate Note
Balance of the Offered Notes. Any resignation or removal of the Indenture
Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture
Trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The
summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Offered Notes are being offered hereby.

     The Notes will be secured by the assets of the Trust pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i)
the assignment of the Depositor's right, title and interest in and to the

                                      S-48

Mortgage Loans (including all Additional Balances), (ii) all funds on deposit from time to time in the Note Payment Account, the Collection Account and the
Trustee Collection Account (each as defined herein), (iii) the assignment of the
Depositor's right, title and interest in and to the representations and warranties made by IUBT in the Mortgage Loan Sale Agreement and (iv) all
proceeds of the foregoing.

     The Variable Funding Notes will be issued to the Depositor and then transferred by the Depositor to IUBT. The Variable Funding Balance of the
Variable Funding Notes will be increased from time to time until the end of the
Managed Amortization Period in consideration for Additional Balances sold to the
Issuer by IUBT, if Principal Collections from Loan Group I in respect of the
Collection Period are insufficient or unavailable to cover the full consideration therefor. The consideration for any such sale will be an increase in the Variable Funding Balance. Notwithstanding any of the foregoing, (1) the
Variable Funding Balance may not exceed $5,000,000 for the Variable Funding
Notes (the "MAXIMUM VARIABLE FUNDING BALANCE") and (2) the Variable Funding
Balance may not increase by more than $100,000 in any calendar month unless the
Indenture Trustee is provided a tax opinion to the effect that such increase will not have a material adverse tax consequence to the Trust. The initial
Variable Funding Balance will be zero.

BOOK-ENTRY NOTES

     The Offered Notes will initially be issued as Book-Entry Notes (the
"BOOK-ENTRY NOTES"). Persons acquiring beneficial ownership interests in the
Offered Notes (the "OFFERED NOTE OWNERS") may elect to hold their Offered Notes through DTC in the United States, or Clearstream, Luxembourg or Euroclear, in
Europe if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more securities that equal the aggregate principal balance of the Offered Notes and will initially be registered in the name of Cede & Co., as nominee of DTC ("CEDE"). Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's, Luxembourg's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT
DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the
Book-Entry Notes in minimum denominations of $1,000 and in integral multiples of
$1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a
"DEFINITIVE NOTE"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Offered Notes will be Cede, as nominee of DTC. Offered Note Owners will not be Holders as that term is used in the
Indenture.

     A Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial
Owner's Financial Intermediary is not a DTC Participant and on the records of
Clearstream, Luxembourg or Euroclear, as appropriate).

     Offered Note Owners will receive all payments of principal and interest on the Offered Notes from the Indenture Trustee through DTC and DTC Participants.
While the Offered Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit payments of principal and interest on the Offered Notes.

     Participants and Indirect Participants with whom Offered Note Owners have accounts with respect to Offered Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective
Offered Note Owners. Accordingly, although Offered Note Owners will not possess physical certificates, the Rules provide a mechanism by which Offered Note
Owners will receive payments and will be able to transfer their interest.

     Offered Note Owners will not receive or be entitled to receive Definitive
Notes representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until

                                      S-49

Definitive Notes are issued, Offered Note Owners who are not Participants may transfer ownership of Offered Notes only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer the Offered Notes, by book-entry transfer, through DTC for the account of the purchasers of such Offered Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Offered Note Owners.

     Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Offered
Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants
in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
Because DTC can only act on behalf of Financial Intermediaries, the ability of a
Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Offered Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Indenture Trustee that, unless and until Definitive
Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Notes. Clearstream,
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of Offered Notes under the Indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes which conflict with actions taken with respect to other
Offered Notes.

     Definitive Notes will be issued to Beneficial Owners of the Book-Entry
Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the
Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the
Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Offered Note Balance of the Offered Notes advise DTC through the
Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all
Beneficial Owners of the occurrence of such event and the availability through
DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive
Notes, and thereafter the Indenture Trustee will recognize the holders of such
Definitive Offered Notes as Holders under the Indenture.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among
Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors--Consequences of owning book-entry notes" in this prospectus supplement and Annex I hereto and "Risk
Factors--Book-entry registration may limit your ability to sell securities and delay your receipt of payments " in the accompanying prospectus.

                                      S-50

     None of the Depositor, the Master Servicer, the Subservicer or the
Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the
Offered Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS

     Payments on the Notes will be made by the Indenture Trustee or the Paying
Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in July 2005 (each, a "PAYMENT
DATE"). Payments on the Offered Notes will be made to the persons in whose names such Offered Notes are registered at the close of business on the day prior to each Payment Date (or, if the Offered Notes are no longer Book-Entry Notes, at the related record date). See "Description of the Securities--Book-Entry Notes"
in this Prospectus Supplement. Payments will be made by check or money order mailed (or upon the request of a Holder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be
DTC or its nominee) as it appears on the note register. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to holders of such final payment. A "BUSINESS DAY" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, Maryland, New York, Indiana or Delaware
are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

     The "NOTE RATE" for the Offered Notes will be the per annum rate as set forth under "Summary--Terms of the Offered Notes" of this Prospectus Supplement.
Interest payments will accrue on each class of Offered Notes on each Payment
Date at the related Note Rate, subject to the limitations set forth below, which may result in Interest Carry-Forward Amounts. The weighted average net mortgage interest rate of the Mortgage Loans will equal the weighted average of the interest rates on the Mortgage Loans net of the servicing fee rate and the indenture trustee fee rate and will be determined as of the first day of the month preceding the month in which the applicable Payment Date occurs.

     On any Payment Date for which the Note Rate for any of the Offered Notes has been limited by the weighted average net mortgage interest rate of the
Mortgage Loans, the excess of (a) the amount of interest that would have accrued on such Notes during the related Interest Period had such amount been determined pursuant to either (i) one-month LIBOR plus the fixed margin specified for such
Notes in the footnotes to the table under "Summary--Terms of the Offered Notes"
of this prospectus supplement (but not in excess of 13.00% per annum) or (ii)
the fixed rate specified for such Notes in the footnotes to the table under
"Summary--Terms of the Offered Notes" of this prospectus supplement over (b) the interest actually accrued on the related Note during such Interest Period (such excess, an "INTEREST CARRY-FORWARD AMOUNT") will accrue interest at the related
Note Rate (as adjusted from time to time) and will be paid on subsequent Payment
Dates to the holders of such Notes to the extent funds are available therefor.

     Interest on each class of Offered Notes in respect of any Payment Date will accrue for the related Interest Period on the related Note Balance. The
"INTEREST PERIOD" with respect to any Payment Date and each class of Variable
Rate Notes will be (i) with respect to the Payment Date in July 2005, the period commencing on the Closing Date and ending on the day preceding the Payment Date in July 2005, and (ii) with respect to any Payment Date after the Payment Date in July 2005, the period commencing on the Payment Date immediately preceding the month in which such Payment Date occurs and ending on the day preceding each
Payment Date. Interest on the Variable Rate Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. The Interest Period with respect to the Fixed Rate Notes will be the calendar month preceding the month in which such Payment Date occurs. Interest on the Fixed Rate Notes will be calculated on the basis of a 30-day month and
360 day year.

                                      S-51

     The interest rate on the Variable Funding Notes is expected to equal the
Note Rate on the Class I-A Notes for any Payment Date for the related Interest
Period.

DETERMINATION OF LIBOR

     On each Payment Date, the Indenture Trustee will establish LIBOR. As to any
Interest Period, LIBOR will equal, for any Interest Period other than the first
Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period.
With respect to the first Interest Period, LIBOR will equal the rate for United
States dollar deposits for one month that appears on the Telerate Screen Page
3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master
Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

     "TELERATE SCREEN PAGE 3750" means the display page so designated on the
Moneyline Telerate service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks).

     The "REFERENCE BANK RATE" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London,
England time, on the second LIBOR Business Day prior to the first day of such
Interest Period to prime banks in the London interbank market; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture
Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month. If no such quotations can be obtained, the Reference Bank
Rate will be the Reference Bank Rate applicable to the preceding Interest
Period.

     "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England or New
York, New York are required or authorized by law to be closed.

     The establishment of LIBOR as to each Interest Period by the Indenture
Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Offered Notes for the related Interest Period will, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

     All principal payments from whatever source made to the holders of the
Senior Notes on each Payment Date will be distributed concurrently to (a) the
Group I Notes in the aggregate and (b) the Group II Notes in the aggregate, in each case in proportion to the percentage of the Principal Collections (net of
Principal Collections from Loan Group I used to purchase Additional Balances for
Loan Group I) derived from the related Loan Group for that Payment Date until the Note Balances of the Group I Notes in the aggregate and the Group II Notes in the aggregate have been reduced to zero. After either the Note Balances of the Group I Notes in the aggregate or the Group II Notes in the aggregate are reduced to zero, all principal payments allocated to the Senior Notes will be distributed to the remaining class or classes of Senior Notes to the extent necessary to reduce the Note Balance of all Senior Notes to zero. In no event will payments of principal on a class of Offered Notes on any Payment Date exceed the related Note Balance on that Payment Date.

     During the Managed Amortization Period, Principal Collections on Mortgage
Loans for Loan Group I may be used to fund any Additional Balances on the
Mortgage Loans in Loan Group I created during the related

                                      S-52

Collection Period. Principal Collections on the Mortgage Loans in Loan Group I,
used to fund Additional Balances for any Collection Period will reduce the
Principal Distribution Amount for the Group I Notes on the related Payment Date.

     Payments of principal that are allocated to the Group I Notes will be paid generally pro rata based on outstanding Note Balance to the Class I-A Notes and the outstanding Variable Funding Balance to the Variable Funding Notes,
respectively, until paid in full. Payments of principal that are allocated to the Group II Notes will be paid sequentially to the Class II-A-1 Notes, the
Class II-A-2 Notes and the Class II-A-3 Notes in that order until each is paid in full.

     Until the Step-down Date, no principal payments will be distributed to the
Subordinate Notes unless the Note Balances of all of the Senior Notes have been reduced to zero. In addition, if on any Payment Date the Loss and Delinquency
Tests are not satisfied, amounts otherwise payable to the Subordinate Notes with respect to principal will be paid to the Senior Notes, and the Subordinate Notes will receive no distributions of principal on that Payment Date.

     On the Legal Final Payment Date for a class of Offered Notes, principal will be due and payable on such class of Offered Notes in an amount equal to the related Note Balance remaining outstanding on that Payment Date.

     The payment of principal to the Subordinate Notes after the Step-down Date is subject to the following loss and delinquency tests (the "LOSS AND
DELINQUENCY TESTS"):

     o    satisfaction of a cumulative Liquidation Loss Amount test such that the fraction (expressed as a percentage) of cumulative Liquidation
          Loss Amounts as of the respective Payment Date divided by the initial aggregate Principal Balance of the Mortgage Loans is less than or equal to the percentage set forth below for the related Collection
          Period specified below:

COLLECTION   CUMULATIVE LIQUIDATION
  PERIOD     LOSS AMOUNT PERCENTAGE
----------   ----------------------
  36 - 48           8.75%

  49 - 60          11.25%

  61 - 72          12.50%

  73+              13.25%; and

     o    satisfaction of a delinquency test such that the three-month rolling average of the aggregate Principal Balance of the Mortgage Loans that are 60 days or more delinquent (including all Mortgage Loans that are in foreclosure and Mortgage Loans that are REO Loans, but excluding
          Liquidated Mortgage Loans) in the payment of principal and interest divided by the aggregate Principal Balance of the Mortgage Loans is less than 18.40% of the Senior Enhancement Percentage.

PRIORITY OF DISTRIBUTIONS ON THE NOTES

     On each Payment Date, from Interest Collections, Principal Collections and prepayment charges with respect to the Mortgage Loans, the Indenture Trustee will make the following payments in the following order of priority after the
Master Servicer retains its Servicing Fee and any reimbursable expenses owed to the Master Servicer or the Subservicer:

o    first, to pay prepayment charges to the holders of the Certificates;

o    second, to pay the Indenture Trustee the indenture trustee fee rate and any other reimbursable expenses;

                                      S-53

o    third, to pay accrued and unpaid interest due on the Note Balance of the
     Notes at their respective Note Rates as follows:

     o    (i) to the Senior Notes on a pro rata basis in accordance with the amount of accrued interest due thereon;

     o    (ii) to the Class M-1 Notes;

     o    (iii) to the Class M-2 Notes;

     o    (iv) to the Class B-1 Notes;

     o    (v) to the Class B-2 Notes; and

     o    (vi) to the Class B-3 Notes;

o    fourth, to pay as principal on each class of the Notes, an amount equal to the Principal Distribution Amount for that Payment Date as follows:

     o    (i) to the Senior Notes, in the manner described above under
          "--Principal Payments on the Notes," until the aggregate Note Balance of the Senior Notes has been reduced to zero, the Senior Principal
          Distribution Amount for such Payment Date;

     o    (ii) to the Class M-1 Notes, until the Note Balance of the Class M-1
          Notes has been reduced to zero, the Class M-1 Principal Distribution
          Amount for such Payment Date;

     o    (iii) to the Class M-2 Notes, until the Note Balance of the Class M-2
          Notes has been reduced to zero, the Class M-2 Principal Distribution
          Amount for such Payment Date;

     o    (iv) to the Class B-1 Notes, until the Note Balance of the Class B-1
          Notes has been reduced to zero, the Class B-1 Principal Distribution
          Amount for such Payment Date;

     o    (v) to the Class B-2 Notes, until the Note Balance of the Class B-2
          Notes has been reduced to zero, the Class B-2 Principal Distribution
          Amount for such Payment Date; and

     o    (vi) to the Class B-3 Notes, until the Note Balance of the Class B-3
          Notes has been reduced to zero, the Class B-3 Principal Distribution
          Amount for such Payment Date;

o    fifth, to pay to the Senior Notes, in the manner described above under
     "--Principal Payments on the Notes," until the aggregate Note Balance of the Senior Notes has been reduced to the Senior Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount on the Mortgage
     Loans for such Payment Date;

o    sixth, to pay to the Class M-1 Notes, until the Note Balance of the Class
     M-1 Notes has been reduced to the Class M-1 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount on the Mortgage
     Loans for such Payment Date, to the extent not paid to the holders of the
     Senior Notes under clause fifth above;

o    seventh, to pay to the Class M-2 Notes, until the Note Balance of the Class
     M-2 Notes has been reduced to the Class M-2 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount on the Mortgage
     Loans for such Payment Date, to the extent not paid to the holders of the
     Senior Notes or the Class M-1 Notes under clauses fifth and sixth above, respectively;

                                       S-54

o    eighth, to pay to the Class B-1 Notes, until the Note Balance of the Class
     B-1 Notes has been reduced to the Class B-1 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount on the Mortgage
     Loans for such Payment Date, to the extent not paid to the holders of the
     Senior Notes, the Class M-1 Notes or the Class M-2 Notes under clauses fifth, sixth and seventh above, respectively;

o    ninth, to pay to the Class B-2 Notes, until the Note Balance of the Class
     B-2 Notes has been reduced to the Class B-2 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount on the Mortgage
     Loans for such Payment Date, to the extent not paid to the holders of the
     Senior Notes, the Class M-1 Notes, the Class M-2 Notes or the Class B-1
     Notes under clauses fifth, sixth, seventh and eighth above, respectively;

o    tenth, to pay to the Class B-3 Notes, until the Note Balance of the Class
     B-3 Notes has been reduced to the Class B-3 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount on the Mortgage
     Loans for such Payment Date, to the extent not paid to the holders of the
     Senior Notes, the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes
     or the Class B-2 Notes under clauses fifth, sixth, seventh, eighth and ninth above, respectively;

o    eleventh, to pay to the Senior Notes, in the manner described above under
     "--Principal Payments on the Notes," until the Note Balance thereof has been reduced to the Senior Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount;

o    twelfth, to pay to the Class M-1 Notes, until the Note Balance thereof has been reduced to the Class M-1 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount, to the extent not previously distributed to the Senior Notes pursuant to clause eleventh above;

o    thirteenth, to pay to the Class M-2 Notes, until the Note Balance thereof has been reduced to the Class M-2 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount, to the extent not previously distributed to the Senior Notes pursuant to clause eleventh above or the Class M-1 Notes pursuant to clause twelfth above;

o    fourteenth, to pay to the Class B-1 Notes, until the Note Balance thereof has been reduced to the Class B-1 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount, to the extent not previously distributed to the Senior Notes pursuant to clause eleventh above, the Class M-1 Notes pursuant to clause twelfth above or the Class
     M-2 Notes pursuant to clause thirteenth above;

o    fifteenth, to pay to the Class B-2 Notes, until the Note Balance thereof has been reduced to the Class B-2 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount, to the extent not previously distributed to the Senior Notes pursuant to clause eleventh above, the Class M-1 Notes pursuant to clause twelfth above, the Class M-2
     Notes pursuant to clause thirteenth above or the Class B-1 Notes pursuant to clause fourteenth above;

o    sixteenth, to pay to the Class B-3 Notes, until the Note Balance thereof has been reduced to the Class B-3 Optimal Principal Balance, the amount, equal to the Overcollateralization Increase Amount, to the extent not previously distributed to the Senior Notes pursuant to clause eleventh above, the Class M-1 Notes pursuant to clause twelfth above, the Class M-2
     Notes pursuant to clause thirteenth above, the Class B-1 Notes pursuant to clause fourteenth above or the Class B-2 Notes pursuant to clause fifteenth above;

o    seventeenth, to pay the Indenture Trustee, the Owner Trustee, the Master
     Servicer and the Administrator, pro rata, any unpaid expenses and other reimbursable amounts owed to the Indenture Trustee, the Owner Trustee, the
     Master Servicer and the Administrator;

o    eighteenth, to pay the holders of the Senior Notes, pro rata, any unpaid
     Interest Carry-Forward Amounts, together with interest thereon;

                                      S-55

o    nineteenth, to pay the holders of the Class M-1 Notes any unpaid Interest
     Carry-Forward Amount, together with interest thereon;

o    twentieth, to pay the holders of the Class M-2 Notes any unpaid Interest
     Carry-Forward Amount, together with interest thereon;

o    twenty-first, to pay the holders of the Class B-1 Notes any unpaid Interest
     Carry-Forward Amount, together with interest thereon;

o    twenty-second, to pay the holders of the Class B-2 Notes any unpaid
     Interest Carry-Forward Amount, together with interest thereon;

o    twenty-third, to pay the holders of the Class B-3 Notes any unpaid Interest
     Carry-Forward Amount, together with interest thereon;

o    twenty-fourth, to reimburse the holders of the Class M-1 Notes, any applicable Deferred Amount;

o    twenty-fifth, to reimburse the holders of the Class M-2 Notes, any applicable Deferred Amount;

o    twenty-sixth, to reimburse the holders of the Class B-1 Notes, any applicable Deferred Amount;

o    twenty-seventh, to reimburse the holders of the Class B-2 Notes, any applicable Deferred Amount;

o    twenty-eighth, to reimburse the holders of the Class B-3 Notes, any applicable Deferred Amount; and

o    twenty-ninth, any remaining amounts to the holders of the Certificates.

PRIORITY OF DISTRIBUTIONS ON THE NOTES MAY CHANGE UPON AN EVENT OF DEFAULT

     Upon the occurrence and continuation of any Event of Default described below under "Description of the Trust Agreement and Indenture--Events of
Default," the Indenture Trustee or holders of Notes of a majority of the aggregate Note Balance of the Notes may accelerate the maturity of the Offered
Notes. The acceleration of the Notes will result in a change in the priority of payments. The holders of the Senior Notes must be paid in full before any distributions of interest or principal may be made on the Subordinate Notes. The holders of the Class M-1 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-2 Notes, the Class B-1 Notes, the Class B-2 Notes or the Class B-3 Notes. The holders of the Class M-2 Notes must be paid in full before any distributions of interest or principal may be made on the Class B-1 Notes, the Class B-2 Notes or the Class B-3 Notes. The
holders of the Class B-1 Notes must be paid in full before any distributions of interest or principal may be made on the Class B-2 Notes or the Class B-3 Notes.
The holders of the Class B-2 Notes must be paid in full before any distributions of interest or principal may be made on the Class B-3 Notes. The Senior Notes will be paid on a pro rata basis.

     Following an Event of Default, the Indenture Trustee may elect to liquidate the Mortgage Loans and the other property of the Trust, subject to the requirements set forth in the prospectus and this prospectus supplement under
"Description of the Trust Agreement and Indenture--Events of Default."
Irrespective of the type of Event of Default, upon such a liquidation of
Mortgage Loans, (i) the holders of the Senior Notes will be paid pro rata, (ii)
no amounts will be distributed to the holders of the Subordinate Notes until all interest and principal due on the Senior Notes have been paid in full, (iii) no amounts will be distributed to the holders of the Class M-2 Notes, the Class B-1
Notes, the Class B-2 Notes and the Class B-3 Notes until all interest and principal due on the Class M-1 Notes have been paid in full, (iv) no amounts will be distributed to the holders of the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes until all interest and principal due on the Class M-2
Notes have been paid in full, (v) no amounts will be distributed to the holders of the Class B-2 Notes and the Class B-3 Notes until all interest and principal due on the Class B-1 Notes have been paid in full and (vi) no amounts will be distributed to the holders of the Class B-3 Notes until all interest and principal due on the Class B-2 Notes have been paid in full.

                                      S-56

OVERCOLLATERALIZATION

     The cashflow mechanics of the Trust are intended to create overcollateralization by using a portion or all of the available Excess Spread to make principal payments in an amount equal to the Overcollateralization
Increase Amount.

     The application of available Excess Spread will continue until the
Overcollateralization Amount equals the Overcollateralization Target Amount at which point such application will cease unless necessary on a later Payment Date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future in which case a portion of the available Excess Spread will instead be distributed to the holders of the Certificates. As a result of these mechanics, the weighted average lives of the Offered Notes will be different than they would have been in the absence of such mechanics.

     To the extent that the protection provided by the application of available
Excess Spread and the availability of overcollateralization are exhausted, holders of Notes may incur a loss on their investments. On the Closing Date, the
Overcollateralization Amount will be approximately $8,447,000.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS

     On each Payment Date, Liquidation Loss Amounts incurred on the Mortgage
Loans in the related Collection Period, to the extent not covered by related
Excess Spread or a reduction in the related Overcollateralization Amount on such
Payment Date (but not a reduction to less than zero) (such amount, an "APPLIED
LOSS AMOUNT"), will be allocated first to reduce the Note Balance of the Class
B-3 Notes, until the outstanding Note Balance has been reduced to zero, second to reduce the Note Balance of the Class B-2 Notes, until the outstanding Note
Balance has been reduced to zero, third to reduce the Note Balance on the Class
B-1 Notes, until the outstanding Note Balance has been reduced to zero, fourth to reduce the Note Balance of the Class M-2 Notes, until the outstanding Note
Balance has been reduced to zero and fifth to reduce the Note Balance of the
Class M-1 Notes, until the outstanding Note Balance has been reduced to zero. If none of the Subordinate Notes remain outstanding, any Liquidation Loss Amounts will be allocated pro rata among the Variable Funding Notes and the Senior Notes
(other than the Variable Funding Notes) according to their remaining Note
Balances.

     The reduction of the Note Balance of any class of Offered Notes by application of Liquidation Loss Amounts will entitle such class to reimbursement for such amount, with interest thereon, in accordance with the payment priorities specified in this prospectus supplement. Payment of that reimbursement amount will not further reduce the Note Balance of the applicable class.

     With respect to any class of Subordinate Notes to which an Applied Loss
Amount has been allocated (including any class for which the related Note
Balance has been reduced to zero), the Note Balance of that class will be increased up to the amount of the related Recoveries for that Payment Date, beginning with the class of Subordinate Notes with the highest relative payment priority, up to the amount of Applied Loss Amount previously allocated to reduce the related Note Balance.

THE PAYING AGENT

     The paying agent (the "PAYING AGENT") initially will be the Indenture
Trustee, together with any successor thereto. The Paying Agent will have the revocable power to withdraw funds from the Trustee Collection Account for the purpose of making payments to the holders of Notes.

MATURITY AND OPTIONAL REDEMPTION

     Each class of Offered Notes will be payable in full on its Legal Final
Payment Date specified above under "Summary--Terms of the Offered Notes" in this prospectus supplement" (the "LEGAL FINAL PAYMENT DATE"), in each case to the extent of any accrued and unpaid interest and the outstanding related Note
Balance on such date, if any.

                                      S-57

     In addition, the Master Servicer may, at its option and at its sole expense, repurchase all but not less than all of the Mortgage Loans, and thereby cause a full redemption of the aggregate outstanding Note Balance of the related class or classes of Notes, on any Payment Date on which the aggregate Principal
Balance of the Mortgage Loans (after applying payments received in the related
Collection Period) is reduced to an amount less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     In the event that all of the Mortgage Loans are purchased by the Master
Servicer, the purchase price will equal the lesser of (a) the outstanding
Principal Balance of the Mortgage Loans and (b) the fair market value of the
Mortgage Loan. Notwithstanding the foregoing, the Master Servicer may not exercise the option if the purchase price does not equal or exceed the sum of
(i) all accrued and unpaid interest (including any Interest Carry-Forward
Amounts) on the Notes, (ii) the outstanding Note Balances of the Notes and (iii)
any amounts owed to the Indenture Trustee, the Owner Trustee and the
Administrator.

     The Originator will have the option to purchase, at any time, in the aggregate five (5) Mortgage Loans in each Loan Group at a purchase price equal to the outstanding Principal Balance of the Mortgage Loans purchased plus accrued interest. An exercise of this optional purchase will cause a prepayment of principal on the related Notes.

GLOSSARY OF TERMS

     An "AMORTIZATION EVENT" will be deemed to occur upon the occurrence of any one of the following events:

     (a) the failure on the part of the Master Servicer, the Originator or the
Issuer (i) to make any payment or deposit required to be made under the Sale and
Servicing Agreement or the Indenture within five (5) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Master
Servicer or the Originator set forth in the Sale and Servicing Agreement or the
Issuer set forth in the Indenture, which failure continues unremedied for a period of ninety (90) days after written notice thereof to the Master Servicer, the Originator or the Issuer, as applicable, and such failure materially and adversely affects the interests of the holders of the Notes;

     (b) any representation or warranty made by the Originator in the Mortgage
Loan Sale Agreement or the Master Servicer or the Originator in the Sale and
Servicing Agreement or the Issuer in the Indenture shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Mortgage
Loan Sale Agreement, the Sale and Servicing Agreement or the Indenture, as
applicable, after written notice and as a result of which the interests of the holders of the Notes are materially and adversely affected; provided, that an
Amortization Event will not be deemed to occur if the Originator has repurchased or caused to be repurchased or substituted for the related Mortgage Loans during such period in accordance with the provisions of the Mortgage Loan Sale
Agreement;

     (c) the entry against the Issuer of a decree or order by a court or agency having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

     (d) the Issuer shall voluntarily go into liquidation, consent to the appointment of a trustee, receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, or agency having jurisdiction in the premises for the appointment of a receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of ninety (90) days or the
Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                                      S-58

     (e) the Issuer becomes subject to regulation by the Securities and Exchange
Commission (the "SEC") as an investment company within the meaning of the
Investment Company Act of 1940, as amended;

     (f) a Servicer Default occurs and is unremedied under the Sale and
Servicing Agreement and a qualified successor Master Servicer or Subservicer, as applicable, has not been appointed; or

     (g) the Issuer or any portion thereof is determined to be an association
(or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In the case of any event described in (a)(ii), (b) or (f), an Amortization
Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, holders of the Notes evidencing not less than 51% of the aggregate Note Balance of the Notes, declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (a)(i), (c), (d) (e) or (g), an
Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the holders of the Notes immediately upon the occurrence of such event; provided, that any Amortization
Event may be waived and deemed of no effect with the written consent of each
Rating Agency, subject to the satisfaction of any conditions to such waiver.

     "BALANCE DIFFERENTIAL" means, with respect to any Payment Date, the amount, if any, by which the sum of the aggregate Principal Balance of all Additional
Balances transferred to the Trust during the related Collection Period exceeds the Principal Collections for Loan Group I during the related Collection Period.

     "CLASS B-1 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment
Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, zero. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus
(ii) the sum of (a) the aggregate Note Balance of the Senior Notes, Class M-1
Notes and Class M-2 Notes as of such Payment Date after any distributions on such Notes and (b) approximately 17.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Senior,
Class M-1 and Class M-2 Principal Distribution Amount. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Senior,
Class M-1 and Class M-2 Principal Distribution Amounts) equal to (i) the sum of
(a) the aggregate Note Balance of the Senior Notes, Class M-1 Notes and Class
M-2 Notes as of such Payment Date after any distributions on such Notes and (b)
the Note Balance of the Class B-1 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 82.90% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

     "CLASS B-2 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment
Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, zero. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus
(ii) the sum of (a) the aggregate Note Balance of the Senior Notes, Class M-1
Notes, Class M-2 Notes and Class B-1 Notes as of such Payment Date after any distributions on such Notes and (b) approximately 13.60% of the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related
Collection Period.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Senior,
Class M-1, Class M-2 and Class B-1 Principal Distribution Amounts. With respect to any other Payment Date on or after the

                                      S-59

Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount
(but only up to the remaining Principal Distribution Amount for such Payment
Date after the distribution of the Senior, Class M-1, Class M-2 and Class B-1
Principal Distribution Amounts) equal to (i) the sum of (a) the aggregate Note
Balance of the Senior Notes, Class M-1 Notes, Class M-2 Notes and Class B-1
Notes as of such Payment Date after any distributions on such Notes and (b) the
Note Balance of the Class B-2 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 86.40% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

     "CLASS B-3 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment
Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, zero. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus
(ii) the sum of (a) the aggregate Note Balance of the Senior Notes, Class M-1
Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes as of such Payment
Date after any distributions on such Notes and (b) approximately 11.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Senior,
Class M-1, Class M-2, Class B-1 and Class B-2 Principal Distribution Amounts.
With respect to any other Payment Date on or after the Step-down Date if the
Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Senior, Class M-1, Class M-2, Class B-1 and Class B-2
Principal Distribution Amounts) equal to (i) the sum of (a) the aggregate Note
Balance of the Senior Notes, Class M-1 Notes, Class M-2 Notes, Class B-1 and
Class B-2 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class B-3 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 88.90% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

     "CLASS M-1 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment
Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, zero. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus
(ii) the sum of (a) the Note Balance of the Senior Notes as of such Payment Date after any distributions on such Notes and (b) approximately 34.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Senior
Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such
Payment Date after the distribution of the Senior Principal Distribution Amount)
equal to (i) the sum of (a) the Note Balance of the Senior Notes as of such
Payment Date after any distributions thereon and (b) the Note Balance of the
Class M-1 Notes as of such Payment Date before any distributions thereon minus
(ii) the lesser of (x) approximately 65.90% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and
(y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

     "CLASS M-2 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment
Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, zero. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor minus (ii) the sum of (a) the aggregate Note Balance of

                                      S-60

the Senior Notes and Class M-1 Notes as of such Payment Date after any distributions on such Notes and (b) approximately 23.60% of the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related
Collection Period.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Senior and Class M-1 Principal Distribution Amounts. With respect to any other Payment
Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Senior and Class M-1
Principal Distribution Amounts) equal to (i) the sum of (a) the aggregate Note
Balance of the Senior Notes and Class M-1 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-2 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 76.40% of the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Collection Period and (y) the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related
Collection Period less the Overcollateralization Floor.

     "COLLECTION PERIOD" means, with respect to any Mortgage Loan and Payment
Date, the calendar month preceding any such Payment Date.

     "DEFERRED AMOUNT" means with respect to each Payment Date for each class of
Notes, the amount by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Note Balance thereof plus interest thereon at the
Note Rate exceeds (ii) the sum of (a) the aggregate of amounts previously distributed in reimbursement thereof and (b) in the case of the Subordinate
Notes, the amount of any increases in the Note Balance of that class of
Subordinate Notes on that Payment Date and any prior Payment Dates attributable to the allocation of Recoveries to such class as provided under "--Allocation of
Losses on the Mortgage Loans" above.

     "EXCESS SPREAD" means, with respect to any Payment Date, Interest
Collections minus the amount paid on that Payment Date under clauses first, second and third under "--Priority of Distributions on the Notes" above, as applicable.

     "EXCLUDED AMOUNT" means the portion of the Principal Balance of any HELOC attributable to draws made after the end of the Managed Amortization Period or draws not otherwise transferred to the Trust. Excluded Amounts will not be transferred to the Trust, and the portion of the collections of principal and interest on the related HELOC for each Collection Period will be allocated, pro rata, between the Excluded Amount and the Principal Balance of such HELOC in the
Trust in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

     "INTEREST COLLECTIONS" means, with respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including such portion of Insurance Proceeds, Liquidation Proceeds and
Repurchase Prices as is allocable to interest on the applicable Mortgage Loan as are paid by the Master Servicer in respect of Mortgage Loans or is collected by the Master Servicer under the Mortgage Loans, reduced by (i) the Servicing Fee for the Mortgage Loans for the related Collection Period and (ii) by any late fees, assumption fees, prepayment charges, other administrative fees, release fees, bad check charges and certain other servicing related fees paid by
Mortgagors with respect to Mortgage Loans during such Collection Period). The terms of the related mortgage documents will determine the portion of each payment in respect of such Mortgage Loan that constitutes principal and interest, respectively.

     "LIQUIDATED MORTGAGE LOAN" means a defaulted Mortgage Loan as to which the
Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). For Trust reporting, all Mortgage Loans that are 180 days or more delinquent in the payment of interest or principal will be treated as
Liquidated Mortgage Loans.

     "LIQUIDATION LOSS AMOUNT" means, with respect to any Payment Date and any
Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated
Mortgage Loan, after giving effect to the Liquidation Proceeds in connection therewith.

                                      S-61

     "LIQUIDATION LOSS DISTRIBUTION AMOUNT" means, with respect to any Payment
Date, an amount equal to any Liquidation Loss Amounts incurred on the Mortgage
Loans during the related Collection Period, plus any Liquidation Loss Amounts incurred on the Mortgage Loans remaining undistributed from any previous Payment
Date. Any Liquidation Loss Amounts on the Mortgage Loans remaining undistributed from any previous Payment Date will not be required to be paid as a Liquidation
Loss Distribution Amount to the extent that such Liquidation Loss Amounts were paid by means of a payment from collections on the Mortgage Loans or were reflected in a reduction of the Overcollateralization Amount or a reduction in the Note Balances of the Subordinate Notes.

     "LIQUIDATION PROCEEDS" means the proceeds, including Insurance Proceeds, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or any REO Loan, whether through trustee's sale, foreclosure sale or otherwise, net of related liquidation expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated
Mortgage Loan other than Recoveries).

     "MANAGED AMORTIZATION PERIOD" means the period beginning on the Closing
Date and ending on the earlier of June 25, 2010 and the occurrence of an
Amortization Event.

     "MORTGAGE LOAN SALE AGREEMENT" means the Mortgage Loan Sale Agreement dated as of June 1, 2005, between Irwin Union Bank and Trust Company and the
Depositor, pursuant to which Irwin Union Bank and Trust Company will sell the
Mortgage Loans to the Depositor.

     "NOTE BALANCE" means the Offered Note Balance and/or the Variable Funding
Balance, as the context requires.

     "NOTE GROUP" means either the Group I Notes or Group II Notes, as the context requires.

     "OFFERED NOTE BALANCE" means as of any date of determination and with respect to each class of Offered Notes, the principal balance of such class of
Offered Notes on the Closing Date, reduced by the sum of (i) any amounts actually distributed as principal thereon on all prior Payment Dates (ii) in the case of the Subordinate Notes, any reductions in the Note Balance of such
Subordinate Notes due to Applied Loss Amount, and increased by, in the case of any such Subordinate Notes, the amount of any allocated Recoveries, in each case as described in this prospectus supplement.

     "OVERCOLLATERALIZATION AMOUNT" means, with respect to any Payment Date, the excess, if any, of (x) the aggregate Principal Balance of all Mortgage Loans as of the close of business on the last day of the related Collection Period, over
(y) the aggregate Note Balance of the Offered Notes and the Variable Funding
Balance, after taking into account the payment of the Principal Distribution
Amount and Liquidation Loss Amounts for such Payment Date.

     "OVERCOLLATERALIZATION FLOOR" means an amount equal to approximately
$1,797,462, which is approximately 0.50% of the initial aggregate Principal
Balance of the Mortgage Loans.

     "OVERCOLLATERALIZATION INCREASE AMOUNT" means, with respect to any Payment
Date, the amount necessary to increase the Overcollateralization Amount to the
Overcollateralization Target Amount for such Payment Date.

     "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to any Payment
Date, an amount equal to the lesser of (i) the excess, if any, of the
Overcollateralization Amount over the Overcollateralization Target Amount, after taking into account the payment of the Principal Distribution Amount for such
Payment Date (other than the amount described in clause (1) of the definition of
Principal Distribution Amount) and (ii) the Principal Collections for such
Payment Date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" means, as to any Payment Date prior to the Step-down Date, an amount equal to 5.55% of the initial aggregate
Principal Balance of the Mortgage Loans. On or after the Step-down

                                      S-62

Date, the Overcollateralization Target Amount for any Payment Date will be equal to the lesser of (a) the Overcollateralization Target Amount as of the initial
Payment Date and (b) 11.10% of the current aggregate Principal Balance of the
Mortgage Loans (after applying payments received in the related Collection
Period), but not lower than the Overcollateralization Floor; provided, however, that the scheduled reduction to the Overcollateralization Target Amount will not be made as of any Payment Date unless the Loss and Delinquency Tests are satisfied; and provided, further, that the Overcollateralization Target Amount for any Payment Date may be reduced with the prior written consent of the Rating
Agencies.

     "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (other than a
Liquidated Mortgage Loan) and as of any day, the related Cut-Off Date principal balance, plus, in the case of a HELOC, any Additional Balances thereof conveyed to the Trust, minus, in the case of all Mortgage Loans, all collections credited as principal in respect of any such Mortgage Loan in accordance with the related mortgage documents (except for any such collections allocable to any Excluded
Amount) and applied in reduction of the Principal Balance thereof. A Liquidated
Mortgage Loan will be deemed to have a Principal Balance equal to the Principal
Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Principal Balance of zero thereafter.

     "PRINCIPAL COLLECTIONS" means, with respect to any Payment Date and Loan
Group, the aggregate of the following amounts:

     (i) the total amount of payments made by or on behalf of the related
Mortgagors, received and applied as payments of principal on the Mortgage Loans in such Loan Group during the related Collection Period, as reported by the
Master Servicer or the Subservicer;

     (ii) any Liquidation Proceeds allocable as a recovery of principal plus
Recoveries received in connection with the Mortgage Loans in such Loan Group during the related Collection Period;

     (iii) if a Mortgage Loan (or Mortgage Loans) in such Loan Group was repurchased by the Originator pursuant to the Mortgage Loan Sale Agreement during the related Collection Period, 100% of the Principal Balance thereof as of the date of such repurchase; and

     (iv) other amounts received as payments on or proceeds of the Mortgage
Loans during the related Collection Period, to the extent applied in reduction of the Principal Balance thereof.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date, the total Principal Collections for the Payment Date minus (1) any
Overcollateralization Release Amount for such Payment Date, and (2) during the
Managed Amortization Period, Principal Collections used by the Trust to acquire
Additional Balances during the related Collection Period.

     "RECOVERIES" means with respect to any Liquidated Mortgage Loan, an amount received in respect of such Liquidated Mortgage Loan, which had previously been allocated as an Applied Loss Amount to a class or classes of Subordinate Notes net of reimbursable expenses to the Master Servicer.

     "REO LOAN" means a Mortgage Loan where title to the related Mortgaged
Property has been obtained by the Indenture Trustee or its nominee on behalf of the holders of Notes.

     "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Payment Date, the percentage obtained by dividing:

o    the excess of (a) the aggregate Principal Balance of Mortgage Loans as of the first day of the related Collection Period over (b) the aggregate Note
     Balance of the Senior Notes immediately prior to such Payment Date, by

o    the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Collection Period.

                                      S-63

     "SENIOR OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and
Delinquency Tests have not been satisfied, zero. With respect to any other
Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus
(ii) approximately 46.10% of the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Collection Period.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment
Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the Principal Distribution Amount for such Payment Date. With respect to any other Payment Date on or after the
Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount
(but only up to the Principal Distribution Amount for such Payment Date) equal to (i) the Note Balance of the Senior Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 53.90% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

     "STEP-DOWN DATE" means the first Payment Date occurring after the Payment
Date in June 2008 as to which the aggregate Note Balance of the Senior Notes
(after taking into account the payment of the Senior Principal Distribution
Amount on such Payment Date) will be reduced on such Payment Date (such determination to be made by the Master Servicer prior to the Indenture Trustee making actual distributions on such Payment Date) to an amount equal to the excess, if any, of (a) the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Collection Period over
(b) the greater of (x) 11.10% of the aggregate Principal Balance of the Mortgage
Loans as of the close of business on the last day of the related Collection
Period, and (y) 5.55% of the initial aggregate Principal Balance of the Mortgage
Loans, provided that the Loss and Delinquency Tests have been satisfied.

     "VARIABLE FUNDING BALANCE" means, with respect to any Payment Date and the
Variable Funding Notes, the Additional Balance Differential immediately prior to such Payment Date reduced by all distributions of principal on the Variable
Funding Notes prior to such Payment Date.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The yield to maturity and the aggregate amount of payments on the Offered
Notes will depend on the price paid by the related Offered Noteholder for such
Offered Note, the related Note Rate and the rate and timing of principal payments (including payments in excess of the monthly payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans in the related Loan Group and, in the case of the HELOCs, the rate and timing of draws and the allocations thereof. As described above a majority of the Mortgage Loans provide for the payment of a charge in connection with prepayment in full during the first one, two, three, four or five years after origination thereof.

     The rate of principal prepayments on the Mortgage Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Mortgage Loans at any time because of specific factors relating to such Mortgage Loans, such as the age of the
Mortgage Loans, the geographic location of the related Mortgaged Properties and the extent of the related Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such mortgage loans were originated. Further, the rate of prepayments may vary as between the
Group I Mortgage Loans and Group II Mortgage Loans, as between HELOCs and HELs, and as between HELOCs with Additional Balances and those without Additional
Balances. There can be no assurance as to the prepayment rate of

                                      S-64

the Mortgage Loans in the related Loan Group, or that the Mortgage Loans will conform to the prepayment experience of other mortgage loans or to any past prepayment experience or any published prepayment forecast.

     In general, if an Offered Note is purchased at a premium over its face amount and payments of principal of such Offered Note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase.
Conversely, if an Offered Note is purchased at a discount from its face amount and payments of principal of such Offered Note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

     The rate and timing of defaults on the Mortgage Loans (and for the Senior
Notes, generally on the Mortgage Loans in the related Loan Group) will also affect the rate and timing of principal payments on the Mortgage Loans (and for the Senior Notes, generally on the Mortgage Loans in the related Loan Group) and thus the yield on the Offered Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans. To the extent that any losses are incurred on any of the Mortgage Loans in a Loan Group that are not covered by the related Excess Spread or Overcollateralization Amount, the holders of the Offered Notes (and particularly the Subordinate Notes) will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

     For at least thirty-six months after the Closing Date, no principal payments will be distributed to the Subordinate Notes, unless the Note Balances of all the Senior Notes have been reduced to zero. In addition, if the Loss and
Delinquency Tests are not satisfied, the Subordinate Notes will not receive any distributions of principal until the Senior Notes are paid in full.

     The priority in which distributions are made on the Notes provides additional credit enhancement for certain classes of the Offered Notes. This priority in distribution ensures that any shortfalls in amounts payable on the
Offered Notes will be allocated first to the Class B-3 Notes, then to the Class
B-2 Notes, then to the Class B-1 Notes, then to the Class M-2 Notes, then to the
Class M-1 Notes and then to the Senior Notes. In addition, losses allocated to the Offered Notes not covered by the related Excess Spread or overcollateralization will be allocated first to the Class B-3 Notes, then to the Class B-2 Notes, then to the Class B-1 Notes, then to the Class M-2 Notes and then to the Class M-1 Notes.

     Because the Note Rate on the Class II-A-2 Notes, the Class II-A-3 Notes,
the Class M-1 Notes, the Class M-2 Notes and the Class B-1 Notes is fixed, this rate will not change in response to changes in market interest rates.
Accordingly, if market interest rates or market yields for securities similar to the Fixed Rate Notes were to rise, the market value of these Offered Notes may decline. The Note Rates on the Class I-A Notes, the Class II-A-1 Notes, the
Class B-2 Notes and the Class B-3 Notes are variable and will change in response to changes in the LIBOR rate, subject to a related maximum rate. Investors in the Variable Rate Notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices.
To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the Variable Rate Notes due to the rising interest rates may occur later than those which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield.

     Although the Mortgage Interest Rates on the HELOCs are subject to periodic adjustments, the adjustments generally:

o    will not increase or decrease the Mortgage Interest Rates over a fixed maximum rate or fixed minimum rate during the life of any HELOC; and

o    will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related note margin, which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

                                      S-65

     As a result, the Mortgage Interest Rates on the HELOCs at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans and accordingly the rate of principal payments, if any, may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the Mortgage Loans during any period or over the life of the Notes.

     With respect to the indices used in determining the Note Rates for the
Offered Notes or the Mortgage Interest Rates of the HELOCs, a number of factors affect the performance of each index and may cause an index to move in a manner different from other indices. To the extent that an index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the Offered
Notes due to the rising interest rates may occur later than those which would be produces by other indices, and in a period of declining rates, an index may remain higher than other market interest rates which may result in a higher level of prepayments of the Mortgage Loans, which, in the case of the HELOCs, adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

     The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the Depositor expects that the Master Servicer will be able to commence foreclosure proceedings on the Mortgaged Properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and additional costs could in turn delay the distribution of Liquidation Proceeds to the holders of Notes and increase the amount of Liquidation Loss Amounts on the
Mortgage Loans.

     "WEIGHTED AVERAGE LIFE" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered
Notes will be influenced by, among other factors, the rate of principal payments
(and, with respect to the HELOCs, the rate of draws) on the Mortgage Loans in the related Loan Group.

     The primary source of information available to investors concerning the
Offered Notes will be the monthly statements discussed herein under "Description of the Trust Agreement and Indenture--Reports to holders of Notes" and in the accompanying prospectus under "The Agreements--Reports to Holders", which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Notes may adversely affect the liquidity of the Offered
Notes, even if a secondary market for the Offered Notes becomes available.

     HELOCs. There can be no assurance as to the rate of principal payments or the rate of draws on the HELOCs. The rate of principal payments and/or draws may fluctuate substantially from time to time. Generally, revolving credit loans such as the HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws may be much more volatile than that for typical first lien mortgage loans. In addition, the repayment of any HELOC may be dependent on the ability of the related Mortgagor to make larger interest payments following the adjustment of the Mortgage Interest Rate during the life of such HELOC. The rate of such losses and delinquencies is likely to be higher than that of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the HELOCs that are not covered by the credit enhancement, the holders of Offered Notes will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

TABLES

     The tables set forth below for the Class I-A Notes are based on the prepayment model ("PREPAYMENT ASSUMPTION") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity lines of credit, a constant draw rate (which, for purposes of the assumptions, is the amount of Additional Balances drawn each month as an annualized percentage of the Principal

                                      S-66

Balance of the Group I Mortgage Loans outstanding at the beginning of such month) and optional redemption assumptions as indicated in the tables below. In the case of the Group I Mortgage Loans consisting of adjustable-rate, home equity lines of credit with combined loan-to-value ratios generally up to 100%
("HELOC 100S"), a 100% prepayment assumption assumes a constant draw rate of 4%
and a constant prepayment rate ("CPR") of 40% per annum. In the case of the
Group I Mortgage Loans consisting of adjustable-rate, home equity lines of credit with combined loan-to-value ratios generally over 100% and up to 125%
("HELOC 125S"), a 100% prepayment assumption assumes a constant draw rate of 4%
and a constant prepayment rate ("CPR") of 40% per annum. The Prepayment
Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity lines of credit, including the HELOCs.

     The tables set forth below for the Class II-A-1 Notes, the Class II-A-2
Notes and the Class II-A-3 Notes are based on the Prepayment Assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans, a constant draw rate (which, for purposes of the assumptions, is the amount of Additional
Balances drawn each month as an annualized percentage of the Principal Balance of the Group II Mortgage Loans outstanding at the beginning of such month) and optional redemption assumptions as indicated in the tables below. In the case of the Group II Mortgage Loans consisting of ARMs, a 100% Prepayment Assumption assumes a constant prepayment rate of 25% per annum. In the case of the Group II
Mortgage Loans consisting of fixed-rate, closed end home equity loans with combined loan-to-value ratios generally up to 100% ("HEL 100S"), a 100%
prepayment assumption assumes a constant prepayment rate of 2% per annum in the first month of the life of such home equity loan and an additional 2.0909% in each month thereafter until the twelfth month. Beginning in the twelfth month, and in each month thereafter, a 100% prepayment assumption assumes a constant prepayment rate of 25% per annum. In the case of the Group II Mortgage Loans consisting of fixed-rate, closed end home equity loans with combined loan-to-value ratios generally up to 125% ("HEL 125S"), a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum in the first month of the life of such home equity loan and an additional 1.4545% in each month thereafter until the twelfth month. Beginning in the twelfth month, and in each month thereafter, a 100% prepayment assumption assumes a constant prepayment rate of 18% per annum. The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the
HEL 100s, HEL 125s and ARMs.

     The tables set forth below for the Subordinate Notes are based on the
Prepayment Assumption which represents an assumed rate of prepayment each month relative to the then outstanding Principal Balance of a pool of home equity loans, in the case of the HELOC 100s and HELOC 125s, a constant draw rate
(which, for purposes of the assumptions, is the amount of Additional Balances drawn each month as an annualized percentage of the Principal Balance of the
Group I Mortgage Loans and Group II Mortgage Loans outstanding at the beginning of such month) and optional redemption assumptions as indicated in the tables below. In the case of the Group I Mortgage Loans consisting of HELOC 100s, a
100% Prepayment Assumption assumes a constant draw rate of 4% and a constant prepayment rate of 40% per annum. In the case of the Group I Mortgage Loans consisting of HELOC 125s, a 100% Prepayment Assumption assumes a constant draw rate of 4% and a constant prepayment rate of 40% per annum. In the case of the
Group II Mortgage Loans consisting of ARMs, a 100% Prepayment Assumption assumes a constant prepayment rate of 25% per annum. In the case of the Group II
Mortgage Loans consisting of HEL 100s, a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum in the first month of the life of such home equity loan and an additional 2.0909% in each month thereafter until the twelfth month. Beginning in the twelfth month, and in each month thereafter, a
100% Prepayment Assumption assumes a constant prepayment rate of 25% per annum.
In the case of the Group II Mortgage Loans consisting of HEL 125s, a 100%
Prepayment Assumption assumes a constant prepayment rate of 2% per annum in the first month of the life of such home equity loan and an additional 1.4545% in each month thereafter until the twelfth month. Beginning in the twelfth month, and in each month thereafter, a 100% Prepayment Assumption assumes a constant prepayment rate of 18% per annum. The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the
HELOC 100s, HELOC 125s, HEL 100s, HEL 125s and ARMs.

     The Mortgage Loans are assumed to consist of sub-pools of Mortgage Loans with the characteristics set forth below as of the Statistical Calculation Date in the table captioned "Assumed Mortgage Loan Characteristics".

                                      S-67

     In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities--Priority of
Distributions on the Notes", (ii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iii) no delinquencies or defaults occur, (iv) in the case of the HELOC 100s and the HELOC 125s, a 4% per annum draw rate is assumed for 240 months and is calculated before giving affect to prepayments,
(v) the Mortgage Loans pay on the basis of a 30-day month and a 360-day year,
(vi) the Maximum Variable Funding Balance of the Variable Funding Notes is
$5,000,000, (vii) no Amortization Event occurs, (viii) the scheduled due date for each Mortgage Loan is the first day of each calendar month, (ix) the Closing
Date is June 29, 2005, (x) one month LIBOR remains constant at 3.24% per annum,
(xi) the initial Note Balances are as set forth on the cover page hereof, (xii)
the Note Rate for the Variable Funding Notes is equal to the Note Rate for the
Class I-A Notes, (xiii) on any Payment Date prior to the Step-down Date, the
Overcollateralization Target Amount is equal to 5.55% of the initial Principal
Balance of the Mortgage Loans and on any Payment Date on or after the Step-down
Date, the Overcollateralization Target Amount is equal to 11.10% of the current aggregate Principal Balance of the Mortgage Loans (after applying payments received in the related Collection Period), but not lower than the
Overcollateralization Floor, (xiv) Six Month LIBOR remains constant at 3.6275%
per annum, (xv) prime rate remains constant at 6.0% per annum, (xvi) the
Indenture Trustee receives a monthly fee of 0.0038% per annum of the aggregate
Principal Balance of the Mortgage Loans and (xvii) unless otherwise noted, the
Master Servicer has not exercised the optional termination as set forth in
"Description of the Securities--Maturity and Optional Redemption."

     The actual characteristics and performance of the Mortgage Loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and
(in the case of the HELOCs) draw scenarios. For example, it is very unlikely that the Mortgage Loans will prepay and/or experience draws at a constant rate until maturity or that all Mortgage Loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Note Balances outstanding over time and the weighted average life of the Offered Notes. Neither the CPR model, the constant draw rate assumption, the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the Principal Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables.
Such variations may occur even if the average prepayment experience of all
Mortgage Loans equals the indicated percentage of the CPR or the Prepayment
Assumption.

                                      S-68

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                  LOAN GROUP I

--------------------------------------------------------------------------------



                 INITIAL            GROSS       ORIGINAL TERM   REMAINING TERM      MINIMUM         MAXIMUM
               OUTSTANDING         MORTGAGE      TO MATURITY     TO MATURITY        MORTGAGE        MORTGAGE
LOAN TYPE   PRINCIPAL BALANCE   INTEREST RATE      (MONTHS)        (MONTHS)      INTEREST RATE   INTEREST RATE   GROSS MARGIN
---------   -----------------   -------------   -------------   --------------   -------------   -------------   ------------

HELOC100      $   269,999.96        5.4509           240              238            3.3259         13.3259         -0.1000
HELOC100      $ 5,059,445.96        7.6837           240              234            4.9779         14.9779          2.1853
HELOC100      $   298,181.88        7.1189           240              212            5.4482         15.4482          0.7837
HELOC100      $   287,417.85        5.6305           240              225            3.9993         13.9993          0.0844
HELOC100      $   466,603.03        6.1766           240              237            3.9231         13.9231          0.6150
HELOC100      $11,792,292.04        8.1699           240              234            5.7250         15.7202          2.6288
HELOC100      $    97,343.62        6.2778           240              231            3.3142         13.3142          0.7778
HELOC100      $13,208,408.28        7.8344           240              230            5.5657         15.5657          2.1884
HELOC100      $ 2,975,179.25        9.1555           240              232            6.9205         16.8318          3.5678
HELOC100      $    16,030.00        5.2129           240              234            2.2771         12.2771         -0.2871
HELOC100      $    22,100.00        5.6262           240              238            3.5550         13.5550         -0.1000
HELOC100      $   412,727.42        8.7096           240              236            6.3542         16.3542          3.1430
HELOC125      $   443,522.32       10.6965           240              236            8.3770         18.3770          5.0704
HELOC125      $33,216,948.41       12.3508           240              234            9.5620         19.5173          6.8471
HELOC125      $    39,836.91       13.9000           240              232           10.9000         20.9000          8.4000
HELOC125      $ 7,266,141.66       11.8209           240              233            9.2695         19.2588          6.2732
HELOC125      $ 2,662,766.48       13.1325           240              229           10.4724         20.5327          7.4158
HELOC125      $   167,224.66       13.3665           240              233           10.5164         20.5164          7.8665
HELOC125      $   158,027.72       11.2120           240              234            8.5570         18.5570          5.6171


                                      S-69

                                  LOAN GROUP II

--------------------------------------------------------------------------------

                 INITIAL            GROSS       ORIGINAL TERM   REMAINING TERM
               OUTSTANDING        MORTGAGE       TO MATURITY     TO MATURITY
LOAN TYPE   PRINCIPAL BALANCE   INTEREST RATE      (MONTHS)        (MONTHS)
---------   -----------------   -------------   -------------   --------------
HEL100        $   233,850.33        5.3897           120              118
HEL100        $   464,432.28        5.3750           120              117
HEL100        $    14,766.23        9.1500           120               43
HEL100        $   157,295.08        6.5491           180              165
HEL100        $   453,594.99        5.3886           180              178
HEL100        $ 1,534,789.51        5.8462           180              171
HEL100        $   282,587.72        5.4912           180              172
HEL100        $   143,967.15        5.4380           240              238
HEL100        $   302,313.10        5.9074           300              291
HEL100        $    55,894.00        5.4000            60               57
HEL100        $   124,438.98        5.7510           120              117
HEL100        $ 2,635,205.69        5.7407           120              115
HEL100        $ 4,977,978.86        5.9760           120              114
HEL100        $   305,427.06        7.1583           120              104
HEL100        $ 1,732,157.14        5.6358           180              177
HEL100        $14,849,661.90        6.5563           180              175
HEL100        $    49,645.83        6.5000           180              177
HEL100        $36,570,469.35        6.8030           180              170
HEL100        $ 1,755,981.96        9.2139           180              156
HEL100        $    98,530.86        8.5000           240              232
HEL100        $   221,740.42        5.4341           240              236
HEL100        $ 3,741,207.32        8.6957           240              232
HEL100        $    44,410.59        9.4500           240              234
HEL100        $ 7,691,726.29        6.5553           240              235
HEL100        $   529,751.45        9.3864           240              221
HEL100        $   462,034.78       11.0817           300              297
HEL100        $   421,095.51        6.6612           300              296
HEL100        $16,342,102.39        9.3462           300              294
HEL100        $   105,702.65        8.6133           300              297
HEL100        $ 7,588,512.65        6.4923           300              296
HEL100        $ 4,350,460.23        9.4645           300              294
HEL100        $   156,678.80        5.4407            60               58
HEL100        $   788,902.88        5.7272            60               57
HEL100        $    98,308.01        7.2347            60               56
HEL125        $   319,313.52       10.6705           120              118
HEL125        $   111,141.25       11.9420           120               82
HEL125        $    73,301.38       11.8218           120              117
HEL125        $    60,613.16       11.5250           180              175
HEL125        $    84,232.71       12.2408           180              174
HEL125        $ 9,740,173.75       11.4426           180              174
HEL125        $    59,000.00       12.1500           180              179
HEL125        $ 5,501,216.88       11.3681           180              174
HEL125        $ 5,912,276.37       11.6378           180              170
HEL125        $    49,039.82       12.2500           240              220
HEL125        $   347,858.28       12.3378           240              236
HEL125        $26,373,645.75       11.7283           240              232
HEL125        $    56,187.43       12.1500           240              237
HEL125        $ 5,888,082.66       11.6822           240              232
HEL125        $18,551,254.45       11.9125           240              230
HEL125        $   425,163.11       11.9850           300              297
HEL125        $ 1,428,341.99       12.6610           300              297
HEL125        $69,499,778.38       11.8715           300              297
HEL125        $   145,810.34       12.9146           300              296
HEL125        $ 4,986,682.22       11.9063           300              298
HEL125        $14,911,538.92       11.8468           300              296

                                      S-70

                                  LOAN GROUP II

--------------------------------------------------------------------------------



                 INITIAL            GROSS       ORIGINAL TERM   REMAINING TERM      MINIMUM         MAXIMUM
               OUTSTANDING         MORTGAGE      TO MATURITY     TO MATURITY        MORTGAGE        MORTGAGE      GROSS
LOAN TYPE   PRINCIPAL BALANCE   INTEREST RATE      (MONTHS)        (MONTHS)      INTEREST RATE   INTEREST RATE   MARGIN
---------   -----------------   -------------   -------------   --------------   -------------   -------------   ------

   ARM        $5,936,880.96         5.8896           360             358             2.6250         10.8896      2.6250
   ARM        $  429,242.22         6.5073           360             358             2.6250         11.5073      2.6250
   ARM        $  455,800.00         6.3358           360             359             2.6250         11.3358      2.6250


     Subject to the foregoing discussion and assumptions, the following tables set forth the percentage of the initial Note Balance of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of the CPR and Prepayment Assumption, as applicable, and indicate the weighted average life of each class of Offered Notes. The ARMs have an initial interest-only period of five years.

                                      S-71

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                    CLASS I-A

PAYMENT DATE                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%    75%   100%   125%   150%
CPR: HELOC 100                     0%     20%    30%    40%    50%    60%
CPR: HELOC 125                     0%     20%    30%    40%    50%    60%
-------------------------------------------------------------------------
Initial ......................     100    100    100    100    100    100
June 2006 ....................     100     76     65     55     45     34
June 2007 ....................     100     60     44     30     18      9
June 2008 ....................     100     46     28     14      5      0
June 2009 ....................     100     35     20     12      5      0
June 2010 ....................     100     26     15      9      4      0
June 2011 ....................     100     22     12      7      3      0
June 2012 ....................     100     18     10      6      2      0
June 2013 ....................     100     16      8      5      2      0
June 2014 ....................     100     13      7      4      2      0
June 2015 ....................      96     11      6      4      2      0
June 2016 ....................      89     10      5      4      2      0
June 2017 ....................      80      8      5      4      2      0
June 2018 ....................      71      7      5      4      2      0
June 2019 ....................      62      7      4      4      1      0
June 2020 ....................      51      6      4      3      *      0
June 2021 ....................      39      6      4      2      0      0
June 2022 ....................      32      5      4      1      0      0
June 2023 ....................      23      5      3      *      0      0
June 2024 ....................      15      4      2      0      0      0
June 2025 ....................      11      3      1      0      0      0
June 2026 ....................      11      2      *      0      0      0
June 2027 ....................      11      2      0      0      0      0
June 2028 ....................       9      1      0      0      0      0
June 2029 ....................       4      0      0      0      0      0
June 2030 ....................       *      0      0      0      0      0
June 2031 ....................       *      0      0      0      0      0
June 2032 ....................       0      0      0      0      0      0
Weighted Average Life to
   maturity (years) (2) ......   15.56   4.39   3.01   2.17   1.42   0.88
Weighted Average Life to 10%
   call (years) (3) ..........   15.38   4.02   2.65   1.86   1.27   0.88

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

                                      S-72

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                  CLASS II-A-1

PAYMENT DATE                              PERCENTAGE OF BALANCE
-------------------------------------------------------------------------
% of Prepayment Assumption        0%     50%    75%   100%   125%   150%
-------------------------------------------------------------------------
Ramp to CPR: HEL 100                0%  12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                0%     9%  13.5%    18%  22.5%    27%
        CPR: ARM                    0%  12.5%  18.8%    25%  31.3%  37.5%
-------------------------------------------------------------------------
Initial ......................    100    100    100    100    100    100
June 2006 ....................     88     68     57     46     35     24
June 2007 ....................     85     42     22      3      0      0
June 2008 ....................     82     20      0      0      0      0
June 2009 ....................     78      0      0      0      0      0
June 2010 ....................     74      0      0      0      0      0
June 2011 ....................     66      0      0      0      0      0
June 2012 ....................     57      0      0      0      0      0
June 2013 ....................     48      0      0      0      0      0
June 2014 ....................     37      0      0      0      0      0
June 2015 ....................     26      0      0      0      0      0
June 2016 ....................     15      0      0      0      0      0
June 2017 ....................      3      0      0      0      0      0
June 2018 ....................      0      0      0      0      0      0
June 2019 ....................      0      0      0      0      0      0
June 2020 ....................      0      0      0      0      0      0
June 2021 ....................      0      0      0      0      0      0
June 2022 ....................      0      0      0      0      0      0
June 2023 ....................      0      0      0      0      0      0
June 2024 ....................      0      0      0      0      0      0
June 2025 ....................      0      0      0      0      0      0
June 2026 ....................      0      0      0      0      0      0
June 2027 ....................      0      0      0      0      0      0
June 2028 ....................      0      0      0      0      0      0
June 2029 ....................      0      0      0      0      0      0
June 2030 ....................      0      0      0      0      0      0
June 2031 ....................      0      0      0      0      0      0
June 2032 ....................      0      0      0      0      0      0
Weighted Average Life to
   maturity (years) (2) ......   7.08   1.82   1.29   1.00   0.82   0.70
Weighted Average Life to 10%
   call (years) (3) ..........   7.08   1.82   1.29   1.00   0.82   0.70

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

                                      S-73

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                  CLASS II-A-2

PAYMENT DATE                               PERCENTAGE OF BALANCE
---------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
---------------------------------------------------------------------------
Ramp to CPR: HEL 100                 0%   12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%    18%  22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%    25%  31.3%  37.5%
---------------------------------------------------------------------------
Initial ......................     100     100    100    100    100    100
June 2006 ....................     100     100    100    100    100    100
June 2007 ....................     100     100    100    100     65     26
June 2008 ....................     100     100     84     29      0      0
June 2009 ....................     100      99     46     16      0      0
June 2010 ....................     100      59     20      0      0      0
June 2011 ....................     100      37      0      0      0      0
June 2012 ....................     100      17      0      0      0      0
June 2013 ....................     100       0      0      0      0      0
June 2014 ....................     100       0      0      0      0      0
June 2015 ....................     100       0      0      0      0      0
June 2016 ....................     100       0      0      0      0      0
June 2017 ....................     100       0      0      0      0      0
June 2018 ....................      74       0      0      0      0      0
June 2019 ....................      40       0      0      0      0      0
June 2020 ....................      14       0      0      0      0      0
June 2021 ....................       0       0      0      0      0      0
June 2022 ....................       0       0      0      0      0      0
June 2023 ....................       0       0      0      0      0      0
June 2024 ....................       0       0      0      0      0      0
June 2025 ....................       0       0      0      0      0      0
June 2026 ....................       0       0      0      0      0      0
June 2027 ....................       0       0      0      0      0      0
June 2028 ....................       0       0      0      0      0      0
June 2029 ....................       0       0      0      0      0      0
June 2030 ....................       0       0      0      0      0      0
June 2031 ....................       0       0      0      0      0      0
June 2032 ....................       0       0      0      0      0      0
Weighted Average Life to
   maturity (years) (2) ......   13.80    5.63   4.04   3.00   2.20   1.82
Weighted Average Life to 10%
   call (years) (3) ..........   13.80    5.63   4.04   3.00   2.20   1.82

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

                                      S-74

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                  CLASS II-A-3

PAYMENT DATE                               PERCENTAGE OF BALANCE
---------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
---------------------------------------------------------------------------
Ramp to CPR: HEL 100                 0%   12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%    18%  22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%    25%  31.3%  37.5%
---------------------------------------------------------------------------
Initial.......................     100     100    100    100    100    100
June 2006.....................     100     100    100    100    100    100
June 2007.....................     100     100    100    100    100    100
June 2008.....................     100     100    100    100     79     31
June 2009.....................     100     100    100    100     79     31
June 2010.....................     100     100    100     89     67     31
June 2011.....................     100     100     98     67     48     31
June 2012.....................     100     100     78     50     34     24
June 2013.....................     100     100     62     37     24     16
June 2014.....................     100      83     48     27     16     11
June 2015.....................     100      69     37     19     11      8
June 2016.....................     100      56     28     13      7      5
June 2017.....................     100      44     20      8      4      3
June 2018.....................     100      34     14      4      2      *
June 2019.....................     100      25      9      1      0      0
June 2020.....................     100      18      5      0      0      0
June 2021.....................      93      13      2      0      0      0
June 2022.....................      78       8      0      0      0      0
June 2023.....................      61       3      0      0      0      0
June 2024.....................      43       0      0      0      0      0
June 2025.....................      31       0      0      0      0      0
June 2026.....................      20       0      0      0      0      0
June 2027.....................       7       0      0      0      0      0
June 2028.....................       0       0      0      0      0      0
June 2029.....................       0       0      0      0      0      0
June 2030.....................       0       0      0      0      0      0
June 2031.....................       0       0      0      0      0      0
June 2032.....................       0       0      0      0      0      0
Weighted Average Life to
   maturity (years) (2).......   18.85   12.05   9.52   7.69   6.33   4.52
Weighted Average Life to 10%
   call (years) (3)...........   18.84   11.50   8.79   6.91   5.39   3.52

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

                                      S-75

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                    CLASS M-1

PAYMENT DATE                               PERCENTAGE OF BALANCE
---------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
---------------------------------------------------------------------------
        CPR: HELOC 100               0%     20%    30%    40%    50%    60%
        CPR: HELOC 125               0%     20%    30%    40%    50%    60%
Ramp to CPR: HEL 100                 0%   12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%    18%  22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%    25%  31.3%  37.5%
---------------------------------------------------------------------------
Initial.......................     100     100    100    100    100    100
June 2006.....................     100     100    100    100    100    100
June 2007.....................     100     100    100    100    100    100
June 2008.....................     100     100    100    100    100    100
June 2009.....................     100     100     86     65     82    100
June 2010.....................     100      98     69     49     34     68
June 2011.....................     100      84     56     37     25     26
June 2012.....................     100      72     45     28     18     11
June 2013.....................     100      62     36     22     13      8
June 2014.....................     100      52     29     16      9      5
June 2015.....................     100      44     23     13      7      4
June 2016.....................     100      37     18      9      5      1
June 2017.....................     100      30     15      7      3      0
June 2018.....................     100      25     11      5      1      0
June 2019.....................     100      20      9      4      0      0
June 2020.....................     100      16      7      3      0      0
June 2021.....................      99      13      5      0      0      0
June 2022.....................      83      10      4      0      0      0
June 2023.....................      65       8      3      0      0      0
June 2024.....................      44       6      0      0      0      0
June 2025.....................      31       4      0      0      0      0
June 2026.....................      26       3      0      0      0      0
June 2027.....................      20       *      0      0      0      0
June 2028.....................      14       0      0      0      0      0
June 2029.....................       7       0      0      0      0      0
June 2030.....................       0       0      0      0      0      0
June 2031.....................       0       0      0      0      0      0
June 2032.....................       0       0      0      0      0      0
Weighted Average Life to
   maturity (years) (2).......   19.41   10.37   7.71   6.11   5.48   5.77
Weighted Average Life to 10%
   call (years) (3)...........   19.12    9.67   7.02   5.49   4.94   5.20

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

                                      S-76

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                    CLASS M-2

PAYMENT DATE                               PERCENTAGE OF BALANCE
---------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
---------------------------------------------------------------------------
        CPR: HELOC 100               0%     20%    30%    40%    50%    60%
        CPR: HELOC 125               0%     20%    30%    40%    50%    60%
Ramp to CPR: HEL 100                 0%   12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%    18%  22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%    25%  31.3%  37.5%
---------------------------------------------------------------------------
Initial.......................     100     100    100    100    100    100
June 2006.....................     100     100    100    100    100    100
June 2007.....................     100     100    100    100    100    100
June 2008.....................     100     100    100    100    100    100
June 2009.....................     100     100     86     65     48     73
June 2010.....................     100      98     69     49     34     24
June 2011.....................     100      84     56     37     25     16
June 2012.....................     100      72     45     28     18     11
June 2013.....................     100      62     36     22     13      8
June 2014.....................     100      52     29     16      9      5
June 2015.....................     100      44     23     13      7      2
June 2016.....................     100      37     18      9      5      0
June 2017.....................     100      30     15      7      2      0
June 2018.....................     100      25     11      5      0      0
June 2019.....................     100      20      9      3      0      0
June 2020.....................     100      16      7      0      0      0
June 2021.....................      99      13      5      0      0      0
June 2022.....................      83      10      3      0      0      0
June 2023.....................      65       8      0      0      0      0
June 2024.....................      44       6      0      0      0      0
June 2025.....................      31       4      0      0      0      0
June 2026.....................      26       1      0      0      0      0
June 2027.....................      20       0      0      0      0      0
June 2028.....................      14       0      0      0      0      0
June 2029.....................       7       0      0      0      0      0
June 2030.....................       0       0      0      0      0      0
June 2031.....................       0       0      0      0      0      0
June 2032.....................       0       0      0      0      0      0
Weighted Average Life to
   maturity (years) (2).......   19.41   10.34   7.68   6.03   5.20   4.91
Weighted Average Life to 10%
   call (years) (3)...........   19.12    9.67   7.02   5.45   4.69   4.48

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

                                      S-77

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                    CLASS B-1

PAYMENT DATE                               PERCENTAGE OF BALANCE
---------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
---------------------------------------------------------------------------
        CPR: HELOC 100               0%     20%    30%    40%    50%    60%
        CPR: HELOC 125               0%     20%    30%    40%    50%    60%
Ramp to CPR: HEL 100                 0%   12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%    18%  22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%    25%  31.3%  37.5%
---------------------------------------------------------------------------
Initial.......................     100     100    100    100    100    100
June 2006.....................     100     100    100    100    100    100
June 2007.....................     100     100    100    100    100    100
June 2008.....................     100     100    100    100    100    100
June 2009.....................     100     100     86     65     48     36
June 2010.....................     100      98     69     49     34     24
June 2011.....................     100      84     56     37     25     16
June 2012.....................     100      72     45     28     18     11
June 2013.....................     100      62     36     22     13      8
June 2014.....................     100      52     29     16      9      4
June 2015.....................     100      44     23     13      7      0
June 2016.....................     100      37     18      9      2      0
June 2017.....................     100      30     15      7      0      0
June 2018.....................     100      25     11      4      0      0
June 2019.....................     100      20      9      0      0      0
June 2020.....................     100      16      7      0      0      0
June 2021.....................      99      13      3      0      0      0
June 2022.....................      83      10      0      0      0      0
June 2023.....................      65       8      0      0      0      0
June 2024.....................      44       5      0      0      0      0
June 2025.....................      31       0      0      0      0      0
June 2026.....................      26       0      0      0      0      0
June 2027.....................      20       0      0      0      0      0
June 2028.....................      14       0      0      0      0      0
June 2029.....................       7       0      0      0      0      0
June 2030.....................       0       0      0      0      0      0
June 2031.....................       0       0      0      0      0      0
June 2032.....................       0       0      0      0      0      0
Weighted Average Life to
   maturity (years) (2) ......   19.40   10.29   7.63   5.97   5.05   4.59
Weighted Average Life to 10%
   call (years) (3)...........   19.12    9.67   7.02   5.43   4.58   4.19

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

                                      S-78

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                    CLASS B-2

PAYMENT DATE                               PERCENTAGE OF BALANCE
---------------------------------------------------------------------------
% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
---------------------------------------------------------------------------
        CPR: HELOC 100               0%     20%    30%    40%    50%    60%
        CPR: HELOC 125               0%     20%    30%    40%    50%    60%
Ramp to CPR: HEL 100                 0%   12.5%  18.8%    25%  31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%    18%  22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%    25%  31.3%  37.5%
---------------------------------------------------------------------------
Initial.......................     100     100    100    100    100    100
June 2006.....................     100     100    100    100    100    100
June 2007.....................     100     100    100    100    100    100
June 2008.....................     100     100    100    100    100    100
June 2009.....................     100     100     86     65     48     36
June 2010.....................     100      98     69     49     34     24
June 2011.....................     100      84     56     37     25     16
June 2012.....................     100      72     45     28     18     11
June 2013.....................     100      62     36     22     13      8
June 2014.....................     100      52     29     16      9      0
June 2015.....................     100      44     23     13      4      0
June 2016.....................     100      37     18      9      0      0
June 2017.....................     100      30     15      6      0      0
June 2018.....................     100      25     11      0      0      0
June 2019.....................     100      20      9      0      0      0
June 2020.....................     100      16      4      0      0      0
June 2021.....................      99      13      0      0      0      0
June 2022.....................      83      10      0      0      0      0
June 2023.....................      65       8      0      0      0      0
June 2024.....................      44       0      0      0      0      0
June 2025.....................      31       0      0      0      0      0
June 2026.....................      26       0      0      0      0      0
June 2027.....................      20       0      0      0      0      0
June 2028.....................      14       0      0      0      0      0
June 2029.....................       5       0      0      0      0      0
June 2030.....................       0       0      0      0      0      0
June 2031.....................       0       0      0      0      0      0
June 2032.....................       0       0      0      0      0      0
Weighted Average Life to
   maturity (years) (2) ......   19.39   10.24   7.56   5.91   4.96   4.44
Weighted Average Life to 10%
   call (years) (3)...........   19.12    9.67   7.02   5.43   4.54   4.08

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

                                      S-79

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                    CLASS B-3

PAYMENT DATE                               PERCENTAGE OF BALANCE
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% of Prepayment Assumption         0%     50%     75%   100%   125%   150%
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        CPR: HELOC 100               0%     20%    30%   40%     50%    60%
        CPR: HELOC 125               0%     20%    30%   40%     50%    60%
Ramp to CPR: HEL 100                 0%   12.5%  18.8%   25%   31.3%  37.5%
Ramp to CPR: HEL 125                 0%      9%  13.5%   18%   22.5%    27%
        CPR: ARM                     0%   12.5%  18.8%   25%   31.3%  37.5%
---------------------------------------------------------------------------
Initial.......................     100     100    100    100     100   100
June 2006.....................     100     100    100    100     100   100
June 2007.....................     100     100    100    100     100   100
June 2008.....................     100     100    100    100     100   100
June 2009.....................     100     100     86     65      48    36
June 2010.....................     100      98     69     49      34    24
June 2011.....................     100      84     56     37      25    16
June 2012.....................     100      72     45     28      18    11
June 2013.....................     100      62     36     22      13     2
June 2014.....................     100      52     29     16       9     0
June 2015.....................     100      44     23     13       0     0
June 2016.....................     100      37     18      9       0     0
June 2017.....................     100      30     15      0       0     0
June 2018.....................     100      25     11      0       0     0
June 2019.....................     100      20      7      0       0     0
June 2020.....................     100      16      0      0       0     0
June 2021.....................      99      13      0      0       0     0
June 2022.....................      83      10      0      0       0     0
June 2023.....................      65       2      0      0       0     0
June 2024.....................      44       0      0      0       0     0
June 2025.....................      31       0      0      0       0     0
June 2026.....................      26       0      0      0       0     0
June 2027.....................      20       0      0      0       0     0
June 2028.....................      14       0      0      0       0     0
June 2029.....................       0       0      0      0       0     0
June 2030.....................       0       0      0      0       0     0
June 2031.....................       0       0      0      0       0     0
June 2032.....................       0       0      0      0       0     0
Weighted Average Life to
   maturity (years) (2) ......   19.37   10.19   7.50   5.85    4.89  4.34
Weighted Average Life to 10%
   call (years) (3)...........   19.12    9.67   7.02   5.42    4.52  4.02

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the class of notes pays to maturity.

(3)  Assumes that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans
     (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
     Cut-Off Date.

                                      S-80

There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR or Prepayment Assumption, as applicable.

     None of the Trust, the Indenture Trustee, the Owner Trustee, the Depositor,
the Master Servicer or the Subservicer will be liable to any holder of the
Offered Notes for any loss or damage incurred by such holder as a result of a reduced rate of return experienced by such holder relative to the Note Rate, upon reinvestment of the funds received in connection with any premature repayment of principal on the Offered Notes, including, without limitation, any such repayment resulting from prepayments, liquidations, or repurchases of, or substitutions for, any Mortgage Loan.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

     The following summary describes certain terms of the Sale and Servicing
Agreement dated as of June 1, 2005 (the "SALE AND SERVICING AGREEMENT"), among the Trust, the Depositor, the Indenture Trustee, Wells Fargo Bank, National
Association, as custodian on behalf of the Indenture Trustee (the "CUSTODIAN"), the Seller and the Master Servicer. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. See "Servicing of Loans" and "The
Agreements" in the Prospectus.

GENERAL

     IUBT will be Master Servicer of the Mortgage Loans. The Master Servicer
will be obligated under the Sale and Servicing Agreement to service and administer the Mortgage Loans on behalf of the Trust, and will have full power and authority, subject to the provisions of the Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration that it may deem necessary. The Master Servicer will be responsible for servicing the
Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement. Notwithstanding any such subservicing arrangement, the Master Servicer will remain responsible to the
Trust and the holders of the Notes for its servicing duties and obligations under the Sale and Servicing Agreement as if it alone were servicing the
Mortgage Loans. The Master Servicer has informed the Depositor that initially the Subservicer will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and
Servicing Agreement. As such, all discussion herein of the Master Servicer's obligations initially apply to the Subservicer, as subservicer of the Mortgage
Loans on behalf of the Master Servicer.

ASSIGNMENT OF MORTGAGE LOANS

     Pursuant to the Mortgage Loan Sale Agreement, dated as of June 1, 2005, between IUBT and the Depositor, IUBT will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Depositor. IUBT will also agree to sell, transfer, assign, set over and otherwise convey to the
Depositor all Additional Balances relating to the Mortgage Loans created on or after the Cut-Off Date until the end of the Managed Amortization Period.
Pursuant to the Sale and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the Securityholders all right, title and interest in and to each
Mortgage Loan on the Closing Date, and thereafter, until the end of the Managed
Amortization Period all Additional Balances relating thereto created on or after the Cut-Off Date.

     In connection with such sale and assignment, the Depositor will cause to be delivered to the Custodian on the Closing Date the following documents
(collectively, with respect to each Mortgage Loan, the "MORTGAGE FILE") with respect to each Mortgage Loan:

o    The original Mortgage Note or Loan Agreement endorsed by the holder of record without recourse in the following form: "Pay to the order of
     __________________________ without recourse" and signed by either original or facsimile signature in the name of the holder of record, and if by IUBT, by an authorized officer; provided, however, that in lieu of delivery of the original Mortgage Note or Loan Agreement, a lost note affidavit may be delivered;

                                      S-81

o    The original Mortgage with evidence of recording indicated thereon;
     provided, however, that if the original Mortgage with evidence of recording thereon cannot be delivered because of a delay caused by the recording office where such Mortgage was delivered for recordation, then a photocopy of such Mortgage shall be delivered;

o    In the case of Mortgage Loans not registered on the MERS(R) System, the original assignment of Mortgage, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the conveyance of the Mortgage Loan, which may be in the form of one or more "blanket" assignments covering the Mortgage Loans secured by
     Mortgaged Properties located in the same jurisdiction, and which assignment shall be recorded by IUBT upon the occurrence and continuation of any Event of Default;

o    The original or a certified copy of all intervening assignments of mortgage with evidence of recording thereon; provided, however, that if the original intervening assignment of mortgage with evidence of recording thereon cannot be delivered because of a delay caused by the recording office where such intervening assignment was delivered for recordation, then a photocopy of such intervening assignment of mortgage shall be delivered; and

o    The original or a certified copy of each assumption, extension, modification, written assurance or substitution agreement.

     Pursuant to the Sale and Servicing Agreement, the Custodian agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt for each Mortgage Loan, the original Mortgage Note or Loan Agreement, as the case may be, with respect to such Mortgage Loan (with any exceptions noted). The
Custodian agrees, for the benefit of the Indenture Trustee and the
Securityholders to review (or cause to be reviewed) each Mortgage File within
120 days after the Closing Date (or, with respect to any Qualified Substitute
Mortgage Loan, within 90 days after the receipt by the Indenture Trustee thereof) and to deliver a certification generally to the effect that, as to each
Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Mortgage Loan Sale Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the
Mortgage Loan Schedule accurately reflects the information set forth in the
Mortgage File delivered on such date.

     If the Custodian, during the process of reviewing the Mortgage Files finds any document constituting a part of a Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage
Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Custodian will promptly so notify the Depositor, the Indenture Trustee and the Master Servicer. The Custodian may
require IUBT to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which IUBT is so notified by the Custodian. If, however, within 120 days after the Custodian's notice to
IUBT respecting such defect IUBT has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the
Principal Balance of the Mortgage Loan, IUBT will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Principal Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the
Master Servicer as part of the related monthly remittance remitted by the Master
Servicer the amount of any such shortfall (the "SUBSTITUTION ADJUSTMENT") or
(ii) repurchase such Mortgage Loan at a price equal to the outstanding Principal
Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master Servicer, which purchase price will be deposited in the
Collection Account or Trustee Collection Account on the next succeeding
Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the
Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such
Mortgage Loan or Mortgage Loans.

                                      S-82

     A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is any mortgage loan or mortgage loans which will be assigned to the same Loan Group as the deleted Mortgage Loan which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with the primary borrower having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii)
has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at
the time of such substitution no higher than the Combined Loan-to-Value Ratio of the deleted Mortgage Loan, (iv) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution)(which will be the Principal Balance or Principal Balances thereof)
not substantially less and not more than the Principal Balance of the deleted
Mortgage Loan as of such date, and (v) complies or comply as of the date of substitution with each representation and warranty set forth in the Mortgage
Loan Sale Agreement.

REPRESENTATIONS AND WARRANTIES OF IUBT

     IUBT will represent in the Mortgage Loan Sale Agreement, among other things, with respect to each Mortgage Loan, as of June 1, 2005, the following:

o    The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan was complete, true and correct in all material respects;

o    Immediately prior to the sale of the Mortgage Loans to the Depositor, IUBT was the sole owner and holder thereof free and clear of any and all liens and security interests other than permitted liens;

o    The Mortgage Loan Sale Agreement constitutes a legal, valid and binding obligation of IUBT and a valid transfer and assignment to the Depositor of all right, title and interest of IUBT in and to the Mortgage Loans and the proceeds thereof; and

o    The Mortgage Loans complied in all material respects with all applicable local, state and federal laws and regulations.

     The benefit of the representations and warranties assigned or made to the
Depositor by IUBT in the Mortgage Loan Sale Agreement will be assigned by the
Depositor to the Issuer pursuant to the Sale and Servicing Agreement and by the
Issuer to the Indenture Trustee on behalf of the holders of Securities pursuant to the Indenture.

     Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the holders of Securities, the Master Servicer, IUBT or the Indenture Trustee
that any of the representations and warranties contained in the Mortgage Loan
Sale Agreement have been breached in any respect, with the result that the interests of the holders of Securities in the related Mortgage Loan were materially and adversely affected (notwithstanding that such representation and warranty was made to IUBT's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach. Subject to certain provisions of the Mortgage Loan Sale Agreement, within one hundred and twenty (120) days of the earlier to occur of IUBT's discovery or its receipt of written notice of any such breach, IUBT will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by IUBT and substitute one or more Qualified Substitute
Mortgage Loans and, if the outstanding principal amount of such Qualified
Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Principal Balance, plus accrued and unpaid interest thereon of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Master Servicer on such Payment Date the amount of such shortfall, or (c) repurchase such Mortgage Loan at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master Servicer, plus any costs or damages incurred by the Trust in connection with the violation of such Mortgage
Loan of any predatory or abusive lending law, and deposit such repurchase price into the Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased
Mortgage Loan

                                      S-83

or Loans and being held in the Trustee Collection Account or the Collection
Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan. The obligation of IUBT to cure such breach or to substitute or repurchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Securityholders and the Indenture Trustee.

SERVICING COMPENSATION

     The "MASTER SERVICING FEE" will be, with respect to any Collection Period, the sum for all outstanding Mortgage Loans of the product of (i) the applicable
Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Principal Balance of the Mortgage Loan as of the first day of such Collection Period. The "MASTER SERVICING FEE RATE" will be 1.00% per annum. The Master Servicing Fee will serve as the base compensation to the
Master Servicer (or any applicable subservicer) in respect of its servicing activities. In addition to the Master Servicing Fee, the Master Servicer will be entitled under the Sale and Servicing Agreement to retain additional servicing compensation in the form of late fees, assumption fees, other administrative fees, release fees, bad check charges and certain other servicing related fees.

     The Master Servicer will be obligated to pay certain ongoing expenses incurred by it in connection with its servicing activities and other responsibilities under the Sale and Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES AND EXPENSES

     The Master Servicer will be obligated under the Sale and Servicing
Agreement to make reasonable efforts to collect all payments due under the terms and provisions of the related mortgage documents and will be obligated, subject to the terms of the Sale and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans serviced by it for its own account, and that generally conform to the mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans for their own accounts in the jurisdictions in which the related Mortgaged Properties are located. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to, among other things, (i) waive any late payment charge, prepayment charge or other charge in connection with any Mortgage Loan, (ii) arrange a schedule, running for no more than 180 days after the due date of any payment due under the related mortgage documents, for the liquidation of delinquent items and
(iii) subject to certain restrictions, modify the Mortgage Interest Rate of a
Mortgage Loan. Under the terms of the Sale and Servicing Agreement, the Master
Servicer will treat any Mortgage Loan that is 180 days or more delinquent as being finally liquidated. Notwithstanding such treatment of a seriously delinquent Mortgage Loan, the Master Servicer will continue to make reasonable efforts to collect all payments due on such Mortgage Loan as described above.

     The Master Servicer will establish an account (the "COLLECTION ACCOUNT")
into which the Master Servicer will deposit or cause to be deposited any amounts representing payments on and any collections received on or in respect of the
Mortgage Loans received by it subsequent to the Cut-Off Date. On the 21st day of each month or, if such day is not a Business Day, the immediately succeeding
Business Day (each, a "DETERMINATION DATE"), the Master Servicer will notify the
Paying Agent and the Indenture Trustee of the amounts required to be withdrawn from the Collection Account and deposited into an eligible account established with and maintained by the Indenture Trustee (the "TRUSTEE COLLECTION ACCOUNT")
prior to the close of business on that day. On each Payment Date, the Indenture
Trustee will deposit such amounts into the Note Payment Account (the "NOTE
PAYMENT ACCOUNT") or the Certificate Distribution Account (the "CERTIFICATE
DISTRIBUTION ACCOUNT") as applicable, for payment to the related Securityholders in accordance with the priorities set forth in the Indenture.

     The Indenture Trustee will be entitled to receive a monthly fee of 0.005%
per annum of the aggregate Principal Balance of the Mortgage Loans for its activities as Indenture Trustee under the Indenture and as Administrator. The
Indenture Trustee will also be entitled to receive a portion of the income received from amounts on deposit in the Trustee Collection Account.

     All Collections generally will be allocated in accordance with the related mortgage documents between amounts collected in respect of interest and principal, respectively.

                                      S-84

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon if in its judgment there is sufficient equity in the property.
In connection with such foreclosure or other conversion, the Master Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property relating to any Mortgage Loan unless it shall determine that such foreclosure and/or restoration will increase Liquidation
Proceeds.

     The Master Servicer will be permitted to foreclose against the Mortgaged
Property securing a defaulted Mortgage Loan either by foreclosure, sale or strict foreclosure, and in the event a deficiency judgment is available against the related Mortgagor or any other person, may proceed for the deficiency. The
Master Servicer will also be permitted, in the alternative, to sue on the note or take other actions in accordance with accepted servicing practices.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Master Servicer on behalf of the Owner
Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be required to be considered to be a Mortgage Loan held by the Trust until such time as the related Mortgaged
Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In lieu of foreclosing upon any defaulted Mortgage Loan, the Master
Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the
Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the related Mortgagor.

     Notwithstanding the foregoing, prior to the institution of foreclosure proceedings or the acceptance of a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer will make, or cause to be made, inspection of such Mortgaged Property in accordance with its standard servicing procedures. The Master Servicer will be entitled to rely upon the results of any such inspection made by others. In cases where such inspection reveals that such
Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer will promptly give written notice of such fact to the Indenture Trustee.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Master Servicer will, to the extent that it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related mortgage documents. The Master Servicer may not, however, exercise any such right if such due-on-sale clause, in the reasonable judgment of the Master Servicer, is not enforceable under applicable law or in the interests of the Trust. In such event, the Master Servicer may enter into an assumption and modification agreement with the person to which such property has been or is about to be conveyed, pursuant to which such person will become liable under the related mortgage documents and, unless prohibited by applicable law or such mortgage documents, the related Mortgagor will remain liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor will be released from liability and such person will be substituted as Mortgagor and become liable under the related mortgage documents.

MAINTENANCE OF INSURANCE POLICIES

     Generally, the underwriting requirements of the Originator require mortgagors of Mortgage Loans with certain characteristics (which may change from time to time) to obtain fire and casualty insurance as a condition to approving the related mortgage loan, but the existence and/or maintenance of such fire and casualty insurance is not

                                      S-85

in all cases monitored by the Master Servicer or the Subservicer. Title insurance is not required on all mortgage loans. The Master Servicer will follow such practices with respect to the Mortgage Loans. Accordingly, if a Mortgaged
Property suffers any hazard or casualty losses, or if the Mortgagor thereunder is found not to have clear title to such Mortgaged Property, holders of Offered
Notes may bear the risk of loss resulting from a default by the related
Mortgagor to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or by the applicable credit enhancement. To the extent that the related mortgage documents require the
Mortgagor under a Mortgage Loan to maintain a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount not less than the least of the full insurable value of such Mortgaged Property, the replacement value of the improvements on such Mortgaged Property or the unpaid
Principal Balance of such Mortgage Loan and any senior liens, the Master
Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Mortgage Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure or by deed in lieu of foreclosure, the Master Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount equal to the full insurable value of the improvements that are a part of such property as determined by the most recent full appraisal on the property securing the related Mortgage Loan. Such insurance on property acquired by foreclosure or deed in lieu of foreclosure may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

     Any costs incurred by the Master Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the holders of Offered
Notes, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Sale and Servicing Agreement, required to be maintained by any
Mortgagor or the Master Servicer, other than pursuant to the terms of the related mortgage documents and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     The Master Servicer will also be required under the Sale and Servicing
Agreement to maintain in force a fidelity bond or policy or policies of insurance covering dishonest acts in the performance of its obligations as master servicer.

     No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans, nor will any
Mortgage Loan be insured by any government or government agency.

MASTER SERVICER REPORTS

     The Master Servicer is required to deliver to the Issuer, the Indenture
Trustee and each Rating Agency, not later than March 31 of each year, beginning with 2006, an officer's certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Sale and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     Not later than March 31 of each year, beginning with 2006, the Master
Servicer, at its expense, will cause a firm of nationally recognized independent public accountants to furnish a statement to the Issuer, the Indenture Trustee and each Rating Agency to the effect that, on the basis of an examination of certain documents and records relating to the servicing of mortgage loans then being serviced by the Master Servicer under servicing agreements similar to the
Sale and Servicing Agreement, which agreements will be described in a schedule to such statement, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage
Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Master Servicer, including the servicing of the Mortgage Loans, that in the opinion of such firm are material, except for such exceptions as shall be set forth in such statement.

                                      S-86

REMOVAL OF THE MASTER SERVICER AND THE SUBSERVICER

     The Indenture Trustee, by notice given in writing to the Master Servicer, may terminate all rights and obligations of the Master Servicer under the Sale and Servicing Agreement, other than the Master Servicer's right to receive servicing compensation and reimbursement of expenses thereunder during any period prior to the date of such termination, upon the occurrence and continuation beyond any applicable cure period of an event described in clauses
(a) (b) below. Each event described below constitutes a "SERVICER DEFAULT":

     (a) any failure by the Master Servicer to deposit into the Collection
Account or the Trustee Collection Account any deposit required to be made under the terms of the Sale and Servicing Agreement that continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the
Indenture Trustee; or

     (b) any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master
Servicer set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the interests of any Securityholder, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee.

     The Master Servicer may not assign the Sale and Servicing Agreement nor resign from the obligations and duties imposed on it thereby except by mutual written consent of the parties thereto or upon the Master Servicer's determination that its duties thereunder are no longer permissible under applicable law and that such incapacity cannot be cured without the incurrence of unreasonable expense. Any such determination that the Master Servicer's duties under the Sale and Servicing Agreement are no longer permissible under applicable law will be evidenced by a written opinion of counsel, who may be counsel for the Master Servicer, to such effect delivered to the Issuer and the
Indenture Trustee. No such resignation will become effective until the Indenture
Trustee or a successor appointed in accordance with the terms of the Sale and
Servicing Agreement has assumed the Master Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement. The Master
Servicer will provide the Issuer, the Indenture Trustee and each Rating Agency with 30 days prior written notice of its intention to resign.

     Within 90 days of such termination, the Indenture Trustee will be the successor in all respects to the Master Servicer in its capacity as Master
Servicer under the Sale and Servicing Agreement and with respect to the transactions set forth therein, and will be subject to all responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms thereof. As compensation therefor, the Indenture Trustee will be entitled to such compensation as the Master Servicer would have been entitled to under the Sale and Servicing Agreement if there had been no such termination. If the
Indenture Trustee is unwilling to act as successor Master Servicer or is legally unable so to act, then it will be required to appoint or petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer under the Sale and Servicing Agreement with respect to all or any part of the Master Servicer's responsibilities, duties or liabilities thereunder; provided, that no Rating Agency, after prior notice thereto, will have notified the Indenture Trustee in writing that such appointment would result in a qualification, reduction or withdrawal of its then-current rating of the Offered Notes. See "--Servicing Compensation" above.

     Any successor Master Servicer, including the Indenture Trustee, will not be deemed to be in default or to have breached its duties under the Sale and
Servicing Agreement if the predecessor Master Servicer fails to make any required deposit into the Collection Account or the Trustee Collection Account
or otherwise cooperate with any required servicing transfer or succession thereunder.

AMENDMENT

     The Sale and Servicing Agreement provides that, without the consent of the holders of any Note, the Sale and Servicing Agreement may be amended from time to time to (i) cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision of the Sale and Servicing
Agreement; (ii) add any provision that provides additional rights to the
Noteholders or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that

                                      S-87

(A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Noteholder and (ii)
an opinion of counsel is delivered to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interest of any
Noteholder or (B) to the extent affected thereby, with the consent of the
Noteholders evidencing not less than a majority of the Note Balance of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that no such amendment shall (a)
increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Securityholders or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the percentage interests of the Certificates required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and holders of all outstanding Certificates.

STATEMENTS TO NOTEHOLDERS

     U.S. Bank National Association, as administrator of the trust (the
"ADMINISTRATOR") and as the Indenture Trustee, will make available to each
Noteholder, each Rating Agency, the Master Servicer and the Depositor, a statement setting forth certain amounts relating to the Notes for each Payment
Date, including, without limitation, the amount of the payment on such Payment
Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each Note as of such
Payment Date, and such other information as required by the Sale and Servicing
Agreement.

     The Administrator will make such report (and, at its option, any addition files containing the same information in an alternative format) available each month to the Noteholders, each Rating Agency, the Master Servicer and the
Depositor, via the Administrator's internet website. The Administrator's internet website will initially be located at www.usbank.com/abs. Assistance in using the website can be obtained by calling the Administrator's customer service desk at (651) 495-7320. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The
Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Administrator will provide timely and adequate notification to all above parties regarding any such changes.

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

     The following summary describes certain terms of the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the
Trust Agreement and the Indenture. See "The Agreements" in the Prospectus.

     THE TRUST ESTATE. Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Estate to the Indenture Trustee as collateral for the
Notes. As pledgee of the Mortgage Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the Trust against IUBT under the Mortgage Loan Sale Agreement and against the Master
Servicer under the Sale and Servicing Agreement.

     Certain Covenants. The Indenture will provide that the Issuer may not consolidate or merge with or into any other Person, unless:

o    the Person (if other than the Issuer) formed by or surviving such consolidation or merger will be a Person organized and existing under the laws of the United States of America or any state, and will expressly assume, by an indenture supplemental hereto, executed and delivered to the
     Indenture Trustee, in form reasonably satisfactory to the Indenture
     Trustee, the due and punctual payment of the principal of and interest on all Notes, and to the Certificate Paying Agent, on behalf of the holders of
     Notes, and the performance or observance of every agreement and covenant of the Indenture on the part of the Issuer to be performed or observed;

o    immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                                      S-88

o    the Issuer has been advised that the ratings of the Offered Notes then in effect would not be qualified, reduced or withdrawn, or to be considered to be below investment grade, by either Rating Agency as a result of such transaction;

o    the Issuer and the Indenture Trustee shall have received an opinion of counsel addressed to the Issuer and the Indenture Trustee to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

o    any action necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

o    the Issuer shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel addressed to the Indenture Trustee each stating that such consolidation or merger and such supplemental indenture comply with certain provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with (including any filing required by the Securities
     Exchange Act of 1934, as amended).

     Modification of Indenture. The Indenture provides that, without the consent of the holders of any Notes, but with prior notice to the Issuer and the
Indenture Trustee, when authorized by a request of the Issuer pursuant to the
Indenture, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust
Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

o    to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

o    to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Notes or the
     Indenture;

o    to add to the covenants of the Issuer for the benefit of the holders of the
     Notes, or to surrender any right or power conferred upon the Issuer in the
     Indenture;

o    to convey, transfer, assign, mortgage or pledge any property to or with the
     Indenture Trustee;

o    to cure any ambiguity, to correct or supplement any provision in the
     Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture;

o    to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the holders of Notes;

o    to evidence and provide for the acceptance of the appointment under the
     Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

o    to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA;

                                      S-89

provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee shall have received an opinion of counsel addressed to the Indenture Trustee to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the holders of
Notes.

     The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to each Rating
Agency, with the consent of the holders of Notes affected thereby representing not less than a majority of the aggregate Note Balance thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of Notes thereunder; provided, that no such supplemental indenture may, without the consent of the holder of each Note affected thereby:

o    change the date of payment of any installment of principal of or interest on any Note, or reduce the Note Balance thereof or the Note Rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due;

o    reduce the percentage of the Note Balances of the Notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

o    modify or alter the provisions of the proviso to the definition of the term
     "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein;

o    reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust pursuant to the Indenture;

o    modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

o    modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

o    permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Note of the security provided by the lien of the Indenture;
     and provided, further, that such action will not, as evidenced by an opinion of counsel addressed to the Indenture Trustee, cause the Issuer to be subject to an entity level tax.

     Conditions Constituting an Event of Default under the Indenture. An "EVENT
OF DEFAULT" under the Indenture will occur if:

o    the full amount of interest due (not including any Interest Carry-Forward
     Amount) on the Notes is not paid within five (5) days of the related
     Payment Date;

o    the amount of principal and any Interest Carry-Forward Amount due on a
     Legal Final Payment Date has not been paid in full;

                                      S-90

o    a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the
     Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the aggregate Note Balance of the Notes then outstanding; or

o    certain events of bankruptcy, insolvency, receivership or liquidation of the Trust as specified in the Indenture.

     Notwithstanding the above, while any of the Senior Notes remain outstanding, the failure to pay interest due on the Subordinate Notes will not constitute an Event of Default. While any Class M-1 Notes remain outstanding, the failure to pay interest due on the Class B-2 Notes, Class B-1 Notes or Class
M-2 Notes will not be an Event of Default. While any Class M-2 Notes remain outstanding, the failure to pay interest due on the Class B-3 Notes, the Class
B-2 Notes or the Class B-1 Notes will not be an Event of Default. While any
Class B-1 Notes remain outstanding, the failure to pay interest due on the Class
B-2 Notes or the Class B-3 Notes will not be an Event of Default. While any
Class B-2 Notes remain outstanding, the failure to pay interest due on the Class
B-3 Notes will not be an Event of Default.

     Each Holder of a Subordinate Note, by accepting its respective interest in the Subordinate Note, will be deemed to have consented to any such delay in payment of interest on such class of Notes and to have waived its right to institute a suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

     Rights upon Event of Default. Upon an Event of Default under the Indenture, either the Indenture Trustee or the holders of Notes affected thereby representing not less than a majority of the aggregate Note Balance thereof may declare all of the Notes to be immediately due and payable. Any such declaration may, under certain circumstances, be rescinded and annulled by the holders of
Notes affected thereby representing not less than a majority of the aggregate
Note Balance thereof. See "The Agreements--Events of Default; Rights upon Event of Default--Indenture" in the accompanying prospectus for a description of the rights of the holders of Notes upon an Event of Default.

     The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes, unless the holders of Notes have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Under the TIA, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Offered Notes if a default occurs under the Indenture. In these circumstances, the indenture will provide for one or more classes of successor trustee to be appointed for one or more classes of the Offered Notes.

     If the Indenture Trustee relating to any class of Notes resigns, its resignation will become effective only after a successor Indenture Trustee for that class of Notes is appointed and the successor accepts the appointment.

     Voting Rights. The voting rights of the Notes will be allocated to each class of Notes in accordance with their respective Note Balances.

     Certain Matters Regarding the Indenture Trustee and the Issuer. Neither the
Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the holders of Notes for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the Indenture
Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of its willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the
Indenture. Subject to certain limitations set forth in the Indenture, the
Indenture Trustee and any director,

                                      S-91

officer, employee or agent thereof will be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture, other than any loss, liability or expense incurred by reason of its willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the Indenture.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The determination of whether any class of notes are debt for U.S. federal income tax purposes must be made based on the application of the relevant law to the facts and circumstances existing at the time the notes are considered issued for federal income tax purposes. In the opinion of McKee Nelson LLP, for federal income tax purposes, the Offered Notes other than Notes retained by IUBT or an affiliate of IUBT, if any, will be characterized as indebtedness and neither the
Issuer nor any portion of the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Internal
Revenue Code of 1986, as amended, the "CODE") taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

     Depending on issue prices, for federal income tax purposes, the Offered
Notes, will not be treated as having been issued with "original issue discount"
(as defined in the prospectus). See "Certain Federal Income Tax Considerations"
in the prospectus.

     For information reporting purposes, all stated interest on the Offered
Notes will be assumed to be qualified stated interest for purposes of the
Treasury regulations relating to original issue discount ("OID"). See "Material
Federal Income Tax Consequences--Taxation of the REMIC" in the accompanying prospectus. Assuming that all interest payable on the Offered Notes constitutes qualified stated interest, the Offered Notes will not be treated as having been issued with OID for information reporting purposes. Because a portion of the interest payable on the Offered Notes may be deferred (and the deferral of interest may not constitute an Event of Default), it is possible that some or all of the interest may not be treated as qualified stated interest. If such interest is not qualified stated interest, the related Offered Note would be treated as having been originally issued with OID. If such interest is qualified stated interest, an Offered Note will be treated as having been re-issued with
OID as of the date of a deferral. Prospective investors should consult their own tax advisors regarding whether they might be required to report income with respect to the Offered Notes as OID.

     The Offered Notes will not be treated as assets described in Section
7701(a)(19)(C) of the Code and will not be treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the Offered Notes should see "Material Federal
Income Tax Considerations" and "State and Local Tax Considerations" in the
accompanying prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered
Notes.

                              ERISA CONSIDERATIONS

     Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the accompanying prospectus.

                                      S-92

     Each purchaser of an Offered Note, by its acceptance of such Offered Note, shall be deemed to have represented either (i) that it is not, and is not purchasing the Offered Note with assets of, an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the
Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the
Offered Note by such purchaser or the acquisition and holding of the Offered
Note by such purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is applicable. See "ERISA Considerations" in the accompanying prospectus.

     Insurance companies contemplating the investment of general account assets in the Offered Notes should consult with their legal advisors with respect to the applicability of section 401(c) of ERISA, as described under "ERISA
Considerations" in the accompanying prospectus.

     The Offered Notes should not be purchased with the assets of a Plan if the
Originator, the Underwriter, the Depositor, the Master Servicer, the Indenture
Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such
Plan, unless such purchase is covered by an applicable prohibited transaction exemption or is otherwise permissible under ERISA.

     The sale of any of the Offered Notes to a Plan is in no respect a representation by the Issuer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the requirements of any otherwise applicable prohibited transaction exemption have been satisfied, or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly,
many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Notes. No representation is made herein as to whether the Offered Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order.
Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Notes as legal investments for such purchasers prior to investing in Offered Notes.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated June 16, 2005, (the "UNDERWRITING AGREEMENT"), between Bear, Stearns & Co.
Inc., as underwriter (the "UNDERWRITER"), and the Depositor, the Underwriter has
agreed to purchase and the Depositor has agreed to sell, the principal balance of Offered Notes set forth on the front cover of this prospectus supplement.

     The Underwriter is an affiliate of the Depositor. It is expected that delivery of the Offered Notes described above will be made only in book-entry form through DTC, Clearstream, Luxembourg and Euroclear as discussed herein, on or about June 29, 2005, against payment therefor in immediately available funds.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Notes described above is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the
Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

                                      S-93

     The distribution of the Offered Notes described above by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes described above, before deducting expenses payable by the Depositor, will be approximately 99.99% of the aggregate initial Note Balance of the Offered Notes described above, plus accrued interest thereon from the Cut-Off Date. The Underwriter may effect such transactions by selling the Offered Notes described above to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of its Offered Notes described above, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of its Offered Notes may be deemed to be
Underwriter and any profit on the resale of the Offered Notes described above positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended ("1933 Act").

     The Underwriting Agreement provides that the Depositor will indemnify the
Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the 1933 Act, or contribute to payments required to be made in respect thereof.

     There is currently no secondary market for the Offered Notes described above and no assurances are made that such a market will develop. The
Underwriter intends to establish a market in the Offered Notes described above, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Offered Notes will be passed upon for Irwin Union Bank and Trust Company and Irwin Home Equity Corporation by
McKee Nelson LLP, New York, New York and by Gary Iorfido, Esq. and for the
Depositor and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New
York.

                                     RATINGS

     It is a condition to issuance that the Offered Notes have the ratings set forth under "Summary--Terms of the Offered Notes" above in this prospectus supplement. The Depositor has not requested a rating on the Offered Notes by any rating agency other than the rating agencies listed under "Summary--Terms of the
Offered Notes" above in this prospectus supplement (the "RATING AGENCIES").
However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the
Offered Notes under "Summary--Terms of the Offered Notes" above in this prospectus supplement. A securities rating addresses the likelihood of the receipt by holders of Offered Notes of distributions on the Mortgage Loans to which they are entitled. The rating takes into consideration the structural and legal aspects associated with the Offered Notes. The ratings on the Offered
Notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. The ratings also do not address the likelihood of the payment of any Interest Carry-Forward Amounts. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                      S-94

                             INDEX OF DEFINED TERMS

1933 Act.............................................................       S-94
Account Balance......................................................       S-24
Additional Balances..................................................       S-43
Additional Charges...................................................       S-24
Adjustment Date......................................................       S-24
Administrator........................................................   S-21, 88
Amortization Event...................................................       S-58
Applied Loss Amount..................................................       S-57
Appraised Value......................................................       S-24
ARMs.................................................................       S-21
Balance Differential.................................................       S-59
Book-Entry Notes.....................................................       S-49
Business Day.........................................................       S-51
Cede.................................................................       S-49
Certificate Distribution Account.....................................       S-84
Certificates.........................................................       S-21
Class B-1 Optimal Principal Balance..................................       S-59
Class B-1 Principal Distribution Amount..............................       S-59
Class B-2 Optimal Principal Balance..................................       S-59
Class B-2 Principal Distribution Amount..............................       S-59
Class B-3 Optimal Principal Balance..................................       S-60
Class B-3 Principal Distribution Amount..............................       S-60
Class M-1 Optimal Principal Balance..................................       S-60
Class M-1 Principal Distribution Amount..............................       S-60
Class M-2 Optimal Principal Balance..................................       S-60
Class M-2 Principal Distribution Amount..............................       S-60
Closing Date.........................................................       S-21
Code.................................................................       S-92
Collection Account...................................................       S-84
Collection Period....................................................       S-61
Combined Loan-to-Value Ratio.........................................       S-24
Community............................................................       S-45
CPR..................................................................   S-66, 67
Custodian............................................................       S-81
Cut-Off Date.........................................................       S-21
Deferred Amount......................................................       S-61
Definitive Note......................................................       S-49
Depositor............................................................       S-21
Determination Date...................................................       S-84
Draw Period..........................................................       S-23
ERISA................................................................       S-92
European Depositaries................................................       S-49
Event of Default.....................................................       S-90
Excess Spread........................................................       S-61
Excluded Amount......................................................       S-61
Finance Charge.......................................................       S-24
Financial Intermediary...............................................       S-49
Fixe Notes...........................................................       S-21
Fixed Rate Notes.....................................................       S-21
governing instrument.................................................       S-47
Gross Margin.........................................................       S-23
Group I Mortgage Loans...............................................       S-22
Group I Notes........................................................       S-21
Group II Mortgage Loans..............................................       S-22
Group II Notes.......................................................       S-21
HEL 100..............................................................       S-22
HEL 100s.............................................................       S-67
HEL 125..............................................................       S-22
HEL 125s.............................................................       S-67
HELOC 100............................................................       S-22
HELOC 100s...........................................................   S-66, 67
HELOC 125............................................................       S-22
HELOCs...............................................................       S-21
HELs.................................................................       S-21
HOEPA................................................................       S-25
HUD..................................................................       S-45
IFC..................................................................       S-43
IHE..................................................................   S-22, 43
IMC..................................................................       S-45
Indenture............................................................       S-21
Indenture Trustee....................................................       S-21
Interest Adjustment Date.............................................       S-24
Interest Carry-Forward Amount........................................       S-51
Interest Collections.................................................       S-61
Interest Period......................................................       S-51
Issuer...............................................................       S-21
IUBT.................................................................       S-43
Legal Final Payment Date.............................................       S-57
LIBOR Business Day...................................................       S-52
Lifetime Rate Caps...................................................       S-23
Lifetime Rate Floors.................................................       S-23
Liquidated Mortgage Loan.............................................       S-61
Liquidation Loss Amount..............................................       S-61
Liquidation Loss Distribution Amount.................................       S-61
Liquidation Proceeds.................................................       S-62
Loan Agreement.......................................................       S-22
Loan Group...........................................................       S-22
Loan Group I.........................................................       S-22
Loan Group II........................................................       S-22
Loss and Delinquency Tests...........................................       S-53
Managed Amortization Period..........................................       S-62
Master Servicing Fee.................................................       S-84
Master Servicing Fee Rate............................................       S-84
Maximum Variable Funding Balance.....................................       S-49
MERS.................................................................       S-25
Monthly Payment......................................................       S-23
Mortgage File........................................................       S-81
Mortgage Interest Rate...............................................       S-24
Mortgage Loan Sale Agreement.........................................       S-62
Mortgage Loans.......................................................       S-21
Mortgage Note........................................................       S-22
Mortgaged Properties.................................................       S-22
Mortgages............................................................       S-22
Mortgagor............................................................       S-24
Note Balance.........................................................       S-62
Note Group...........................................................       S-62
Note Payment Account.................................................       S-84
Note Rate............................................................       S-51

                                      S-95

Notes................................................................       S-21
Offered Note Balance.................................................       S-62
Offered Note Owners..................................................       S-49
Offered Notes........................................................       S-21
OID..................................................................       S-92
Overcollateralization Amount.........................................       S-62
Overcollateralization Floor..........................................       S-62
Overcollateralization Increase Amount................................       S-62
Overcollateralization Release Amount.................................       S-62
Overcollateralization Target Amount..................................       S-62
Owner Trustee........................................................       S-21
Paying Agent.........................................................       S-57
Payment Date.........................................................       S-51
Prepayment Assumption................................................       S-66
Principal Balance....................................................       S-63
Principal Collections................................................       S-63
Principal Distribution Amount........................................       S-63
Qualified Substitute Mortgage Loan...................................       S-83
Rating Agencies......................................................       S-94
Recoveries...........................................................       S-63
Reference Bank Rate..................................................       S-52
Relevant Depositary..................................................       S-49
REO Loan.............................................................       S-63
Repayment Period.....................................................       S-23
RESPA................................................................       S-45
RICO.................................................................       S-45
Rules................................................................       S-49
Sale and Servicing Agreement.........................................       S-81
SEC..................................................................       S-58
Securities...........................................................       S-21
Seller...............................................................       S-43
Senior Enhancement Percentage........................................       S-63
Senior Notes.........................................................       S-21
Senior Optimal Principal Balance.....................................       S-63
Senior Principal Distribution Amount.................................       S-64
Servicer Default.....................................................       S-87
Six-Month LIBOR......................................................       S-25
Statistical Calculation Date.........................................       S-21
Step-down Date.......................................................       S-64
Step-Up Date.........................................................        S-2
Subordinate Notes....................................................       S-21
Subservicer..........................................................       S-43
Substitution Adjustment..............................................       S-82
Telerate Screen Page 3750............................................       S-52
TIA..................................................................       S-89
TILA.................................................................       S-45
Trust................................................................       S-21
Trust Agreement......................................................       S-21
Trust Estate.........................................................       S-47
Trustee Collection Account...........................................       S-84
Underwriter..........................................................       S-93
Underwriting Agreement...............................................       S-93
Variable Funding Balance.............................................       S-64
Variable Funding Notes...............................................       S-21
Variable Rate Notes..................................................       S-21
Weighted average life................................................       S-66

                                      S-96

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Irwin Home
Equity Loan Trust 2005-1, Home Equity Loan-Backed Notes, Series 2005-1 (the
"GLOBAL SECURITIES") will be available only in book-entry form. Investors in the
Global Securities may hold such Global Securities through any of DTC,
Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Offered Notes will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC
Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their Relevant
Depositary which in turn will hold such positions in their accounts as DTC
Participants.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Clearstream, Luxembourg and
Euroclear holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants (other than Morgan Guaranty Trust Company of New York ("MORGAN")
and Citibank, N.A. ("CITIBANK") as depositories for Euroclear and Clearstream,
Luxembourg, respectively) will be settled using the procedures applicable to
U.S. corporate debt obligations in same-day funds.

                                      A-I-1

     Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Transferor and Clearstream, Luxembourg or Euroclear
Participants. When Global Securities are to be transferred from the account of a
Participant (other than Morgan and Citibank as depositories for Euroclear and
Clearstream, Luxembourg, respectively) to the account of a Clearstream,
Luxembourg customer or a Euroclear Participant, the purchaser must send instructions to Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the
Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank a the case may be, to the Participant's account against delivery of the Global Securities.
After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg customers' or Euroclear
Participant's accounts. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or
Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream,
Luxembourg or Euroclear until the Global Securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg customers or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream, Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours,
Participants can employ their usual procedures for crediting Global Securities to Morgan or Citibank for the benefit of Clearstream, Luxembourg customers or
Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Clearstream, Luxembourg or Euroclear Transferor and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a
Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or
Euroclear will instruct Morgan or Citibank, as appropriate, to credit the Global
Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg Participant or
Euroclear Participant the following day, and receipt of the cash proceeds in the
Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream, Luxembourg customer or
Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in

                                      A-I-2

the Clearstream, Luxembourg customers' or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global
Securities that are non-U.S. Persons and are neither "10-percent shareholders"
of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section
881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for
United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form
W-8BEN claiming eligibility for treaty benefits. If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Securities, the owner generally must receive a properly completed Form W-8BEN or other form or statement describing status for U.S. withholding tax purposes from the owner's partners or other beneficial owners of the income with respect to the Securities and may be required to provide such forms or statements, and certain additional information, to the person through whom the owner holds the Securities.

     Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States). Such non-U.S. Persons will be subject to U.S. tax at the normal graduated rates in respect of income on the Global
Securities and, in the case of a corporation, possibly also "branch profits"
tax.

     Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined below) can obtain a complete exemption form the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a
Global Security files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). If Form W-8BEN contains a taxpayer identification number, then the form generally remains effective as long as the information on the form remains unchanged. If Form W-8BEN does not contain a taxpayer identification number, then the form will expire, and cease to be effective, not later than the end of the third calendar year following the year in which the Form W-8BEN is signed. Form W-8ECI generally remains effective until the end of the third calendar year following the calendar year in which the Form W-8ECI is signed. The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for federal income tax purposes organized in or under the laws of the United States, any state thereof or the
District of Columbia (unless, in the case of an entity treated as a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
Notwithstanding the previous sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as
United States persons

                                      A-I-3

prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      A-I-4

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                    DEPOSITOR

THE SECURITIES

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued.
In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o    mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o    closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o    home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o    installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o    mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie
          Mac or Fannie Mae; and

     o    private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o    the principal amount, interest rate and authorized denominations of each class of securities;

     o    information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

     o    information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

     o    the terms of any credit enhancement with respect to particular classes of the securities;

     o    information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o    the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o    information about any REMIC tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

                                        2

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

     There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

     If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison
Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000.
For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                        3

                                  RISK FACTORS

     You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES
OR OBTAINING YOUR DESIRED
PRICE.........................   No market will exist for the securities before
                                 they are issued. In addition, we cannot give
                                 you any assurance that a resale market will
                                 develop following the issuance and sale of any
                                 series of the securities. Even if a resale
                                 market does develop, you may not be able to
                                 sell your securities when you wish or at the
                                 price you want.

ONLY THE ASSETS OF THE RELATED
TRUST FUND ARE AVAILABLE TO
PAY YOUR SECURITIES...........   The securities of each series will be payable
                                 solely from the assets of the related trust
                                 fund, including any applicable credit
                                 enhancement, and will not have a claim against
                                 the assets of any other trust. In the case of
                                 securities that are in the form of notes, the
                                 related indenture will require that noteholders
                                 proceed only against the assets of the related
                                 trust fund. We cannot give you any assurance
                                 that the market value of the assets in any
                                 trust fund will be equal to or greater than the
                                 total principal amount of the related
                                 securities then outstanding, plus accrued
                                 interest. Moreover, if the assets of a trust
                                 fund are ever sold, the sale proceeds will be
                                 applied first to reimburse any related trustee,
                                 servicer and credit enhancement provider for
                                 their unpaid fees and expenses before any
                                 remaining amounts are distributed to
                                 securityholders.

                                 In addition, at the times specified in the
                                 related prospectus supplement, assets of the
                                 trust fund and the related security accounts
                                 may be released to the depositor, the servicer,
                                 the credit enhancement provider or other
                                 persons, if

                                      o    all payments then due on the related
                                           securities have been made, and

                                      o    any other payments specified in the
                                           related prospectus supplement have
                                           been made.

                                 Once released, such assets will no longer be
                                 available to make payments to securityholders.

                                       4

                                 You will have no recourse against the depositor
                                 or any other person if any required
                                 distribution on the securities is not made or
                                 for any other default. The only obligations of
                                 the depositor with respect to a trust fund or
                                 the related securities would result from a
                                 breach of the representations and warranties
                                 that the depositor may make concerning the
                                 trust assets. However, because of the
                                 depositor's very limited assets, even if the
                                 depositor should be required to repurchase a
                                 loan from a particular trust fund because of
                                 the breach of a representation or warranty, its
                                 sole source of funds for the repurchase would
                                 be:

                                      o    funds obtained from enforcing any
                                           similar obligation of the originator
                                           of the loan, or

                                      o    monies from any reserve fund
                                           established to pay for loan
                                           repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE
AGAINST PARTICULAR RISKS......   Although credit enhancement is intended to
                                 reduce the effect of delinquent payments or
                                 loan losses on particular classes of
                                 securities, the amount of any credit
                                 enhancement is subject to the limits described
                                 in the related prospectus supplement. In
                                 addition, the amount of credit enhancement may
                                 decline or be depleted before the related
                                 securities are paid in full. As a result,
                                 securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE
LOANS MAY ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE OF
RETURN ON, YOUR SECURITIES....   You may be unable to reinvest the principal
                                 payments on your securities at a rate of return
                                 equal to the rate on your securities. The
                                 timing of principal payments on the securities
                                 of a series will be affected by a number of
                                 factors, including the following:

                                      o    the extent of prepayments on the
                                           underlying loans in the trust fund
                                           or, if the trust fund contains
                                           underlying securities, on the loans
                                           backing the underlying securities;

                                      o    how payments of principal are
                                           allocated among the classes of
                                           securities of that series as
                                           specified in the related prospectus
                                           supplement;

                                      o    if any party has an option to
                                           terminate the related trust early,
                                           the effect of the exercise of the
                                           option;

                                        5

                                      o    the rate and timing of defaults and
                                           losses on the assets in the related
                                           trust fund;

                                      o    repurchases of assets in the related
                                           trust fund as a result of material
                                           breaches of representations and
                                           warranties made by the depositor or a
                                           seller; and

                                      o    in the case of a trust fund that
                                           contains revolving credit line loans,
                                           any provisions for non-amortization,
                                           early amortization or scheduled
                                           amortization periods described in the
                                           related prospectus supplement.

                                 All the above factors may affect the yield to
                                 maturity of the securities.

THE INTEREST ACCRUAL PERIOD
MAY REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES............   Interest payable on the securities on any given
                                 distribution date will include all interest
                                 accrued during the related interest accrual
                                 period. Each prospectus supplement will specify
                                 the interest accrual period for the related
                                 securities. If interest accrues during the
                                 calendar month before the related distribution
                                 date, your effective yield will be less than it
                                 would be if the interest accrual period ended
                                 the day before the distribution date. As a
                                 result, your effective yield at par may be less
                                 than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS
MAY INCREASE YOUR RISK OF
LOSS..........................   Certain underlying loans may not be fully
                                 amortizing over their terms to maturity and may
                                 require a substantial principal payment (a
                                 "balloon" payment) at their stated maturity.
                                 Loans of this type involve greater risk than
                                 fully amortizing loans since the borrower
                                 generally must be able to refinance the loan or
                                 sell the related property prior to the loan's
                                 maturity date. The borrower's ability to do so
                                 will depend on such factors as the level of
                                 available mortgage rates at the time of sale or
                                 refinancing, the relative strength of the local
                                 housing market, the borrower's equity in the
                                 property, the borrower's general financial
                                 condition and tax laws.

                                        6

ADJUSTABLE RATE OR INTEREST
ONLY LOANS MAY BE UNDERWRITTEN
TO LESS STRINGENT STANDARDS
THAN FIXED RATE LOANS.........   A trust fund may include adjustable rate or
                                 interest-only loans that were underwritten on
                                 the assumption that the borrowers would be able
                                 to make higher monthly payments in a relatively
                                 short period of time. In fact, however, the
                                 borrowers' income may not be sufficient to meet
                                 their loan payments as payment amounts
                                 increase, thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY
ARE RISKIER THAN SENIOR LIEN
LOANS.........................   If the mortgage or home equity loans in a trust
                                 fund are primarily in a junior lien position,
                                 any proceeds from liquidations, insurance
                                 recoveries or condemnations must be used first
                                 to satisfy the claims of the related senior
                                 lien loans (and related foreclosure expenses)
                                 before being available to satisfy the junior
                                 lien loans. In addition, a junior mortgage
                                 lender may only foreclose subject to the
                                 related senior mortgage. As a result, the
                                 junior mortgage lender must either pay the
                                 related senior mortgage lender in full, at or
                                 before the foreclosure sale, or agree to make
                                 the regular payments on the senior mortgage.
                                 The trust will not have a source of funds to
                                 satisfy any senior mortgages or to continue
                                 making payments on them. As a result, the
                                 trust's ability, as a practical matter, to
                                 foreclose on any junior mortgage loan will be
                                 quite limited.

A DECLINE IN PROPERTY VALUES
COULD REDUCE THE AMOUNT AND
DELAY THE TIMING OF RECOVERIES
ON DEFAULTED MORTGAGE LOANS...   The following factors, among others, could
                                 adversely affect property values in such a way
                                 that the outstanding balance of the related
                                 loans, together with any senior financing on
                                 the same properties, would equal or exceed
                                 those values:

                                      o    an overall decline in the residential
                                           real estate markets where the
                                           properties are located;

                                      o    failure of borrowers to maintain
                                           their properties adequately; and

                                      o    natural disasters that may not be
                                           covered by hazard insurance, such as
                                           earthquakes and floods.

                                        7

                                 If property values decline, actual rates of
                                 delinquencies, foreclosures and losses on the
                                 underlying loans could be higher than those
                                 currently experienced by the mortgage lending
                                 industry in general.

SOME MORTGAGED PROPERTIES MAY
NOT BE OWNER OCCUPIED.........   The mortgaged properties in the trust fund may
                                 not be owner occupied. Rates of delinquencies,
                                 foreclosures and losses on mortgage loans
                                 secured by non-owner occupied properties may be
                                 higher than those on mortgage loans secured by
                                 the borrower's primary residence.

HOME IMPROVEMENT CONTRACTS AND
OTHER LOANS MAY NOT HAVE
SUFFICIENT SECURITY...........   A trust fund may include home improvement
                                 contracts that are not secured by an interest
                                 in real estate or otherwise. A trust fund may
                                 also include mortgage or home equity loans with
                                 original loan-to-value ratios (or combined
                                 loan-to-value ratios in the case of junior
                                 loans) greater than 100%. In these cases, the
                                 trust fund could be treated as a general
                                 unsecured creditor for the unsecured portion of
                                 these loans.

                                 If a loan of this type goes into default, the
                                 trust fund will have recourse only against the
                                 borrower's assets generally for the unsecured
                                 portion of the loan, along with the borrower's
                                 other general unsecured creditors. In a
                                 bankruptcy proceeding, the unsecured portion of
                                 the loan may be discharged, even if the value
                                 of the borrower's assets available to the trust
                                 fund would be insufficient to pay the remaining
                                 amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS
WILL NOT BE STAMPED...........   The depositor will ensure that a UCC-1
                                 financing statement is filed that identifies as
                                 collateral the home improvement contracts
                                 included in a trust fund. However, unless the
                                 related prospectus supplement provides
                                 otherwise, the home improvement contracts
                                 themselves will not be stamped or marked to
                                 reflect their assignment to the trust fund.
                                 Thus, if as a result of negligence, fraud or
                                 otherwise, a subsequent purchaser were able to
                                 take physical possession of the contracts
                                 without notice of the assignment to the trust
                                 fund, the interests of the related
                                 securityholders in those contracts could be
                                 defeated.

                                        8

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU
WILL RECEIVE A PREPAYMENT ON
THE RELATED SECURITIES........   The related prospectus supplement may provide
                                 that the depositor or seller will deposit a
                                 specified amount in a pre-funding account on
                                 the date the securities are issued. In this
                                 case, the deposited funds may be used only to
                                 acquire additional assets for the trust during
                                 a specified period after the initial issuance
                                 of the securities. Any amounts remaining in the
                                 account at the end of that period will be
                                 distributed as a prepayment of principal to the
                                 holders of the related securities. The
                                 resulting prepayment could adversely affect the
                                 yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN
ADVERSE CLAIMS AGAINST TRUST
FUND ASSETS...................   The federal bankruptcy code and state debtor
                                 relief laws may adversely affect the ability of
                                 the trust fund, as a secured lender, to realize
                                 upon its security. For example, in a federal
                                 bankruptcy proceeding, a lender may not
                                 foreclose on mortgaged property without the
                                 bankruptcy court's permission. Similarly, the
                                 debtor may propose a rehabilitation plan, in
                                 the case of mortgaged property that is not his
                                 principal residence, that would reduce the
                                 amount of the lender's secured indebtedness to
                                 the value of the property as of the
                                 commencement of the bankruptcy. As a result,
                                 the lender would be treated as a general
                                 unsecured creditor for the reduced amount, the
                                 amount of the monthly payments due on the loan
                                 could be reduced, and the interest rate and
                                 loan payment schedule could be changed.

                                 Any such actions could result in delays in
                                 receiving payments on the loans underlying the
                                 securities and result in the reduction of total
                                 payments.

ENVIRONMENTAL RISKS MAY
ADVERSELY AFFECT TRUST FUND
ASSETS........................   Federal, state and local laws and regulations
                                 impose a wide range of requirements on
                                 activities that may affect the environment,
                                 health and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on owners or operators of residential
                                 properties such as those that secure the loans.
                                 Failure to comply with these laws and
                                 regulations can result in fines and penalties
                                 that could be assessed against the trust fund
                                 as owner of the related property.

                                        9

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage. Further, a mortgage lender
                                 may be held liable as an "owner" or "operator"
                                 for costs associated with the release of
                                 petroleum from an underground storage tank
                                 under certain circumstances. If the trust fund
                                 is considered the owner or operator of a
                                 property, it will suffer losses as a result of
                                 any liability imposed for environmental hazards
                                 on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND
ASSETS........................   The loans and contracts in each trust fund also
                                 may be subject to federal laws relating to loan
                                 origination and underwriting. These laws

                                      o    require certain disclosures to the
                                           borrowers regarding the terms of the
                                           loans;

                                      o    prohibit discrimination on the basis
                                           of age, race, color, sex, religion,
                                           marital status, national origin,
                                           receipt of public assistance or the
                                           exercise of any right under the
                                           consumer credit protection act, in
                                           the extension of credit;

                                      o    regulate the use and reporting of
                                           information related to the borrower's
                                           credit experience; and

                                      o    require additional application
                                           disclosures, limit changes that may
                                           be made to the loan documents without
                                           the borrower's consent and restrict a
                                           lender's ability to declare a default
                                           or to suspend or reduce a borrower's
                                           credit limit to certain enumerated
                                           events.

                                 Loans may also be subject to federal, state or
                                 local laws that impose additional disclosure
                                 requirements and other restrictions on
                                 creditors with respect to mortgage loans with
                                 high interest rates or high up-front fees and
                                 charges. These laws can impose specific
                                 liabilities upon creditors that fail to comply
                                 and may affect the enforceability of the
                                 related loans. In addition, the trust fund, as
                                 assignee of the creditor, would generally be
                                 subject to all claims and defenses that the
                                 borrower could assert against the creditor,
                                 including the right to rescind the loan.

                                 Home improvement contracts may be subject to
                                 federal or state laws that protect the borrower
                                 from defective or incomplete work by a
                                 contractor. These laws permit the borrower to
                                 withhold payment if the work does not meet the

                                       10

                                 quality and durability standards agreed to
                                 between the borrower and the contractor. These
                                 laws have the effect of subjecting the trust
                                 fund, as assignee of the creditor, to all
                                 claims and defenses which the borrower in a
                                 sale transaction could assert against the
                                 seller of defective goods.

                                 If certain provisions of these laws are
                                 violated, the servicer may be unable to collect
                                 all or part of the principal or interest on the
                                 loans. The trust fund also could be subject to
                                 damages and administrative enforcement.

SUBORDINATE SECURITIES ARE
SUBJECT TO ADDITIONAL RISK....   If you invest in any class of subordinate
                                 securities, your rights as an investor to
                                 receive payments otherwise due you will be
                                 subordinate to the rights of the servicer and
                                 the holders of the related senior securities.
                                 As a result, before investing in any
                                 subordinate securities, you must be prepared to
                                 bear the risk that payments on your securities
                                 may be delayed and that you might not recover
                                 all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY
BE INSUFFICIENT TO PROTECT
AGAINST PARTICULAR RISKS......   As described under "Credit
                                 Enhancement--Financial Instruments" in this
                                 prospectus, a trust fund may include financial
                                 instruments to protect against certain risks or
                                 to provide certain cash flow characteristics
                                 for particular classes of the securities of a
                                 series. If you invest in one of these classes
                                 and the issuer of the financial instruments
                                 fails to perform its obligations, the yield to
                                 maturity, market price and liquidity of your
                                 securities could be materially adversely
                                 affected. In addition, if the issuer of the
                                 related financial instruments experiences a
                                 credit rating downgrade, the market price and
                                 liquidity of your securities could be reduced.
                                 Finally, if the financial instruments are
                                 intended to provide an approximate or partial
                                 hedge for certain risks or cashflow
                                 characteristics, the yield to maturity, market
                                 price and liquidity of your securities could be
                                 adversely affected to the extent that the
                                 financial instrument does not provide a perfect
                                 hedge.

REMIC RESIDUAL SECURITIES ARE
SUBJECT TO ADDITIONAL RISK....   If you invest in any class of securities that
                                 represent the "residual interest" in a real
                                 estate mortgage investment conduit (REMIC), you
                                 will be required to report as ordinary

                                       11

                                 income your pro rata share of the REMIC's
                                 taxable income, whether or not you actually
                                 received any cash. Thus, as the holder of a
                                 REMIC residual interest security, you could
                                 have taxable income and tax liabilities in a
                                 year that are in excess of your ability to
                                 deduct servicing fees and any other REMIC
                                 expenses. In addition, because of their special
                                 tax treatment, your after-tax yield on a REMIC
                                 residual interest security may be significantly
                                 less than that of a corporate bond with similar
                                 cash-flow characteristics and pre-tax yield.
                                 Transfers of REMIC residual interest securities
                                 are also restricted.

BOOK-ENTRY REGISTRATION MAY
LIMIT YOUR ABILITY TO SELL
SECURITIES AND DELAY YOUR
RECEIPT OF PAYMENTS...........   Limit on Liquidity of Securities. Securities
                                 issued in book-entry form may have only limited
                                 liquidity in the resale market, since investors
                                 may be unwilling to purchase securities for
                                 which they cannot obtain physical instruments.

                                 Limit on Ability to Transfer or Pledge.
                                 Transactions in book-entry securities can be
                                 effected only through The Depository Trust
                                 Company (DTC), its participating organizations,
                                 its indirect participants and certain banks. As
                                 a result, your ability to transfer or pledge
                                 securities issued in book-entry form may be
                                 limited.

                                 Delays in Distributions. You may experience
                                 some delay in the receipt of distributions on
                                 book-entry securities since the distributions
                                 will be forwarded by the trustee to DTC for DTC
                                 to credit to the accounts of its participants.
                                 In turn, these participants will credit the
                                 distributions to your account either directly
                                 or indirectly through indirect participants.

RATINGS OF THE SECURITIES DO
NOT ADDRESS ALL INVESTMENT
RISKS AND MUST BE VIEWED
WITH CAUTION..................   Any class of securities issued under this
                                 prospectus and the accompanying prospectus
                                 supplement will be rated in one of the four
                                 highest rating categories of a nationally
                                 recognized rating agency. A rating is based on
                                 the adequacy of the value of the trust fund
                                 assets and any credit enhancement for that
                                 class and reflects the rating agency's
                                 assessment of the likelihood that holders of
                                 the class of securities will receive the
                                 payments to which they are entitled. A rating
                                 is not an assessment of the likelihood that
                                 principal prepayments on the underlying loans
                                 will be made, the degree to which the rate of
                                 prepayments might differ from that originally

                                       12

                                 anticipated or the likelihood of an early
                                 termination of the securities. You should not
                                 view a rating as a recommendation to purchase,
                                 hold or sell securities because it does not
                                 address the market price or suitability of the
                                 securities for any particular investor.

                                 There is no assurance that any rating will
                                 remain in effect for any given period or that
                                 the rating agency will not lower or withdraw
                                 the rating in the future. The rating agency
                                 could lower or withdraw its rating due to:

                                      o    any decrease in the adequacy of the
                                           value of the trust fund assets or any
                                           related credit enhancement, or

                                      o    an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider.

                                       13

                          DESCRIPTION OF THE SECURITIES

GENERAL

     Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

     Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

     Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

     The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

     Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement.
Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

                                       14

     Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register.
However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

     Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

     o    all payments with respect to the primary assets for that series (see,
          "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

     o    amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

     o    amounts available pursuant to any other credit enhancement for the series.

     If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See
"The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

     The primary assets of each trust fund may include one or more pools of the following:

     o    Residential Loans,

     o    Home Equity Loans,

     o    Home Improvement Contracts,

     o    Manufactured Housing Contracts,

                                       15

     o    Agency Securities, and

     o    Private Label Securities.

     When we use the term "loans" in this prospectus, we include Residential
Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing
Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

     Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

     In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again.
Each exchangeable security issued by an exchangeable securities trust

                                       16

fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

     In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal
Matters" apply to exchangeable securities as well as securities.

     Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

          o    The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable
               securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

          o    The aggregate amount of annual interest (rounded to whole
               dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

          o    Such classes must be exchanged in the applicable exchange
               proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable)
               of such classes.

     Within any particular series, more than one type of combination may exist.
For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.
Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.
Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable

                                       17

securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

     Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                                           MAXIMUM
         ORIGINAL                          ORIGINAL
         PRINCIPAL    INTEREST            PRINCIPAL
CLASS      AMOUNT       RATES    CLASS      AMOUNT     INTEREST RATE
-----   -----------   --------   -----   -----------   -------------
ES-1    $20,000,000      10%      ES-2   $40,000,000         5%
ES-P*   $20,000,000       0%

----------
*    Class ES-P is a principal only class and will receive no interest.

     The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                            MAXIMUM
         ORIGINAL                           ORIGINAL
         PRINCIPAL    INTEREST             PRINCIPAL
CLASS     AMOUNT        RATES     CLASS      AMOUNT     INTEREST RATE
-----   ----------   ----------   -----   -----------   -------------
                      LIBOR+
ES-3    $9,333,330     0.75%       ES-5   $11,333,330         7%

                     36.16666 -
                      (LIBOR X
ES-4*   $2,000,000    4.666667)

     In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                       18

         ORIGINAL
         PRINCIPAL    INTEREST                MAXIMUM ORIGINAL       INTEREST
CLASS      AMOUNT       RATES     CLASS       PRINCIPAL AMOUNT         RATE
-----   -----------   --------   ------   ------------------------   --------
ES-5    $20,000,000      10%     ES-P*    $20,000,000
                                 EX-X**   20,000,000 (notional)***      10%
----------
*    Class ES-P is a principal only class and will receive no interest.

**   Class ES-X is an interest only class and will receive no principal.

***  Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

     In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                                            MAXIMUM
         ORIGINAL                           ORIGINAL
         PRINCIPAL    INTEREST             PRINCIPAL    INTEREST
CLASS      AMOUNT       RATES     CLASS      AMOUNT       RATE
-----   -----------   --------   ------   -----------   --------
ES-6    $20,000,000     7.00%    ES-X*    $20,000,000     7.00%
                                 ES-7      20,000,000     6.00
                                 ES-8      20,000,000     6.25
                                 ES-9      20,000,000     6.50
                                 ES-10     20,000,000     6.75
                                 ES-11     19,310,344     7.25
                                 ES-12     18,666,666     7.50
                                 ES-13     18,064,516     7.75
                                 ES-14     17,500,000     8.00
                                 ES-P**    20,000,000     0.00
----------
*    Class ES-X is an interest only class and will receive no principal.

**   Class ES-P is a principal only class and will receive no interest.

     The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of

                                       19

annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged.
For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the
Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest
(rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334
(calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

     Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the
Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class
ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the
Class ES-X exchangeable securities ($100,000) by the interest rate applicable to
Class ES-X exchangeable securities (7.00%) to determine the notional amount
($1,428,571).

     Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class
ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000)
is divided by the interest rate on the Class ES-14 exchangeable securities
(8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000
(calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

     The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different

                                       20

principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

     At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

     Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date.
Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

     An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its

                                       21

current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

     The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

     The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.
Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

     On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

                                       22

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

     Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See
"--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement.
Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the

                                       23

prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation"
under Section 860F of the Internal Revenue Code of 1986, as amended, or the
Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label
Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as
applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as
applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no

                                       24

assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

     The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.
In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

     o    the primary assets of the trust fund;

     o    amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

     o    any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

                                       25

     o    REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     o    the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund.
Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

     If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

     o    to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

     o    to issue the related securities,

     o    to make payments and distributions on the securities, and

     o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to
the extent the related prospectus supplement specifies.

                                       26

THE LOANS

     General. Loans in each trust fund may consist of Residential Loans, Home
Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If
specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either
"conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.
In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o    Interest may be payable at

          -    a fixed rate,

          -    a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

          -    a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

          -    a rate that otherwise varies from time to time, or

          -    a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.
     Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o    Principal may be

          -    payable on a level debt service basis to fully amortize the loan over its term,

                                       27

          -    calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

          -    nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may

          -    be fixed for the life of the loan,

          -    increase over a specified period of time or

          -    change from period to period.

     Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement
Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In

                                       28

the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement.
The properties may be located in any one of the fifty states, the District of
Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

                                       29

     The rate of prepayment on Home Equity Loans cannot be predicted. Home
Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity
Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a
"due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the
Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

     Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

     o    A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     o    A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

     o    A borrower may fail to make the required periodic payment.

     o    Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years
(unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling

                                       30

units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

     o    a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

     o    a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or

                                       31

more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

     Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

     The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

     The loans will be either conventional contracts or contracts insured by the
Federal Housing Administration (FHA) or partially guaranteed by the Veterans
Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and
are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by

                                       32

certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

                                       33

     With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

     The amount payable under a VA guaranty will be the percentage of the
VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid principal balance of the loans;

     o    the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     o    the range and average principal balance of the loans;

     o    the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated
          maturity, if applicable;

     o    the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o    the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

     o    any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     o    the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

     o    the geographic distribution of any mortgaged properties securing the loans;

     o    for loans that are secured by single family properties, the percentage
          (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

                                       34

     o    the lien priority of the loans;

     o    the delinquency status and year of origination of the loans;

     o    whether the loans are closed-end loans and/or revolving credit line loans; and

     o    in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

     The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the
Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of
Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

     o    pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

     o    collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

     The Private Label Securities will previously have been

     o    offered and distributed to the public pursuant to an effective registration statement, or

     o    purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the
          Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

     Although individual underlying loans may be insured or guaranteed by the
United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

     The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by

                                       35

the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

     The issuer of Private Label Securities will be

     o    a financial institution or other entity engaged generally in the business of lending,

     o    a public agency or instrumentality of a state, local or federal government, or

     o    a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

     If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

     Distributions of principal and interest will be made on the Private Label
Securities on the dates specified in the related prospectus supplement. The
Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

     Additional Information. If the primary assets of a trust fund include
Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o    the total approximate principal amount and type of the Private Label
          Securities to be included in the trust fund,

                                       36

     o    the maximum original term to stated maturity of the Private Label
          Securities,

     o    the weighted average term to stated maturity of the Private Label
          Securities,

     o    the pass-through or certificate rate or range of rates of the Private
          Label Securities,

     o    the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

     o    certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

     o    the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the
          Private Label Securities, and

     o    the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

     o    the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

     o    the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

     o    the servicing fee or range of servicing fees with respect to the underlying loans,

     o    the minimum and maximum stated maturities of the underlying loans at origination,

     o    the lien priority of the underlying loans, and

     o    the delinquency status and year of origination of the underlying loans.

     The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a
Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

     Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a
wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the
National Housing Act

                                       37

of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

     Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the
National Housing Act, Ginnie Mae may, under Section 306(d) of the National
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder

                                       38

of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the
GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie
Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a
Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans

                                       39

are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a
federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by
Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans,

     o    fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

     o    adjustable rate conventional mortgage loans, or

     o    adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing

                                       40

option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie
Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a
Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

                                       41

     Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a
shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans.
Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either
Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's
Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of
Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking

                                       42

actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home loan Bank and do not constitute debts or obligations of the United
States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the
Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie
Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie
Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group

                                       43

formed under the Guarantor Program with certificate numbers beginning with
18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac,
Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by
Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae,
Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

     o    the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

     o    all amounts received with respect to the primary assets of the related trust fund, and

                                       44

     o    unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the
REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See
"Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA
Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

     If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

                                       45

     o    the sum of

               o    the amount of interest accrued on the securities of the
                    series, and

               o    if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

     o    the amount of interest available from the primary assets in the trust fund.

     Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

     If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also

                                       46

include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o    maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current
Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

                                       47

     o    the cost of repair or replacement of the property, and

     o    upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

     If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount.
Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

                                       48

RESERVE FUNDS

     If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

     o    the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

     o    the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

                                       49

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the loans and Private Label
          Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments if any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities
Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                                       50

                               SERVICING OF LOANS

GENERAL

     Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

     o    waive any assumption fee, late payment charge, or other charge in connection with a loan, and

     o    to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

     If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

     o    an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

                                       51

     o    an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

     o    all payments in respect of principal, including prepayments, on the primary assets;

     o    all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

     o    all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

     o    all Insurance Proceeds;

     o    all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

     o    all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

     o    all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

     Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

                                       52

     o    to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and
          Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

     o    to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance
          Proceeds;

     o    to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that
          Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

     o    in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

     o    to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

     o    to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     o    to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

     o    to clear and terminate the collection account pursuant to the related agreement.

                                       53

     In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or
Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain
(or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

                                       54

     The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to
90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

     o    the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

     o    such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

     o    the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

     o    the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

     Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

                                       55

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

     o    the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

     o    its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the
REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale"
clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

                                       56

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

     Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

     When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation
Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders.
In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds,
Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

     Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

                                       57

EVIDENCE AS TO COMPLIANCE

     If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of
Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

     Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

     o    services similar loans in the ordinary course of its business;

     o    is reasonably satisfactory to the trustee;

     o    has a net worth of not less than the amount specified in the prospectus supplement;

     o    would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

     o    executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition

                                       58

          required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement.
Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

                                       59

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date
(except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated
thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

     If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

     Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement
Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement
Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement
Contracts without notice of the assignment, the interest of holders in the Home
Improvement Contracts could be defeated. See "Material Legal Aspects of the
Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in
this prospectus.

                                       60

     Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured
Housing Contracts."

     Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

     o    the original principal amount,

     o    its unpaid principal balance as of the cut-off date,

     o    the current interest rate,

     o    the current scheduled payment of principal and interest,

     o    the maturity date, if any, of the related note, and

     o    if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

     Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label
Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private
Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

     o    the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

                                       61

     o    immediately prior to the conveyance of the Agency or Private Label
          Securities, the depositor had good title and was the sole owner of the
          Agency or Private Label Securities (subject to any retained interest),

     o    there has been no other sale of the Agency or Private Label
          Securities, and

     o    there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless
otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee
(or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than
90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

     o    the lesser of

               o    the principal balance of the primary asset, and

               o    the trust fund's federal income tax basis in the primary
                    asset;

plus

     o    accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets.
If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

                                       62

     o    it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

     o    it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

     o    it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

     o    it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

     o    if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

     Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

     The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

     No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

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REPORTS TO HOLDERS

     The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

     o    the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

     o    the amount of interest distributed to holders of the related securities and the current interest on the securities;

     o    the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

     o    the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

     o    the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

     o    the amount of any delinquencies with respect to payments on the related primary assets;

     o    the book value of any REO property acquired by the related trust fund;
          and

     o    other information specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

     o    the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

     o    the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

                                       64

     Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

     If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

     o    any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

     o    any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable

                                       65

servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

     Indenture. Unless otherwise specified in the related prospectus supplement,
"events of default" under the indenture for each series of notes include:

     o    a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

     o    failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o    any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

     o    any other event of default specified with respect to notes of that series.

                                       66

     If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

     If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

     o    the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

     o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

     o    the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case.
However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

     Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

                                       67

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement.
Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

     No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

     Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction

                                       68

of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

     o    if the trustee ceases to be eligible to continue as such under the related agreement, or

     o    if the trustee becomes insolvent, or

     o    the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

     o    to cure any ambiguity,

     o    to correct any defective provisions or to correct or supplement any provision in the agreement,

     o    to add to the duties of the depositor, the applicable trustee or the servicer,

     o    to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

     o    to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

     o    to comply with any requirements imposed by the Code.

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In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

     Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3%
of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

     o    reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

     o    reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

     The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

     If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

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REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or
Termination" in this prospectus.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

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MORTGAGES

     The Residential Loans and Home Equity Loans for a series will, and the Home
Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to
Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.
It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the

                                       72

borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the

                                       73

borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.
These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs.
Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal
Comprehensive Environmental Response, Compensation and Liability Act (CERCLA),
contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility.
The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management"
of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

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     A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia
Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency,
15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom.
Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress enacted the Asset Conservation, Limited
Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

     o    exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

     o    exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b)
          overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be
"participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator,"
even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

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     ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home
Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.
In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

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     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.
Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.
The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

                                       77

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief
Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal
Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures
Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions
Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i)
originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from

                                       79

temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after
March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

     Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

     General

     The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.
Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home
Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days'
notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

                                       81

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes

     The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.
The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the
UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the

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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured
Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed

                                       83

of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

     The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited.
The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated
upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

     o    are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service,
          and

     o    may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

     o    may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military

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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

     The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The
Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

     o    to purchase the primary assets of the related trust fund,

     o    to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

                                       85

     o    to establish any reserve funds described in the related prospectus supplement, and

     o    to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

     If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

     The federal income tax consequences to securityholders will vary depending on whether:

     o    the securities of a series are classified as indebtedness;

     o    an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

     o    the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

     o    an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

                                       86

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

     Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a
REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

     o    securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

     o    securities held by a real estate investment trust will constitute
          "real estate assets" within the meaning of Section 856(c)(4)(A) of the
          Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are
REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

     Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections
1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

     In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general,
OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

                                       87

     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

     The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest"
payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated
interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt

                                       88

security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See
"--Election to Treat All Interest as Original Issue Discount" below.

     In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

     o    the interest is unconditionally payable at least annually,

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury
issues guidance to the contrary, the trustee intends to base its computation of
OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual

                                       89

period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

     Certain classes of the debt securities may be "pay-through securities,"
which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument.
The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

     o    sum of

               (a)  the present value of all payments remaining to be made on the pay-through security as of the close of the accrual
                    period and

               (b)  the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

     o    the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

     o    the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

     o    events that have occurred before the end of the accrual period and

     o    the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of
OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

                                       90

     The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

     Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.
However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under
"--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated
principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax
Status as a Grantor Trust--Discount or Premium on Pass-Through Securities"
below.

                                       91

     Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities.
Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

     o    on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

     o    in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security
(or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

                                       92

item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the
Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April
4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a
REMIC election is made with respect to a series of securities:

     o    securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)

                                       93

          of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section
          7701(a)(19)(C) of the Code); and

     o    securities held by a real estate investment trust will constitute
          "real estate assets" within the meaning of Section 856(c)(4)(A) of the
          Code, and income with respect to the securities will be considered
          "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B)
          of the Code (assuming, for both purposes, that at least 95% of the
          REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class
REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

     o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

     o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

                                       94

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC.
Qualification as a REMIC requires ongoing compliance with certain conditions.
Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a
REMIC as described below under "--Taxation of Owners of Residual Interest
Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o    the gross income produced by the REMIC's assets, including stated
          interest and any OID or market discount on loans and other assets, and

     o    deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2%
of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through

                                       95

securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. A REMIC will be subject to a
100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o    subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o    subject to a limited exception, the sale or other disposition of a cash flow investment;

     o    the receipt of any income from assets not permitted to be held by the
          REMIC pursuant to the Code; or

     o    the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC.
However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the
REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the

                                       96

holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

     The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

     Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain
(treated as gain from the sale of the residual interest security) to the extent of the excess.

     Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC

                                       97

that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small
Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

     o    First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

     o    Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

     o    Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

     o    REMIC taxable income for the quarterly period allocable to a residual interest security,

over

                                       98

     o    the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

     Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and
Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign
Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in
"Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or

                                       99

collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii)
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

     (a)  the "formula test":

          the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

          (1)  the present value of any consideration given to the transferee to acquire the residual interest;

          (2)  the present value of the expected future distributions on the residual interest; and

          (3)  the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

     (b)  the "asset test":

          (1)  at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other

                                      100

               asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

          (2)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes
               associated with ownership of the residual interest will not be paid by the transferee; and

          (3)  a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of
REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

     Final regulations addressing the federal income tax treatment of
"inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

     (i)  in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

                                      101

     (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related prospectus supplement, if a
REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as
"pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

     This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

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     Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments)
is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above.
OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after
July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market
Discount" and "--Premium" above.

     In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan.
Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the
OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such

                                      103

stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5,
1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

     The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the
IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan

                                      104

is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

     In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

     Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

     o    in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o    the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

     o    each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

     o    "real estate assets" within the meaning of section 856(c)(4)(A) of the
          Code; and

     o    "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

                                      105

SALE OR EXCHANGE

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated
interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

     o    the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

over

     o    the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

     o    fails to furnish the applicable trustee with its taxpayer
          identification number;

     o    furnishes the applicable trustee with an incorrect taxpayer identification number;

     o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

                                      106

     o    under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

     Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

     The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C)
of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property"
within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below).
ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

     An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the
ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

                                      107

     The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above.
Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

     A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

     If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such
Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.
The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

                                      108

described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

     If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the
Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the
Exchanged ES Class between the part of such class underlying the Received ES
Class that was sold and the part of the Exchanged ES Class underlying the
Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES
Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

     An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

     A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC
Certificates."

Backup Withholding

     A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup
Withholding."

Reporting and Administrative Matters

     Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest
(including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

     o    the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

     o    the recipient is a controlled foreign corporation to which the issuer is a related person.

     For interest to qualify for the portfolio interest exemption from U.S.
withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form
W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S.
withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before
July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as
"portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

                                      110

30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

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     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the
OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See
"Taxation of Debt Securities--Election to Treat All Interest as Original Issue
Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note
(other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,

                                      112

except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered
"portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

     o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

     o    provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form
W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a
Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S.
trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S.
federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

                                      113

will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "--
Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income,"
income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

                                      114

     Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans.
The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

     If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

                                      115

     Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a
12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the

                                      116

selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

     o    the name, address and taxpayer identification number of the nominee;
          and

     o    as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not
required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership

                                       117

were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered
"portfolio interest." As a result, certificateholders will be subject to U.S.
federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

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                                PENALTY AVOIDANCE

     The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

     Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear
Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee
Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

     ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and

                                      119

arrangements as "Plans." Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law.
Any such plan that is qualified and exempt from taxation under sections 401(a)
and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan.
Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

     Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed
Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties
(or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

                                      120

     o    has investment or administrative discretion with respect to such Plan assets;

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the
          Plan; or

     o    is an employer maintaining or contributing to such Plan.

     In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

     o    Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

     o    PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

     o    PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

     o    PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

     o    PTCE 96-23, which exempts certain transactions effected on behalf of a
          Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit

                                      121

plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account)
acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a
Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg.
21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41,
67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

     The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     o    The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

     o    The rights and interests evidenced by the securities acquired by the
          Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a
          "designated transaction" (as defined below).

     o    The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard &
          Poor's, a division of The McGraw-Hill Companies, Inc.

     o    The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the

                                      122

          aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

     o    The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans;
          and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers'
          services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

     o    The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of
          1933, as amended.

     For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

     The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an
"eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii)
the portion of the principal balance of such class represented by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid

                                       123

and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and
Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

                                       124

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

     o    the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

     o    the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B)
          of ERISA);

     o    in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

     o    a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     o    The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

                                       125

     o    All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

     o    The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

     o    Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

     o    In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

     1.   the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

     2.   an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

     o    The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

     o    Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     o    The related prospectus or prospectus supplement must describe:

     1.   any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

     2.   the duration of the period of pre-funding;

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     3.   the percentage and/or dollar amount of the funding limit for the trust; and

     4.   that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

     o    The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

     In general, neither PTCE 83-1, which exempts certain transactions involving
Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

     o    the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

     o    the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

     o    the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Exchangeable Securities

     With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with

                                       127

respect to such Plan are involved in the transaction. However, one or more
Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

     The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a registration statement under the
Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450
Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act
of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

                                       128

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

     Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement.
These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund

                                       129

and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended.
Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the
By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co.
is an affiliate of the depositor.

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                                GLOSSARY OF TERMS

     Agency Securities. Mortgage-backed securities issued or guaranteed by
Ginnie Mae, Fannie Mae or Freddie Mac.

     Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

     o    the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment
          Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

     o    the then outstanding principal balance of the primary assets.

     Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

     Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

     Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

     Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

     Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

     Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes

                                       131

or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

     OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of
1986, as amended, and the Treasury regulations issued thereunder on February 2,
1994 and amended on June 11, 1996.

     Private Label Securities. Private mortgage-backed securities, other than
Agency Securities, backed or secured by underlying loans that may be Residential
Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing
Contracts.

     Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

     U.S. Person: Any of the following:

     o    a citizen or resident of the United States;

     o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
          organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

     o    an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the
          United States; or

     o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
          U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as
U.S. Persons will also be treated as U.S. Persons.

                                       132

                                  $351,045,000
                                  (APPROXIMATE)

                         HOME EQUITY LOAN-BACKED NOTES,
                                  SERIES 2005-1

                       IRWIN HOME EQUITY LOAN TRUST 2005-1
                                     ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

                       IRWIN UNION BANK AND TRUST COMPANY
                         ORIGINATOR AND MASTER SERVICER

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                            BEAR, STEARNS & CO. INC.

                                   ----------

                                  JUNE 24, 2005

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any State or jurisdiction in which, or to any person to whom, such offer would be unlawful.
The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.